As filed with the Securities and Exchange Commission on January 17, 2006

Registration No. 333-126934

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado	1311	33-0502730
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(281) 556-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manuel Pablo Zúñiga-Pflücker

President and CEO

580 Westlake Park Blvd., Suite 525

Houston, Texas 77079

(281) 556-6200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark W. Coffin

Adams and Reese, LLP

4400 One Houston Center

1221 McKinney Street

Houston, Texas 77010

(713) 652-5151

Approximate date of commencement of proposed offering to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share	11,466,000	$5.07	(1)	$58,132,620	$6,842.24	(2)

(1)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act of 1933, as amended and based on the average of the high and low sales prices of our common stock reported on the OTC Bulletin Board on July 22, 2005.

(2)                                  Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated                         , 2006

PROSPECTUS

BPZ ENERGY, INC.

580 Westlake Park Boulevard, Suite 525

Houston, Texas 77079

(281) 556-6200

11,466,000 Shares of Common Stock

We are registering 11,466,000 shares of our common stock, all of which are being offered by the shareholders listed under the heading “Selling Security Holders.”  We will not receive any of the proceeds from the sales of the shares of common stock by the selling shareholders.  The selling shareholders may sell their shares at prevailing market prices or privately negotiated prices.  Our common stock trades under the symbol “BPZI”.  Prior to December 27, 2005, our stock was traded on the OTC Bulletin Board, but as a result of delays in filing our Form 10-Q for the quarter ended September 30, 2005, it is currently quoted on the Pink Sheets.  We believe we currently meet the requirements for reinstatement of trading on the OTC Bulletin Board.  However, such reinstatement must be initiated by a market maker and is subject to approval by the OTC Compliance Unit of NASD Regulation, Inc.  Accordingly, we cannot provide any assurance as to when or if we will resume trading on the OTC Bulletin Board.

There are certain risks involved with the ownership of our common stock, including risks related to our new business and the market for our common stock. (See “Risk Factors” contained in this prospectus)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2006

Table of Contents

PART I—INFORMATION REQUIRED IN PROSPECTUS
Prospectus Summary
Risk Factors
Use of Proceeds
Forward-Looking Statements
Business and Properties
Management’s Discussion and Analysis and Plan Of Operation
Legal Proceedings
Directors and Executive Officers
Security Ownership of Certain Beneficial Owners and Management
Certain Relationships and Related Transactions
Executive Compensation
Plan of Distribution
Selling Security Holders
Description of Our Stock
Market For Common Stock and Related Shareholder Matters
Legal Matters
Experts
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure
Securities and Exchange Commission Position on Certain Indemnification
Where You Can Find More Information
Financial Information
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Indemnification of Directors and Officers
Other Expenses of Issuance and Distribution
Recent Sales of Unregistered Securities
Exhibits
Undertakings
Signatures

i

PROSPECTUS SUMMARY

This is only a summary and does not contain all the information that may be important to you. You should read the more detailed information, including but not limited to, the risk factors contained in this prospectus. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “BPZ” and “the Company” refer to BPZ Energy, Inc., a Colorado corporation, and our subsidiaries after the merger effective September 10, 2004. References to “Navidec” refer to Navidec, Inc. prior to the merger. “BPZ-Texas” refers to BPZ Energy, Inc., a Texas corporation and wholly owned subsidiary of the Company.

About Us

BPZ Energy, Inc., a Colorado corporation was incorporated in 1993.  Based in Houston, Texas, we are a development stage company with properties in northwest Peru and southwest Ecuador. We are focused on the development and production of oil and natural gas and the complementary development of gas-fired power generation.

On September 10, 2004, BPZ Energy, Inc., a Texas corporation engaged in international oil and gas exploration and production (“BPZ-Texas”), consummated a reverse merger with Navidec whereby BPZ-Texas became a wholly owned subsidiary of Navidec (the “Merger”). For accounting purposes, BPZ-Texas was treated as the acquiring entity. See “Business and Properties—Navidec Merger Transaction” and Note 2 to the December 31, 2004 and 2003 Consolidated Financial Statements, both included in this filing, for detailed discussion regarding the Merger. On February 4, 2005, the Company changed its name to “BPZ Energy, Inc.” Although the Company’s name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

The Merger required the transfer of all of the pre-merger business assets and liabilities of Navidec to its wholly owned subsidiary, Navidec Financial Services, Inc. (“NFS”), and the spin-off of NFS to the shareholders of record of Navidec as of September 9, 2004, the date prior to the Merger.  Upon consummation of the Merger, we became contractually and irrevocably bound to the spin-off of NFS to such pre-Merger shareholders.  All legal requirements for the spin-off of NFS have been completed except for registration of the spin-off with the Securities and Exchange Commission and the final distribution of NFS common shares to the pre-merger shareholders of the Company.  Pending such final distribution of NFS common shares, we remain the nominal owner of those shares, which are being held for the benefit of the spin-off shareholders.  We account for our nominal investment in NFS under the equity method, as discussed in Note 6 to the December 31, 2004 and 2003 Consolidated Financial Statements.  We are continuing to assist the management of NFS, as requested, in its efforts to consummate the spin-off of NFS, but we have no control over the registration process of NFS and cannot predict when the management of NFS will be able to complete the final distribution of NFS common shares.

We maintain an office and a registered branch in Peru.  Currently, we have exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.7 million acres in northwest Peru.  Our license contracts cover 100% ownership of both Block Z-1, which was signed in November 2001 and Block XIX, which was signed in December 2003. Our license contracts provide for an initial exploration period of seven to ten years and require that we conduct specified activities on the properties during this period.  The total contract term can extend up to 30 years for oil development and production and 40 years for gas development and production.  In December 2003, we entered into a Technical Evaluation Agreement for Area VI.  This agreement gave us the right to conduct a technical evaluation of the area over a 24-month period and the exclusive right to enter into a license contract if the evaluation indicated the potential for successful operations.  We recently initiated negotiations to obtain a license contract for Area VI.

We also own a 10% non-operated working interest in a producing oil and gas property located in the southwest region of Ecuador (the “Santa Elena Property”).  The license agreement covering the property extends through May 2016.

We are in the development stage and to date our activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties. We have not drilled any wells or recognized any revenues from operations and we do not anticipate generating significant revenues from our properties prior to late 2006 or early 2007.

Capital Structure

Shares of common stock authorized: 250,000,000

Shares of common stock outstanding prior to this offering: 39,879,529 as of December 31, 2005

Shares of preferred stock authorized: 25,000,000

No shares of preferred stock are outstanding.

The Offering

All of the shares are being offered by selling shareholders. The selling shareholders currently own 11,685,464 shares of common stock, of which 11,466,000 are being registered for resale hereby. The selling shareholders may sell their shares at prevailing market prices or privately negotiated prices.  Our common stock trades under the symbol “BPZI”.  Prior to December 27, 2005, our stock was traded on the OTC Bulletin Board, but as a result of delays in filing our Form 10-Q for the quarter ended September 30, 2005, it is currently quoted on the Pink Sheets.  We believe we currently meet the requirements for reinstatement of trading on the OTC Bulletin Board. However, such reinstatement must be initiated by a market maker and is subject to approval by the OTC Compliance Unit of NASD Regulation, Inc.  Accordingly, we cannot provide any assurance as to when or if we will resume trading on the OTC Bulletin Board.

Summary Financial Information

The following tables set forth summary financial information and other equity information about us. You should read this summary information in conjunction with “Business and Properties,” and “Management’s Discussion and Analysis and Plan of Operation” which include discussions of factors materially affecting the comparability of the information presented, and in conjunction with our financial statements included elsewhere in this prospectus.

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004	Fiscal Year Ended December 31, 2004	Fiscal Year Ended December 31, 2003	Fiscal Year Ended December 31, 2002
	(Unaudited)	(Unaudited)	(Audited)	(Audited)	(Audited)
		(Restated)	(Restated)
Statement of Operations Data
Net loss	$(5,337,325)	$(9,427,916)	$(10,652,671)	$(94,622)	$(158,115)
Basic and diluted net loss per share	$(0.23)	$(1.56)	$(1.24)	$(0.02)	$(0.04)
Weighted average common shares outstanding	22,737,131	6,043,747	8,558,528	4,103,454	4,103,454

	September 30, 2005	December 31, 2004	December 31, 2003	December 31, 2002
	(Unaudited)	(Audited)	(Audited)	(Audited)
		(Restated)
Balance Sheet Data
Cash and cash equivalents	$30,705,912	$4,014,191	$8,156	$21,962
Total assets	37,978,075	6,291,606	415,226	26,142
Total liabilities	404,643	574,941	780,125	296,419
Stockholders’ equity (deficit)	37,573,432	5,716,665	(364,899)	(270,277)

As discussed in Note 3 to the Consolidated Financial Statements, the summary financial statement information for the nine months ended September 30, 2004 and the year ended December 31, 2004 has been restated to reflect the Company’s nominal ownership interest in NFS using the equity method of accounting and certain other transactions.

RISK FACTORS

The purchase of our common stock is a substantial transaction involving a high degree of risk. Prior to making an investment decision, you should carefully consider, together with the other information contained in this prospectus, the following risk factors.

Investors should assume that if any of the following risks actually materialize, our business, financial condition or results of future operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to the Oil and Natural Gas Industry and Power Industry and Our Business.

We have a limited operating history and have only engaged in start-up activities.  Although BPZ-Texas was formed in 2001, we are in the development stage because we have not had significant business operations since formation and have generated no revenues from the production of oil or gas from our properties. We are also subject to all of the risks inherent in attempting to expand a relatively new business venture. Such risks include, but are not limited to, the possible inability to profitably operate our existing properties or properties to be acquired in the future, our possible inability to fully fund the development requirements of such properties and our possible inability to acquire additional properties that will have a positive effect on our operations. We can provide no assurance that we will achieve a level of profitability that will provide a return on invested capital or that will result in an increase in the market value of our securities. The experience of our management team has primarily been in the exploration and production industry and we have limited experience in the power generation business. We are initially relying on consultants and outside engineering and technical firms to provide the expertise to plan and execute the power generation aspects of our strategy and we have not yet hired all necessary full-time employees to manage this line of business. Accordingly, we are subject to the risk that because of these factors and other general business risks noted throughout these “Risk Factors” we may not be able to profitably execute our power generation strategy.

We own rights to oil and gas properties that have not yet been developed.  We own rights to oil and gas properties that have limited or no development. There are no guarantees that our properties will be developed profitably or that the potential oil and gas resources on the property will produce as expected if they are developed.

We require additional financing for the exploration and development of our foreign oil and gas properties and the construction of our proposed power generation facility, pipeline and gas processing facility.  With the net proceeds from a $6 million private offering completed on September 30, 2004 and net proceeds from a $34.4 million private offering completed on July 19, 2005, we have begun to implement our plans to develop our existing oil and gas properties as discussed in “Management’s Discussion and Analysis and Plan of Operation—Plan of Operation.” We anticipate the additional amounts required to fund our initial project will come primarily in the form of debt financing. In May 2005 the Company signed a Mandate Letter with International Finance Corporation (“IFC”), a member of the World Bank Group based in Washington, D.C. The Mandate Letter specifies that the IFC will appraise BPZ Energy’s project in Peru to determine the feasibility and structure of a potential project financing. The IFC’s appraisal of the project will include a review of the technical, economic, commercial, financial, environmental and legal aspects of the project. The structure of any IFC financing would be defined during the appraisal process and any IFC investment will depend on the project and the Company meeting IFC’s financing criteria, the overall financing plan being acceptable to IFC, approval of the investment by management and the Board of IFC, and the execution of all appropriate documentation, in form and substance satisfactory to IFC. We do not yet have a firm commitment from the IFC to finance the project and there can be no assurance that we will receive financing from them. See “Management’s Discussion and Analysis and Plan of Operation—Liquidity and Capital Resources” for further discussion. Accordingly, if we are unable to timely obtain adequate funds to finance these expenditures, our ability to develop our oil and gas reserves may be limited or substantially delayed. Such limitations or delays could result in the potential loss of our oil and gas properties if we were unable to meet our obligations under the license agreements. Inability to obtain funds also could cause us to delay, scale back or abandon our plans for construction of our power generation facility, pipelines, and gas processing facility.

We anticipate that future amounts required to fund our foreign activities will be funded from debt financing, sale of equity interests, joint venture arrangements, the sale of oil and gas interests, and/or future cash flows from operations. The exact nature and terms of such funding sources is unknown at this time, and there can be no assurance that we will obtain such funding or have adequate funding available to finance our future operations.

Our future operating revenue is dependent upon the performance of our properties.  Our future operating revenue depends upon our ability to profitably operate our existing properties by drilling and completing wells that produce commercial quantities of gas and our ability to expand our operations through the successful implementation of our plans to explore and acquire additional properties. The successful development of oil and gas properties requires an assessment of potential recoverable reserves, future oil and gas prices, operating costs, potential environmental and other liabilities and other factors. Such assessments are necessarily inexact. There can be no assurance that once in operation we can produce sufficient operating revenue to operate our existing properties or acquire additional oil and gas producing properties and leases. We may not discover or successfully produce any recoverable reserves, or we may not be able to make a profit from the reserves that we discover. In the event that we are unable to produce sufficient operating revenue to fund our future operations, we will be forced to seek additional, third-party funding, if such funding can be obtained. Such options would possibly include debt financing, sale of equity interests in the Company, joint venture arrangements, or the sale of oil and gas interests. If we are unable to secure such financing on a timely basis, we could be required to delay or scale back our operations. If such unavailability of funds continued for an extended period of time, this could result in the termination of our operations and the loss of an investor’s entire investment.

Our business involves many uncertainties and operating risks that may prevent us from realizing profits and can cause substantial losses.  Our development activities may be unsuccessful for many reasons, including weather, the drilling of dry holes, cost overruns, equipment shortages and mechanical difficulties. Moreover, the successful drilling of a natural gas or oil well does not ensure we will realize a profit on our investment. A variety of factors, both geological and market-related, can cause a well to become uneconomical or only marginally economical. Our business involves a variety of operating risks, including:

•                  fires;

•                  explosions;

•                  blow-outs and surface cratering;

•                  uncontrollable flows of natural gas, oil and formation water;

•                  natural disasters, such as hurricanes and other adverse weather conditions;

•                  pipe, cement, subsea well or pipeline failures;

•                  casing collapses;

•                  mechanical difficulties, such as lost or stuck oil field drilling and service tools;

•                  abnormally pressured formations;

•                  environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases.

If we experience any of these problems, any well bores, platforms, gathering systems and processing facilities could be affected, which could adversely affect any drilling operations we may commence. We could also incur substantial losses as a result of:

•                  environmental hazards, such as natural gas leaks, oil spills, pipeline ruptures and discharges of toxic gases;

•                  injury or loss of life;

•                  severe damage to and destruction of property, natural resources and equipment;

•                  pollution and other environmental damage;

•                  clean-up responsibilities;

•                  regulatory investigation and penalties;

•                  suspension of our operations; and

•                  repairs to resume operations.

If any of these risks occur, and our resulting losses are significant, we may have to curtail or suspend any drilling or production operations we may eventually commence.

We plan to conduct offshore exploration, exploitation and production operations off the coast of northwest Peru, all of which are also subject to a variety of operating risks peculiar to the marine environment.  Such risks include capsizing, collisions and damage or loss from adverse weather conditions or interference from commercial fishing activities. These conditions can cause substantial damage to facilities and interrupt production. As a result, we could incur substantial liabilities that could reduce or eliminate the funds available for exploration, exploitation and acquisitions or result in loss of equipment and properties.

Construction and operation of power generation and gas processing facilities and pipelines involve significant risks that cannot always be covered by insurance or contractual protections.  The construction of power generation and gas processing facilities and pipelines involve many risks, including:

•                  supply interruptions,

•                  work stoppages,

•                  labor disputes,

•                  social unrest,

•                  inability to negotiate acceptable construction, supply or other contracts,

•                  inability to obtain required governmental permits and approvals,

•                  weather interferences,

•                  unforeseen engineering, environmental and geological problems, and

•                  unanticipated cost overruns.

The ongoing operation of these facilities involves all of the risks described above, in addition to risks relating to the breakdown or failure of equipment or processes and performances below expected levels of output or efficiency. We intend to obtain and maintain commercially reasonable levels of insurance where such insurance is available and cost effective, obtain warranties from vendors and obligate contractors to meet certain performance levels. However, the proceeds of any such insurance, warranties or performance guarantees may not be adequate to cover lost revenues or increased expenses. Any of these risks could cause us to operate below expected capacity levels, which in turn could result in lost revenues, increased expense and higher maintenance costs.

Our success depends on the existence and growth of markets for natural gas and electricity in Peru and Ecuador.  Peru has a relatively well-developed and stable market for electricity, while the power market in Ecuador is not as well-developed or stable. Both countries rely on hydro-electric generating capacity for a significant portion of their power demand. Hydro plants are much less expensive to operate than plants which utilize natural gas, but are subject to variable output based on rainfall and reservoir levels. The majority of the non-hydro, or thermal, power capacity in both countries consists of generating plants that utilize diesel or fuel oil, which are significantly more costly than natural gas at this time. Both countries have natural gas reserves and production, but neither has a well-developed natural gas infrastructure. Our immediate business plan relies on the continued stability of the power market in Peru (and Ecuador for the purpose of gas sales to third-party power producers in Ecuador) and our longer-term plans depend on the further development of the electricity market in Ecuador. We are subject to the risks that relatively more favorable business conditions for hydro plants or other competitive issues may adversely affect the demand and prices for the electricity that we expect to produce. We are also subject to the risks associated with potential disruptions or changes to regulations of the natural gas or power markets in these countries. We plan to enter into long-term contracts to sell a significant part of our future power production. There is a market for long-term purchases of power and natural gas, but there can be no assurance that we will be successful in obtaining such contracts on favorable terms. We will also be subject to the general commercial issues related to being in the power business, including the credit-worthiness of and collections from future customers and the ability to profitably operate our future power plants.

The geographic concentration of our properties in northwest Peru and southwest Ecuador subjects us to an increased risk of loss of revenue or curtailment of production from factors affecting that region specifically.  The geographic concentration of our properties in northwest Peru and southwest Ecuador and adjacent waters means that some or all of our properties could be affected by the same event should that region experience:

•                  severe weather (such as the effects of “El Nino”, which can cause excessive rainfall and flooding in Peru and Ecuador);

•                  delays or decreases in production, the availability of equipment, facilities or services;

•                  delays or decreases in the availability of capacity to transport, gather or process production; or

•                  changes in the regulatory environment.

Because all our properties could experience the same conditions at the same time, these conditions could have a relatively greater impact on our results of operations than they might have on other operators who have properties over a wider geographic area.

Instability of International Operations.  Presently, all of our oil and gas properties are located in South America, specifically Peru and Ecuador. The success and profitability of our international operations may be adversely affected by risks associated with international activities, including economic, labor and social conditions, political instability, tax laws (including host-country export, excise and income taxes and U.S. taxes on foreign operations) and fluctuations in the value of the U.S. dollar versus the local currencies in which oil and gas producing activities may be conducted. This instability in laws, expenses of operations and fluctuations in exchange rates may make our assumptions about the economic viability of our oil and gas properties incorrect. If these assumptions are incorrect, we may not be able to earn sufficient revenue to cover our costs of operations.

Our operations in Peru and Ecuador involve substantial costs and are subject to certain risks because the oil and gas industry in Peru and Ecuador is less developed than in the United States.  The oil and gas industries in Peru and Ecuador are not as developed as the oil and gas industry in the United States. As a result, our drilling and development operations in many instances will take longer to complete and may cost more than similar operations in the United States. The availability of technical expertise, specific equipment and supplies may be more limited in Peru and Ecuador than in the United States. Further, once oil and natural gas production is recovered, there are fewer ways to transport it to market for sale. Pipeline and trucking operations are subject to uncertainty and lack of availability. Oil and natural gas pipelines and truck transport travel through miles of territory and are subject to the risk of diversion, destruction or delay. We expect that such factors will continue to subject our international operations to economic and operating risks that companies with domestic operations do not experience.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and exploitation plans on a timely basis and within our budget.  Shortages or the high cost of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploitation and exploration operations, which could have a material adverse effect on our business, financial condition or results of operations. If the unavailability or high cost of rigs, equipment, supplies or personnel were particularly severe in Peru and Ecuador, we could be materially and adversely affected because our operations and properties are concentrated in those areas.

We are subject to numerous foreign laws and regulations of the oil and natural gas industry that can adversely affect the cost, manner or feasibility of doing business.  Our operations are subject to extensive foreign laws and regulations relating to the exploration for and the development, production and transportation of oil and natural gas as well as electrical power generation. Future laws or regulations, any adverse change in the interpretation of existing laws or our failure to comply with existing legal requirements may harm our results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations, such as:

•                  work program guarantees and other financial responsibility requirements;

•                  taxation;

•                  royalty requirements;

•                  customer requirements;

•                  operational reporting; and

•                  safety requirements.

Under these laws and regulations, we could be liable for:

•                  personal injuries; and

•                  property and natural resource damages; and

•                  governmental infringements and sanctions.

If we fail to comply with the terms of certain contracts related to our foreign operations, we could lose our rights under each of those contracts.  The terms of each of our contracts with the government of Peru, including our Peruvian license contracts and technical evaluation agreements, require that we perform certain activities, such as seismic interpretations and the drilling of required wells in accordance with those contracts and agreements. Our failure to timely perform those activities as required could result in the loss of our rights under a particular contract or the loss of the amounts we have posted as a guaranty for the performance of such activities, which would likely result in a significant loss to us.

We are subject to complex environmental regulatory and permitting laws and regulations that can adversely affect the cost, manner and feasibility of our planned operations.  The development, production and sale of oil and gas in South America are subject to extensive environmental laws and regulations. Our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. For example, we are required to obtain an environmental permit or approval from the government in Peru prior to conducting seismic operations, drilling a well or constructing a pipeline in Peruvian territory, including the waters in offshore Peru, where we intend to conduct future oil and gas operations. Failure to comply with these laws and regulations also may result in the suspension or termination of our planned drilling operations and subject us to administrative, civil and criminal penalties.

Our current permits and authorizations and our ability to get future permits and authorizations may, over time, be susceptible to increased scrutiny, resulting in increased costs, or delays in receiving appropriate authorizations. In particular, we may experience delays in obtaining permits and authorizations in Peru and Ecuador necessary for our operations. Compliance with these laws and regulations may increase our costs of operations, as well as further restrict our foreign operations. Moreover, these laws and regulations could change in ways that substantially increase our costs. These laws and regulations have changed in the past and have generally imposed more stringent requirements that increase operating costs or require capital expenditures in order to remain in compliance. It is also possible that unanticipated developments could cause us to make environmental expenditures that are significantly higher from those we currently anticipate, thereby increasing our overall costs. Failure to comply with new regulations could cause us to suspend or terminate certain operations or subject us to administrative, civil and criminal penalties. Any of these liabilities, penalties, suspensions, terminations or regulatory changes could materially adversely affect our financial condition and our ability to implement our plan of operation.

Compliance with, or breach of, laws relating to the discharge of materials into, and the protection of the environment, can be costly and could limit our operations.  As an owner or lessee and operator of oil and gas properties in Peru and Ecuador, we are subject to various national, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the owner or lessee under an oil and gas lease for the cost of property damage, oil spills, discharge of hazardous materials, remediation and clean-up resulting from operations, subject the owner or lessee to liability for pollution damages and other environmental damages, and require suspension or cessation of operations in affected areas.

We have established practices for continued compliance with environmental laws and regulations. We believe the costs incurred by these policies and procedures are necessary business costs in the oil and gas industry. There is no assurance that changes in or additions to laws or regulations regarding the protection of the environment will not increase such compliance costs, or have a material adverse effect upon our capital expenditures, earnings or competitive position.

Our oil and gas operations involve substantial costs and are subject to various economic risks.  Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells. The cost and length of time necessary to produce any reserves may be such that it will not be economically viable. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. We also face the risk that the oil and/or gas reserves may be less than anticipated, that we will not have sufficient funds to successfully drill on the property, that we will not be able to market the oil and/or gas due to a lack of a market and that fluctuations in the prices of oil and/or gas will make development of those leases uneconomical. This could result in a total loss of our investment. In addition, the cost and timing of drilling, completing and operating wells is often uncertain.

Competition for oil and natural gas properties and prospects is intense; some of our competitors have larger financial, technical and personnel resources that give them an advantage in evaluating and obtaining properties and prospects.  We operate in a highly competitive environment for reviewing prospects, acquiring properties, marketing oil and natural gas and securing trained personnel and equipment. In addition, changes in Peruvian government regulation have enabled multinational and regional companies to enter the Peruvian energy market. Competition in our business activities has increased and will increase further, as existing and new participants expand their activities as a result of these regulatory changes. Many of our competitors possess and employ financial resources that allow them to obtain substantially greater technical and personnel resources than we have. We actively compete with other companies in our industry when acquiring new leases or oil and gas properties. For example, Perupetro may choose to call for bids, either through international competitive biddings or through private bidding processes by invitation, if several companies are interested in an area, and award the contract to the highest bidder. These additional resources can be particularly important in reviewing prospects and purchasing properties. Our competitors may be able to evaluate, bid for and purchase a greater number of properties and prospects than our financial or personnel resources permit. Our competitors may also be able to pay more for productive oil and natural gas properties and exploratory prospects than we are able or willing to pay. On the acquisition opportunities made available to us, we compete with other companies in our industry for properties operated by third parties through a private bidding process, direct negotiations or some combination thereof. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. If we are unable to compete successfully in these areas in the future, our future revenues and growth may be diminished or restricted. The availability of properties for acquisition depends largely on the divesting practices of other oil and natural gas companies, commodity prices, general economic conditions and other factors we cannot control or influence.

The loss of senior management or key technical personnel could adversely affect us.  We have engaged certain members of management who have substantial expertise in the type of endeavors that we presently conduct. We do not maintain any life insurance against the loss of any of these individuals. To the extent that their services become unavailable, we will be required to retain other qualified personnel. There can be no assurance that we will be able to recruit and hire qualified persons upon acceptable terms.

Similarly, the oil and gas exploration industry requires the use of personnel with substantial technical expertise. In the event that the services of our current technical personnel become unavailable, we will need to hire qualified personnel to take their place. No assurance can be given that we will be able to recruit and hire such persons on acceptable terms.

Insurance does not cover all risks.  Exploration for and production of oil and natural gas can be hazardous, involving unforeseen occurrences such as blowouts, cratering, fires and loss of well control, which can result in damage to or destruction of wells or production facilities, formations, injury to persons, loss of life, or damage to property or the environment. Even if we are able to secure additional financing, we may not have sufficient capital to establish any reserves for contingent liabilities or workovers. We do not presently maintain insurance against losses or liabilities arising from our operations or for environmental coverage. However, we are in the process of evaluating insurance coverage in amounts consistent with our business activities and to the extent required by our license contracts. No such insurance coverage can insure for all operational or environmental risks. The occurrence of an event that is not insured or not fully insured could result in losses to us. For example, uninsured environmental damages, property damages or damages related to personal injuries could divert capital needed to implement our plan of operation. If any such uninsured losses are significant, we may have to curtail or suspend our drilling operations until such time as replacement capital is obtained, if ever.

A substantial or extended decline in oil and natural gas prices may adversely affect our business, financial condition, cash flow, liquidity or results of operations and our ability to meet our capital expenditure obligations and financial commitments to implement our business plan.  With respect to our oil and gas business, any revenues, cash flow, profitability and future rate of growth we achieve will be greatly dependent upon prevailing prices for oil and gas. Our ability to maintain or increase our borrowing capacity and to obtain additional capital on attractive terms is also expected to be dependent on oil and gas prices. Oil and natural gas are commodities, and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, oil and gas prices and markets have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to potentially wide fluctuations in response to relatively minor changes in supply of and demand for oil and gas, market uncertainty, and a variety of additional factors that are beyond our control. Those factors include:

•                  international political conditions (including wars and civil unrest);

•                  the domestic and foreign supply of oil and gas;

•                  the level of consumer demand;

•                  weather conditions;

•                  domestic and foreign governmental regulations and other actions;

•                  actions taken by the Organization of Petroleum Exporting Countries (OPEC);

•                  the price and availability of alternative fuels; and

•                  overall economic conditions.

Lower oil and natural gas prices may not only decrease our revenues on a per unit basis, but may also reduce the amount of oil and natural gas we can produce economically, if any. A substantial or extended decline in oil and natural gas prices may materially affect our future business, financial condition, results of operations, liquidity and borrowing capacity we may have and may require a reduction in the carrying value of our oil and gas properties. While our revenues may increase if prevailing oil and gas prices increase significantly, exploration and production costs and acquisition costs for additional properties and reserves may also increase.

We may not be able to develop a proven reserve base.  Our future success will depend upon our ability to find, acquire and develop oil and gas reserves that are economically recoverable. Any reserves we develop will decline as they are produced, except to the extent that we conduct successful revitalization activities, or are able to acquire properties containing proven reserves, or both. To develop reserves and production, we must implement our development and production programs, identify and produce previously overlooked or by-passed zones and shut-in wells, acquire additional properties or undertake other replacement activities. Our current strategy is to develop a reserve base, production and cash flow through the development of oil and gas fields to which we have development rights and selective acquisitions of other desirable oil and gas properties where we can utilize new and existing technology. We can give no assurance that our planned development, revitalization, and acquisition activities will result in significant reserves or that we will have success in discovering and producing reserves at economical exploration and development costs. We may not be able to locate geologically satisfactory property, particularly since we will be competing for such property with other oil and gas companies, most of which have much greater financial resources than ourselves. Moreover, even if desirable properties are available to us, we may not have sufficient funds with which to acquire additional leases.

Risks Relating to the Offering

Investor profits, if any, may be limited for the near future.  In the past, we have never paid a dividend. We do not anticipate paying any dividends in the near future. Accordingly, investors in our common stock may not derive any profits from their investment in us for the foreseeable future, other than through any price appreciation of our common stock that may occur. Further, any appreciation in the price of our common stock may be limited or nonexistent as long as we continue to have operating losses. We have not been profitable and have accumulated deficits during the development stage totaling $16,355,895 through September 30, 2005.  To date we have not had any revenue or earnings from operations, and we will continue, in all likelihood, to sustain operating expenses without corresponding revenues until we are able to successfully implement our plan of operation, if ever.

Because our common stock may be subject to the “penny stock” regulations, its liquidity may be reduced.  Generally, penny stocks are equity securities (i) with a price of less than $5.00 per share; (ii) that are not traded on a “recognized” national exchange or whose prices are not quoted on the Nasdaq automated quotation system; or (iii) of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years), or with average revenues of less than $6.0 million for the last three years. The penny stock rules require a broker/dealer to deliver, prior to a transaction in a penny stock, a standardized risk disclosure document prescribed by the SEC and to provide the potential purchaser of penny stock with the following information:

•                  information about penny stocks;

•                  the nature and level of risk in the penny stock market;

•                  the bid and offer quotations for the stock; and

•                  other burdensome and detailed information.

Those delivery and disclosure requirements tend to reduce the level of interest of broker/dealers in dealing with penny stocks, which could have the effect of reducing the level of trading activity in the secondary market for our common stock during the time that our common stock is subject to the penny stock regulations. Our common stock is not quoted on a national stock exchange or Nasdaq and would likely be considered a penny stock subject to the penny stock regulations if the price of our common stock remains below $5.00 and we are not subject to any other exemptions. This could reduce the liquidity of our common stock and make it more difficult for investors to sell our common stock.

Additional infusions of capital may have a dilutive effect on existing shareholders.  To finance our operations we may sell additional shares of our stock. Any additional equity financing that we receive may involve substantial dilution to our then-existing shareholders. Furthermore, we may issue stock to acquire properties, assets, or businesses. In the event that any such shares are issued, the proportionate ownership and voting power of other shareholders will be reduced.

Shares eligible for future sale by our current shareholders may impair our ability to raise capital through the sale of our stock.  As of December 31, 2005, we had 40,339,979 shares of common stock issued, of which 39,879,529 were deemed outstanding. We are currently registering for resale under this prospectus 11,466,000 shares of common stock.  In addition, we have other potentially dilutive securities, including an additional 9,000,000 common shares which may be issued to the former shareholders of BPZ-Texas on an earn-out basis if we achieve certain production goals prior to December 31, 2007. The possibility that substantial amounts of shares of our common stock may be sold in the public market may cause prevailing market prices for our common stock to decrease and thus could impair our ability to raise capital through the sale of our equity securities.

We are controlled by our officers, directors and entities affiliated with them.  In the aggregate, our management and directors own or control approximately 34.6% of our common stock issued as of December 31, 2005. See “Security Ownership of Certain Beneficial Owners and Management” included in this filing for further details regarding the ownership of our shares. These shareholders, if acting together, will be able to significantly influence all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combination transactions.

USE OF PROCEEDS

We will not receive any of the proceeds from sales of common stock by the selling shareholders.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that concern our business. Such statements are not guarantees of future performance and actual results could differ materially from those expressed or implied in such statements as a result of certain factors, including those set forth in “Management’s Discussion and Analysis and Plan of Operation,” “Risk Factors,” and elsewhere in this prospectus. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect, believe, intend or anticipate will or may occur in the future, including the following matters, are forward looking statements:

•                  our ability to satisfy any foreign governmental requirements affecting the license and other rights we have in oil and gas properties;

•                  our ability to obtain sufficient financing to commence drilling operations;

•                  our ability to discover, develop and produce economic quantities of oil and gas on our properties;

•                  capital costs of drilling and completing wells;

•                  capital costs of building other related production or gathering facilities;

•                  the availability of contract operators and drillers;

•                  the continued demand for crude oil and natural gas; and

•                  the expansion and growth of our operations.

These statements are based on certain assumptions and analyses made by us in light of our experience and our understanding of the industry. Such statements are subject to a number of assumptions including the following:

•                  risks and uncertainties, including the risk factors in this prospectus;

•                  general economic and business conditions;

•                  the business opportunities that may be presented to and pursued by us;

•                  changes in laws or regulations, including foreign laws and regulations that may impact us, and other factors, many of which are beyond our control; and

•                  ability to obtain financing under favorable conditions.

The cautionary statements contained or referred to in this prospectus should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

BUSINESS AND PROPERTIES

Overview

BPZ Energy, Inc., a Colorado corporation was incorporated in 1993.  Based in Houston, Texas, we are a development stage company with properties in northwest Peru and southwest Ecuador. We are focused on the development and production of oil and natural gas and the complementary development of gas-fired power generation.

On September 10, 2004, BPZ Energy, Inc., a Texas corporation engaged in international oil and gas exploration and production (“BPZ-Texas”), consummated a reverse merger with Navidec whereby BPZ-Texas became a wholly owned subsidiary of Navidec (the “Merger”). For accounting purposes, BPZ-Texas was treated as the acquiring entity. See “Business and Properties—Navidec Merger Transaction” and Note 2 to the December 31, 2004 and 2003 Consolidated Financial Statements, both included in this filing, for detailed discussion regarding the Merger. On February 4, 2005, the Company changed its name to “BPZ Energy, Inc.” Although the Company’s name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

We maintain an office and a registered branch in Peru.  Currently, we have exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.7 million acres in northwest Peru.  Our license contracts cover 100% ownership of both Block Z-1, which was signed in November 2001 and Block XIX, which was signed in December 2003. Our license contracts provide for an initial exploration period of seven to ten years and require that we conduct specified activities on the properties during this period.  The total contract term can extend up to 30 years for oil development and production and 40 years for gas development and production.  In December 2003, we entered into a Technical Evaluation Agreement for Area VI.  This agreement gave us the right to conduct a technical evaluation of the area over a 24-month period and the exclusive right to enter into a license contract if the evaluation indicated the potential for successful operations.  We recently initiated negotiations to obtain a license contract for Area VI.

We also own a 10% non-operated working interest in a producing oil and gas property located in the southwest region of Ecuador (the “Santa Elena Property”).  The license agreement covering the property extends through May 2016.

We are in the development stage and to date our activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties. We have not drilled any wells or recognized any revenues from operations and we do not anticipate generating significant revenues from our properties prior to late 2006 or early 2007.

Navidec Merger Transaction

On July 8, 2004, BPZ-Texas and Navidec entered into a Merger Agreement (the “Merger Agreement”) providing for the acquisition of BPZ-Texas by Navidec in a transaction intended to qualify as a tax free share exchange.  The Merger was consummated on September 10, 2004.

As a result of the Merger, the shareholders of BPZ-Texas received the majority of the voting interests and control of the Board of Directors of the combined entity.  Accordingly, the Merger was treated as a reverse acquisition of Navidec by BPZ-Texas and has been accounted for as a business combination as more fully described in Note 2 of the December 31, 2004 and 2003 Consolidated Financial Statements included herein.  The historical financial statements of the Company for periods prior to the Merger are the historical financial statements of BPZ-Texas.

The Merger Agreement provided for the immediate issuance by Navidec of 9,000,000 shares of its common stock to the shareholders of BPZ-Texas and the future issuance of an additional 18,000,000 shares on an earn-out basis if the Company achieves certain reserve and production goals.  The first 9,000,000 earn-out shares were contingent on the achievement of certain reserve targets, which targets were achieved in December 2004.  The remaining 9,000,000 earn-out shares are contingent on the Company achieving production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.  Should all of the earn-out shares be earned, the former shareholders of BPZ-Texas would receive, in the aggregate, 27,000,000 shares of common stock of the Company.  Upon completion of the Merger, the officers and directors of Navidec resigned, except for the former CEO of Navidec, John R. McKowen, who remained a director.  Mr. McKowen, together with the management and the four directors of BPZ-Texas, became the executive officers and directors of the surviving entity.

As part of the Merger transaction, Navidec agreed to provide through a private placement not less than $3 million or more than $6 million in additional equity capital for the operations and working capital needs of BPZ-Texas.  As of September 30, 2004, this private placement was closed with $6.0 million of total gross proceeds.  Net proceeds of approximately $5.5 million became available for use in connection with the business operations of BPZ-Texas.

The Merger Agreement also provided that all of the pre-merger business operations, assets and liabilities of Navidec would be transferred to a wholly-owned subsidiary, Navidec Financial Services, Inc. (“NFS”), followed by the spin-off of NFS to the pre-merger shareholders of record as of September 9, 2004, the date prior to consummation of the Merger.  Accordingly, the pre-merger shareholders of BPZ-Texas will not be entitled to receive shares of NFS.  All legal requirements for the spin-off of NFS have been completed except for registration of the spin-off with the Securities and Exchange Commission and the final distribution of the common shares of NFS to the pre-merger shareholders of the Company.  Pending such final distribution of shares, the Company remains the nominal owner of the majority of the common shares of NFS, which shares are being held by the Company for the benefit of the spin-off shareholders.  The Company is continuing to assist the management of NFS, as requested, in its efforts to consummate the spin-off of NFS, but has no control over the registration process of NFS and cannot predict when the management of NFS will be able to complete the final distribution of NFS common shares.  NFS is organized into three divisions: business development, mortgage services and technology.  Subsequent to the Merger, NFS has operated independently of the Company.  Each company maintains separate offices, bank accounts and management and the lines of business and operations of the two companies are completely independent.  The Company does not control NFS and accounts for its nominal ownership in NFS under the equity method of accounting.

Our Properties in Peru

We currently have rights to three properties in northwest Peru. We have a 100% working interest in license contracts for Block Z-1 and Block XIX.  The license contracts afford an initial exploration period of seven to ten years and, if exploration efforts are successful, provide a total contract term of 40 years for gas development and production and 30 years for oil development and production. We also have a Technical Evaluation Agreement covering Area VI. This agreement gives us the right to conduct technical evaluations of the area over a 24-month period and the exclusive right to enter into a license contract if the evaluations indicate the potential for successful operations.  We recently initiated negotiations to obtain a license contract for Area VI.  These three blocks cover a combined area of approximately 2.7 million acres.  In December 2005, we notified Perupetro that we did not intend to pursue a license contract on Area XVI, which had been covered by a Technical Evaluation Agreement.

UNDEVELOPED PROPERTIES IN NORTHWEST PERU

CONTRACT / AGREEMENT	BASIN	AREA(c)	BPZ’s Ownership
		(acres)	(%)
Block Z-1(a)	Tumbes	739,205	100%
Block XIX(a)	Tumbes/Talara	472,860	100%
Area VI(b)	Lancones	1,443,561	100%
Total		2,655,626

(a)           License Contract

(b)           Technical Evaluation Agreement

(c)           All acreage is considered undeveloped

PERU PROPERTIES

Description of Block Z-1 and License Contract

Block Z-1, a coastal offshore area encompassing 739,205 acres, is situated at the southern end of the Gulf of Guayaquil in northwest Peru. Geologically, the block lies within the Tumbes basin. From the coastline, water depths increase gradually. The average water depth of the area is approximately 200 feet and only 10% of the area has depths greater than 500 feet. There are five structures which were drilled in the 1970’s and 1980’s by previous operators, including Tenneco, Inc. and Belco Oil and Gas Corporation. These structures are known as the Albacora, Barracuda, Corvina, Delfin and Piedra Redonda fields. Wells drilled in each of these structures encountered hydrocarbons, principally natural gas, while drilling at depths ranging from 6,000 to 12,000 feet. However, at the time the wells were drilled, it was not considered economic to produce and sell natural gas from the fields. Accordingly, the wells were either suspended or abandoned.

BPZ originally acquired its initial interest in Block Z-1 in a joint venture with Syntroleum Corporation, under an exploration and production license contract dated November 30, 2001, with an effective date of January 29, 2002. Under the original contract, BPZ owned a 5% non-operating working interest in the block. Syntroleum later transferred its interest to Nuevo Energy, Inc. Subsequent to the merger of Nuevo Energy, Inc. and Plains Exploration and Production Company, Nuevo Energy, Inc. transferred its interest in Block Z-1 to BPZ who then assumed a 100% working interest, as well as the remaining obligations under the contract. Perupetro approved the assumption of Nuevo’s interest by BPZ and the designation of BPZ as a qualified operator under the contract in November 2004. Such action was subject to official ratification and issuance of a Supreme Decree by the government of Peru, which was received in February 2005. Accordingly, an amended contract was signed with Perupetro, which named BPZ as the owner of 100% of the participation under the license contract.

The license contract provides for an initial exploration phase of seven years, which is divided into four periods, and can be extended under certain circumstances for an additional three years. Each period has a commitment for exploration activities and requires a financial guarantee to secure the performance of the work commitment during such period. Block Z-1 is currently in the second exploration period which will last for 18 months, ending in July 2006, unless an extension of up to six months to complete the work commitment is requested. During the second exploration period, we must drill at least one exploratory well or acquire 300 square kilometers of seismic data. We posted a $1.3 million performance bond in January 2005 in connection with the second exploration period. The third exploration period is scheduled to begin in July 2006 and expire in January 2008 and will require the drilling of an additional exploratory well or other equivalent work commitments and will require a performance bond of $1.0 million. The fourth and final exploration period is scheduled to begin in January 2008 and expire in January 2009. It will also require the drilling of an additional exploratory well or other equivalent work commitments and will require a performance bond of $1.0 million. The performance bond amounts are not cumulative, and are released at the end of each exploration period if the work commitment for that period has been satisfied. In addition, we are required to make technology transfer payments related to training costs of Perupetro professional staff during the exploration phase of $50,000 per year.

The exploitation, or development, period of the contract will commence as soon as we declare a commercial discovery and receives approval for a field development plan. We must declare a commercial discovery no later than the end of the last exploration period, including any extensions or deferments. Under the contract, oil development and production can continue for a total of 30 years from the effective date of the contract, and gas development and production can continue for 40 years.  Royalties under the contract vary from 5% to 20% based on production volumes.

Description of Block XIX and License Contract

Block XIX covers approximately 472,860 acres, lying entirely onshore and adjacent to Block Z-1 in northwest Peru. Geologically, the block lies primarily within the Tumbes basin of Oligocene-Neogene age, but also covers part of the Talara Basin to the south.

In February 2003, we entered into a Technical Evaluation Agreement with Perupetro for Block XIX. In December 2003, we signed a license contract whereby it acquired a 100% interest in Block XIX. The term for the exploration period is seven years and can be extended under certain circumstances for an additional period of up to three years. If a commercial discovery is made during the exploration period, the contract will allow for the development and production of oil for a period of 30 years from the effective date and the development and production of gas for a period of 40 years. Royalties under the contract vary from 5% to 20% based on production volumes.

The seven year exploration phase is divided into five periods of 18 months, 24 months, 15 months, 15 months and 12 months, respectively. We are currently in the second exploration period which is scheduled to end in August 2007, unless an extension of up to six months to complete the work commitment is requested. During the second exploration period, we are required to acquire and interpret 100 kilometers of new 2-D seismic data and to conduct certain integrated geological, geophysical, geochemical and reservoir engineering evaluation studies. In connection with the second exploration period, we posted a $350,000 performance bond in August 2005. The third exploration period is scheduled to begin in August 2007 and will require a performance bond of $585,000. The fourth exploration period is scheduled to begin in November 2008 and will require a performance bond of $585,000. The fifth and final exploration period is scheduled to begin in February 2009 and will require a performance bond of $585,000. The performance bond amounts are not cumulative, and are released at the end of each exploration period if the work commitment for that period has been satisfied. In addition, we are required to make technology transfer payments related to training costs of Perupetro professional staff during the exploration phase of $5,000 per year. The exploitation, or development, period of the contract will commence as soon as the Company declares a commercial discovery and receives approval for a field development plan. We must declare a commercial discovery no later than the end of the last exploration period, including any extensions or deferments.

Description of Area VI and Technical Evaluation Agreement

Area VI is located onshore in northwest Peru within the Lancones Basin of Cretaceous—Upper Eocene Age and covers an area of approximately 1,443,561 acres. The Lancones Basin is primarily an exploratory area and has had limited drilling and seismic activity.

In December 2003, we entered into a Technical Evaluation Agreement for Area VI. The agreement enables us to perform technical studies based on existing information, applying new concepts, new interpretations and new exploration models, with the objective of obtaining evidence of potential exploratory success under a license contract. The agreement covers a period of 24 months. At the end of this period, we have the exclusive right to obtain a license contract covering the area. In connection with the signing of this Agreement, we posted a $20,000 performance bond. In addition, we are obligated to arrange for technology transfer to Perupetro professional staff. The costs associated with this training are expected to be less than $10,000.  During the fourth quarter of 2005, we notified Perupetro that we intended to negotiate a license contract covering this area.

Oil and Gas Resources

During 2004, we retained Gaffney Cline & Associates, Inc. (“GCA”), an internationally recognized firm of independent reserve engineers, to evaluate the oil and gas resource potential of the Corvina and Piedra Redonda Fields in the Block Z-1 license contract area.  GCA focused its evaluation on the wells which were drilled by previous operators of Block Z-1, and the seismic and other geological and geophysical data available on the block.

In the Corvina Field, five wells were drilled, including two wells drilled by Tenneco, Inc. in the mid-1970’s and three wells drilled by Belco Oil and Gas Corporation (“Belco”) in the early 1980’s. Two drilling and production platforms were set up during this period and are still in place in the Corvina Field. The platforms need to be repaired and refurbished, but are structurally sound and we believe they are suitable for our future operations. We have hired a contractor to undertake the refurbishment of one of the platforms and recently initiated work on this project. All five wells in the Corvina Field encountered indications of natural gas and apparent reservoir-quality formations, although only one of the wells, the CX11-16X, was completed and tested. At the time these wells were drilled, there was no commercial market for natural gas in the region. The CX11-16X produced natural gas at rates as high as 16.6 million cubic feet of gas per day (“MMcf/d”) during two separate tests over a period of approximately 20 days each. The well was temporarily abandoned. We believe this well can be reestablished as a producing well.

In the Piedra Redonda Field, two wells were drilled by Belco in the late 1970’s and early 1980’s. Indications of natural gas were present in both wells. One well was completed, while the other well encountered abnormally high pressures and was abandoned prior to reaching its intended total depth. There is also a drilling and production platform in place in the Piedra Redonda Field. The completed well in the Piedra Redonda Field, the C18X, produced natural gas at rates as high as 8.3 MMcf/d over a period of approximately 20 days during an extended test in 1979 and was also temporarily abandoned. We believe this well can be reestablished as a producing well.

GCA reviewed all available technical data, including a large volume of 2-D seismic data, well logs, drilling and completion reports, well test information, and other geological and geophysical data and analysis. The Company intends to develop these resources as discussed in “Management’s Discussion and Analysis and Plan of Operation.” The development of these resources will require a significant financial investment which is presently estimated to be in excess of $112 million. We do not currently have the financial capacity or commitments for a development program of this magnitude. Accordingly, the Company has not disclosed amounts of proved reserves in its SEC filings. At such time as we obtain sufficient financial commitments to proceed with the full development of Block Z-1 and all other conditions necessary to record proved reserves are met, we expect to record SEC proved reserves and disclose such reserves in future SEC filings.

BPZ’s Properties in Ecuador

In June 2004, we acquired the common stock of SMC Ecuador, Inc., a Delaware corporation, the owner of a 10% interest in a non-operated producing oil and gas property located in the Republic of Ecuador (the “Santa Elena Property”).  The Santa Elena Property is located west of the city of Guayaquil along the coast of Ecuador. The license contract provides for royalty payments equal to 23% of production. There have been almost 3,000 wells drilled in the field since production began in the 1920’s. Currently, there are approximately 1,250 active wells which produce approximately 2,000 barrels of oil per day. The majority of the wells produce intermittently by gas lift, mechanical pump or swabbing techniques. Crude oil is gathered in holding tanks and pumped via pipeline to an oil refinery in the city of Libertad, Ecuador.

Regulation

General

Various aspects of our oil and natural gas operations are currently or will be subject to various foreign laws and governmental regulations. These regulations may be changed from time to time in response to economic or political conditions. Although we believe that our operations are and will be in substantial compliance with existing legislation and requirements of governmental bodies, our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. Our principals have many collective decades of experience in dealing directly with the Peruvian government on energy projects and in some cases have been directly involved in the drafting and promulgation of petroleum legislation. Therefore we believe we are in a unique position to understand and comply with local rules and regulations. However, our current permits and authorizations and our ability to obtain future permits and authorizations may, over time, be susceptible to increased scrutiny and greater complexity which could result in increased costs or delays in receiving appropriate authorizations.

Peru

Peruvian hydrocarbon legislation.  Peru’s hydrocarbon legislation, which includes the Organic Hydrocarbon Law No. 26221 and the regulations thereunder (the “Organic Hydrocarbon Law”), governs our operations in Peru. This legislation covers the entire range of petroleum operations, defines the roles of Peruvian government agencies which regulate and interact with the oil and gas industry, requires that investments in the petroleum sector be undertaken solely by private investors (either national or foreign), and provides for the promotion of the development of hydrocarbon activities based on free competition and free access to all economic activities. This law provides that pipeline transportation and natural gas distribution must be handled via contracts. All other petroleum activities are to be freely operated and are subject only to local and international safety and environment standards.

Under this legal system, Peru is the owner of the hydrocarbons located below the surface in its national territory. However, Peru has given the ownership right to extracted hydrocarbons to Perupetro, a state company that is responsible for promoting and overseeing the investment of hydrocarbon exploration and exploitation activities in Peru. Perupetro is empowered to enter into contracts for either the exploration and exploitation or the exploitation of petroleum and gas on behalf of Peru, which are described further below. The Peruvian government also plays an active role in petroleum operations through the involvement of the Ministry of Energy and Mines, the specialized government department in charge of devising energy, mining and environmental protection policies, enacting the rules applicable to all these sectors and supervising compliance with such policies and rules. Within the Ministry of Energy and Mines, the Supervising Office for Investments in Energy (“OSINERG”) is the body charged with economic and technical supervision. We are subject to the laws and regulations of all of these entities and agencies.

Perupetro generally enters into either license contracts or service contracts for hydrocarbon exploration and exploitation. Peru’s laws also allow for other contract models, but the investor must propose contract terms that are compatible with Peru’s interests. A company must be qualified by Perupetro to enter into hydrocarbon exploration and exploitation contracts in Peru. In order to qualify, the company must meet the standards under the Regulations Governing the Qualifications of Oil Companies. These qualifications generally require the company to have the technical, legal, economic and financial capacity to comply with all obligations it will assume under the contract based on the characteristics of the area requested, the possible investments and the environmental protection rules governing the performance of its operations. When a contractor is a foreign investor, it is expected to incorporate a subsidiary company or registered branch in accordance with Peru’s municipal laws and appoint representatives who will interact with Perupetro.

Our Peruvian branch, BPZ Energy, Inc., Sucursal Peru, has been qualified by Perupetro with respect to our current contracts. However, Perupetro reviews the qualification for each specific contract to be signed by a company. Additionally, the qualification for foreign companies is granted in favor of the home office or corporation, which is jointly and severally liable at all times for the technical, legal, economic and financial capacity of the Peruvian branch.

When operating under a license contract, the licensee is the owner of the hydrocarbons extracted from the contract area during the performance of operations, and pays royalties which are collected by Perupetro. The licensee can dispose of the petroleum in any manner whatsoever, subject to a limitation in the case of natural emergencies where the law stipulates the manner of disposal.

Licensees are obligated to submit quarterly reports to the Petroleum Bureau (Direccion General de Hidrocarburos). Licensees must also submit a monthly economic report to the Central Bank of Peru. These reports are generally combined and delivered together with other operating reports required to be submitted to Perupetro.

Previously, all license contracts were granted by the Ministry of Energy and Mines. The change to Perupetro as the license contract grantor subjects all license contracts to a new legal framework. There is limited precedent for these new licensing procedures and there is some uncertainly as to exactly how the licensing procedure will function in the future.

Under service contracts, the ownership of all of the extracted petroleum is vested in Perupetro and the company will receive compensation agreed to by the parties. However, Perupetro is granted the power to remunerate the investor either in cash or in kind, depending on the level of investment and the volume of production. We have no service contracts , nor do we foresee operating under this form of contract.

The duration of the contracts is based on the nature of the hydrocarbons discovered. The contract duration for crude oil is thirty years, while the contract duration for natural gas and condensates is forty years. The periods commence on an agreed date and are determined based on location of the contract area, season of the year in which exploration commences, and other similar factors. Contracts typically include an exploration phase and an exploitation phase, unless the contract is solely an exploitation contract. Within the contract term, seven years is allotted to exploration, with the possibility of three extensions of one year each. There is also a potential deferment period for a maximum of ten years if certain factors recognized by law delay the economic viability of a discovery, such as lack of transportation facilities or lack of a market. The exploration phase is generally divided into several periods, and each period includes a minimum work program. The fulfillment of work programs must be supported by an irrevocable bank guaranty, usually in the amount of thirty to forty percent of the estimated value of the minimum work program.

Perupetro also grants technical evaluation agreements. These agreements give the contractor the right to conduct technical evaluations of the areas under such agreements and to enter into license contracts if the evaluations indicate the potential for profitable operations. The technical evaluation agreement is generally for a period of twenty-four months, depending upon the volume and nature of the work to be carried out.

We currently have two license contracts and one technical evaluation agreement. As of December 31, 2005, we believe we were in compliance with all of the material requirements of each of such contracts. We have executed certain letters of guaranty to guarantee our performance under the license contracts and technical evaluation agreements, including a $1.3 million bond posted in January 2005 and a $350,000 bond posted in August 2005 to secure part of our obligations under the license contracts for Block Z-1 and Block XIX, respectively. These bonds were secured by the deposit of restricted cash with the financial institution which issued the bond. Should we fail to fulfill our obligations under the license contracts, without technical justification or other good cause, Perupetro could seek recourse to the bond or terminate the license.

Peruvian fiscal regime.  Peru’s fiscal regime determines the levels of the government’s entitlement from petroleum activities. This regime is subject to change, which could negatively impact our business.

Contractors under license agreements are subject to royalty payments, which are usually a fixed percentage of the actual production sold. The taxing regulations stipulate a minimum royalty payment of fifteen percent. A contractor is sometimes granted the right to pay less based on the circumstances. Under a Service Contract, Perupetro receives all of the petroleum produced on behalf of Peru and the contractor is remunerated for the volume produced as stipulated under the contract.

The Organic Hydrocarbon Law and the Regulations Governing the Tax Stability Guaranty and Other Tax Rules of the Organic Hydrocarbon Law provide that the tax regime in force on the date of signing a contract will remain unchanged during the term of the contract. Therefore, any change to the tax regime, which results in either an increase or decrease in the tax burden, will not affect the contractor.

At the exploration phase, contractors are exempt from import duties and other forms of taxation applicable to goods intended for exploration activities. Exemptions are withdrawn at the production phase. In certain instances, the contractor is entitled to import goods tax-free for a two-year period.

Income tax is levied on the income of the contractor based upon the current legal corporate tax rate in effect at the date the contract was signed. Contractors engaged in the exploration and production of crude oil, natural gas and condensates must determine their taxable income separately for each of these activities. Where a contractor carries out these activities in more than one area under different individual contracts, it may consolidate all costs and expenses incurred in overall operations for purposes of determining the corporate income tax.

Peruvian labor and safety legislation.  Our operations in Peru will also be subject to the Unified Labor Law, which governs the labor force in the petroleum sector. In addition, the Organic Hydrocarbon Law and related Safety Regulations for the Petroleum Industry also regulate the safety and health of workers involved in the development of hydrocarbon activities. All entities engaged in the performance of activities related to the petroleum industry must provide the General Hydrocarbons Bureau on a semi-annual basis with the list of their personnel, indicating their nationality, specialty and position. These entities must also permanently train their workers on the application of safety measures in the operations, and control of disasters and emergencies. Each entity must keep detailed records of all accidents that occur in its operations and report all accidents to the General Hydrocarbons Bureau. The regulations also contain provisions on accident prevention and personnel health and safety, which in turn include rules on living conditions, sanitary facilities, water quality at workplaces, medical assistance and first-aid services. Provisions specifically related to the exploration phase, which is our current phase of operations, are also contained in the regulations and include safety measures in camps, medical assistance, food conditions, and handling of explosives. Additional safety regulations may also apply as we expand and develop our operations.

Peruvian electric power legislation.  Our business plan envisions the generation of electricity and the sale of such electric power in Peru. The basic laws in Peru governing electric power, which will apply to our future operations, are the Law of Electric Power Concessions and the Regulations for the Environmental Protection of Electric Power Activities, the corresponding regulations for each, as well as additional related laws and regulations including all legislation regarding Electric Power Tariffs and all regulations and technical norms created by the National Commission of Electric Power Tariffs.

Peruvian environmental regulation.  Our operations are subject to numerous and frequently changing laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Peru has enacted specific environmental regulations applicable to the petroleum industry. The Code on the Environment and the Natural Resources establishes a framework within which all specific laws and regulations applicable to each sector of the economy are to be developed. These laws and regulations are designed to ensure the continual balance of environmental and petroleum interests. The regulations stipulate certain environmental standards expected from contractors. They also specify appropriate sanctions to be enforced by the Ministry of Mines and Energy if a contractor fails to maintain such standards. The Ministry of Mines and Energy is charged with the responsibility of issuing the applicable standards. OSINERG is responsible for ensuring compliance with applicable environmental rules covering hydrocarbon activities.

The Organic Hydrocarbon Law also addresses the environmental regulatory regime in Peru. The law originally prohibited any mining or extractive operations within certain areas designated for protection. It was, however, subsequently modified to enable investors to prospect for hydrocarbons within protected areas, provided there is compliance with several obligations. We must comply with these obligations as we conduct our business on an ongoing basis. The Environmental Regulations for Hydrocarbon Activities provide that companies participating in the implementation of projects, performance of work and operation of facilities related to hydrocarbon activities are responsible for the emission, discharge and disposal of wastes into the environment. Companies must annually file a report corresponding to the previous year describing the company’s compliance with the environmental legislation in force.

Companies involved in hydrocarbon activities must also prepare and file an Environmental Impact Study (“EIS”) with the General Hydrocarbons Bureau, which is part of the Ministry of Energy and Mines, in order for the relevant activities to comply with the maximum permissible emission limits set forth by the Ministry of Energy and Mines. An EIS must be prepared for each project to be carried out. All of these proposals must be approved by the General Environmental Bureau, which is also part of the Ministry of Energy and Mines.

In addition, any party responsible for hydrocarbon activities must file an “Oil Spill and Emergency Contingency Plan” with the General Hydrocarbons Bureau. The plan must be updated at least once a year and must contain information regarding the measures to be taken in the event of spills, explosions, fires, accidents, evacuation, etc. It must also contain information on the procedures, personnel and equipment required to be used and procedures to be followed to establish uninterrupted communication between the personnel, the government representatives, the General Hydrocarbons Bureau and other State entities.

Any failure to comply with environmental protection rules, the import of contaminated products, or failure to keep a monitoring register or send reports to the General Hydrocarbons Bureau in a timely fashion, could subject the company to fines. In addition, the General Hydrocarbons Bureau may consider imposing a prohibition or restriction of the relevant activity, an obligation to compensate the aggrieved parties and/or an obligation to immediately restore the area. The company responsible for any default can also be subject to a suspension of operations for a term of one, two or three months, or indefinitely. Furthermore, any contract signed with the Peruvian government, the implementation of which jeopardizes or endangers the protection or conservation of protected natural areas, can be terminated.

We are subject to all Peruvian environmental regulations now in existence and those existing in the future. The enactment and enforcement of environmental laws and regulations in Peru is relatively new. We are therefore uncertain how Peruvian authorities will enforce and supervise environmental compliance and standards. Further, we cannot predict any future regulation or the cost associated with future compliance.

Although we believe that our operations are in substantial compliance with existing environmental requirements, our ability to conduct continued operations is subject to satisfying applicable regulations. Our current permits and authorizations and ability to obtain future permits and authorizations may be susceptible, on a going forward basis, to increased scrutiny, greater complexity resulting in increased costs, or delays in receiving appropriate authorizations. In particular, we may experience in the future delays in obtaining permits and authorizations in Peru necessary for our operations. We are required to obtain an environmental permit or approval from the government in Peru prior to conducting any seismic operations, drilling a well or constructing a pipeline in Peruvian territory, including the waters in offshore Peru where we intend to conduct oil and gas operations.

Compliance with Existing Legislation in Peru

Although we believe that our operations are and will be in substantial compliance with existing legislation and requirements of Peruvian governmental bodies, our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. As noted above, our principals have many collective decades of experience in dealing directly with the Peruvian government on energy projects and in some past cases have been directly involved in the drafting and promulgation of petroleum legislation. Therefore we believe we are in a good position to understand and comply with local rules and regulations.

Ecuador

SMC Ecuador, Inc. has had its 10% non-operating interest in the Santa Elena oil fields for the past eight years. As a non-operator, we are not directly subject to the laws and regulations of Ecuador covering the oil and gas industry and the environment. However, if we begin operating activities in Ecuador, we will be directly subject to such laws and regulations.

Environmental Compliance and Risks

As an owner or lessee and operator of oil and gas properties throughout South America, we are subject to various national, state and local laws and regulations relating to discharge of materials into, and protection of, the environment. These laws and regulations may, among other things, impose liability on the contractor under an oil and gas license agreement for the cost of pollution clean-up resulting from operations, subject the contractor to liability for pollution damages, and require suspension or cessation of operations in affected areas.

We do not presently maintain environmental insurance coverage, because, in management’s judgment, such coverage is not cost-effective at this time in view of our limited activities. However, we may acquire such insurance coverage in the future based on our assessment of the risks of our operations and the costs of such coverage. No such coverage can insure us fully against all environmental risks. We are not aware of any environmental claims existing which would have a material impact upon our financial position or results of operations.

We have made and will continue our efforts to comply with these requirements, which we believe are necessary to successful long-term operations in the oil and gas industry. We have established guidelines for continuing compliance with environmental laws and regulations. In order to carry out our plan of operation, we are required to conduct environmental impact studies and obtain environmental approvals for operations. We have engaged outside consultants to perform these studies and assist us in obtaining necessary approvals. Our estimated cost for these studies and assistance is approximately $370,000, of which approximately $257,000 had been incurred as of December 31, 2005.

We do not believe that compliance with federal, state or local provisions regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, will have a material adverse effect upon the capital expenditures, earnings or competitive position of the Company or its subsidiaries. However, there is no assurance that changes in or additions to laws or regulations regarding the protection of the environment will not have such an impact.

Operational Hazards and Insurance

Our operations will be subject to the usual hazards incident to the drilling and production of oil and gas, such as blowouts, cratering, explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, releases of toxic gas and other environmental hazards and risks. These hazards can cause personal injury and loss of life, severe damage to and destruction of property and equipment, pollution or environmental damage and suspension of operations.

We will evaluate whether to obtain general liability insurance and in what amounts based on whether we believe the terms and costs are reasonable for our operations. Such insurance will not cover every potential risk associated with the drilling, production and processing of oil and gas. In particular, coverage is not obtainable for all types of environmental hazards. The occurrence of a significant adverse event, the risks of which are not fully covered by insurance, could have a material adverse effect on our financial condition and results of operations. Moreover, no assurance can be given that we will be able to obtain or maintain adequate insurance at rates we consider reasonable.

Research and Development

BPZ seeks to use advanced technologies in the evaluation of its oil and gas properties and new opportunities. BPZ generally does not develop such technologies internally, but its technical team works with outside vendors to test and utilize these technologies to the fullest practical extent, particularly in the application of geophysical and exploration software. In certain cases, the collaboration of BPZ has aided the development of these technologies. BPZ does not believe it has incurred any quantifiable incremental costs in research and development activities.

Offices and Employees

Our corporate headquarters office is in Houston, Texas, where we lease approximately 7,770 square feet of office space under a five-year lease which expires on September 30, 2010. We also maintain an administrative office in Lima, Peru of 3,700 square feet under a  month-to-month lease.

As of December 31, 2005, we employed 16 full-time employees (of which 3 are executive officers) in the Houston office, and 7 full-time employees (of which 1 is an executive officer) in the Lima, Peru office. BPZ believes that its relationship with its employees is satisfactory. None of our employees are represented by a union.

Competition

There is intense competition in the oil and gas industry with respect to the acquisition of producing properties, undeveloped acreage, and rights to explore for these properties. Many major and independent oil and gas companies actively pursue and bid for the mineral rights of desirable properties, and many companies have been actively engaged in acquiring oil and gas properties in Peru and Ecuador.

We believe that our early efforts and knowledge of our targeted areas have given us a competitive advantage in Peru, and to a lesser extent, in Ecuador. Although there are unleased tracts within our target area, we believe that these properties may be less attractive to other companies because it will be difficult for them to obtain a significant amount of contiguous mineral acres. This results in part from our significant holdings in the vicinity of these unleased tracts. However, increased demand for license rights in surrounding areas may impact our ability to expand and grow in the future, particularly because many of our competitors have substantially greater financial and other resources, better name recognition and longer operating histories. As a result, we may not be able to acquire additional oil and gas properties in desirable locations.

There is also intense competition in the oil and gas industry for access to drilling and other contract services and experienced technical and operating personnel needed to drill and complete wells.  We recently experienced difficulty obtaining a drilling rig for our planned drilling operations, but now have a drilling rig under contract.  Competition for drilling and contract services in our target area is increasing and may affect our plan of operation.  We are adjusting our operating plans and timelines to adapt to this changing environment.  Increasing future demand for drillers and contractors may limit our ability to execute in a timely manner and may negatively impact our ability to grow.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Business Overview

BPZ Energy, Inc., a Colorado corporation was incorporated in 1993.  Based in Houston, Texas, we are a development stage company with properties in northwest Peru and southwest Ecuador. We are focused on the development and production of oil and natural gas and the complementary development of gas-fired power generation.

On September 10, 2004, BPZ Energy, Inc., a Texas corporation engaged in international oil and gas exploration and production (“BPZ-Texas”), consummated a reverse merger with Navidec whereby BPZ-Texas became a wholly owned subsidiary of Navidec (the “Merger”). For accounting purposes, BPZ-Texas was treated as the acquiring entity. See “Business and Properties—Navidec Merger Transaction” and Note 2 to the December 31, 2004 and 2003 Consolidated Financial Statements, both included in this filing, for detailed discussion regarding the Merger. On February 4, 2005, the Company changed its name to “BPZ Energy, Inc.” Although the Company’s name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

The Merger required the transfer of all of the pre-merger business assets and liabilities of Navidec to its wholly owned subsidiary, Navidec Financial Services, Inc. (“NFS”), and the spin-off of NFS to the shareholders of record of Navidec as of September 9, 2004, the date prior to the Merger.  Upon consummation of the Merger, we became contractually and irrevocably bound to the spin-off of NFS to such pre-Merger shareholders.  All legal requirements for the spin-off of NFS have been completed except for registration of the spin-off with the Securities and Exchange Commission and the final distribution of NFS common shares to the pre-merger shareholders of the Company.  Pending such final distribution of NFS common shares, we remain the nominal owner of those shares, which are being held for the benefit of the spin-off shareholders.  We account for our nominal investment in NFS under the equity method, as discussed in Note 6 to the December 31, 2004 and 2003 Consolidated Financial Statements.  We are continuing to assist the management of NFS, as requested, in its efforts to consummate the spin-off of NFS, but we have no control over the registration process of NFS and cannot predict when the management of NFS will be able to complete the final distribution of NFS common shares.

We maintain an office and a registered branch in Peru.  Currently, we have exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.7 million acres in northwest Peru.  Our license contracts cover 100% ownership of both Block Z-1, which was signed in November 2001 and Block XIX, which was signed in December 2003. Our license contracts provide for an initial exploration period of seven to ten years and require that we conduct specified activities on the properties during this period.  The total contract term can extend up to 30 years for oil development and production and 40 years for gas development and production.  In December 2003, we entered into a Technical Evaluation Agreement for Area VI.  This agreement gave us the right to conduct a technical evaluation of the area over a 24-month period and the exclusive right to enter into a license contract if the evaluation indicated the potential for successful operations.  We recently initiated negotiations to obtain a license contract for Area VI.

We also own a 10% non-operated working interest in a producing oil and gas property located in the southwest region of Ecuador (the “Santa Elena Property”).  The license agreement covering the property extends through May 2016.

We are in the development stage and to date our activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties. We have not drilled any wells or recognized any revenues from operations and we do not anticipate generating significant revenues from our properties prior to late 2006 or early 2007.

Results of Operations

Three and Nine Months ended September 30, 2005 compared to 2004

Our operating and administrative expenses to date have consisted principally of general and administrative costs and geological, geophysical and engineering costs.  General and administrative costs have increased significantly from $495,125 during the third quarter of 2004 and $931,313 during the nine months ended September 30, 2004 to $900,136 during the third quarter of 2005 and $2,785,122 during the nine months ended September 30, 2005 as a result of our increased activity levels, additional personnel and costs associated with being a public company.  We incurred $98,854 of geological, geophysical and engineering costs in the third quarter of 2005 and $528,045 during the nine months ended September 30, 2005 primarily related to our Block Z-1 gas-to-power project, compared to $122,653 and $204,126 in the comparable periods of 2004.

Also, during the three and nine month periods ended September 30, 2005, we incurred $526,000 and $780,270, respectively, in stock-based compensation as a result of amortizing the deferred compensation expense related to (i) a grant of 150,000 shares of restricted common stock to our independent directors; (ii) a grant of 970,000 shares of restricted common stock to three of our officers; (iii) 500,000 stock options issued to the former CEO of Navidec.  We recorded stock-based compensation expense of $4,339,935 during the three and nine month periods ended September 30, 2004, primarily as a result of shares issued for services to employees and consultants of BPZ-Texas prior to the Merger.

During the three and nine month periods ended September 30, 2005 we recorded a loss attributable to our equity ownership of NFS in the amounts of $762,823 and $1,733,717, respectively.  In the prior year, during the period from the date of the Merger to September 30, 2004, we recorded a loss attributable to our equity ownership of NFS in the amount of $1,890,240.  In addition, we recorded a gain of $49,414 during the third quarter of 2005 to offset previous losses attributable to the issuance of equity securities by NFS at a price below our book value per share.  In the prior year, during the period from the date of the Merger to September 30, 2004, the issuance of equity securities by NFS at a price below our book value per share resulted in a recorded loss of $1,814,759.  All of the gains and losses attributable to NFS are non-cash transactions to the Company.

We received net cash distributions from our Ecuador property of $188,524 and $393,713 during the three months and nine months ended September 30, 2005, respectively, compared to net cash distributions of $162,753 during the three months ended September 30, 2004.  There were no cash distributions prior to the third quarter of 2004, as we acquired the property in June 2004.  Since our investment consists of an interest in a producing oil and gas property, we are amortizing the investment on a straight-line basis over the remaining term of the license agreement covering the property.  Accordingly, we recorded $46,896 and $89,656 of amortization expense during the three months and nine months ended September 30, 2005, respectively, compared to $21,380 during the three months ended September 30, 2004.

We incurred interest expense of $388 and amortization of deferred financing costs of $9,652 in the third quarter of 2005 and interest expense of $8,355 and amortization of deferred financing costs of $67,562 for the nine months ended September 30, 2005, principally from notes payable incurred to finance the acquisition of SMC in June 2004.  In the prior year we incurred interest expense related to other borrowings of $26,461 in the third quarter of 2004 and $58,061 for the nine months ended September 2004, as well as amortization of deferred financing costs of $331,484 during the same periods in 2004 primarily from notes payable incurred to finance the acquisition of SMC in June 2004.

As a result of our increased cash balance from the private placement of common stock, we received interest income of $212,073 during the three months ended September 30, 2005.

We realized a net loss of $1,856,000, or $0.05 per share, during the three months ended September 30, 2005, compared to a net loss of $8,879,014, or $0.90 per share for the same period in 2004.  For the nine months ended September 30, 2005, we realized a net loss of $5,337,325, or $0.23 per share, as compared to a net loss of $9,427,916, or $1.56 per share, for the same period in 2004.

Fiscal Year ended December 31, 2004 compared to 2003

Our operating and administrative expenses to date have consisted principally of general and administrative costs and geological, geophysical and engineering costs.  These general and administrative costs have increased significantly from $96,067 in 2003 to $1,753,084 in 2004 as our activity levels have increased.  We also incurred $360,965 of geological, geophysical and engineering costs in 2004, compared to no costs incurred in this category in 2003.  We expect both of these costs to increase as we proceed with our development plans.  In addition, we incurred stock-based compensation expense of $4,414,935 during 2004 as a result of the issuance of common stock to certain Company employees, directors and consultants for past services and stock options granted to the former CEO of Navidec.

We also incurred interest expense of $66,959 and amortization of debt financing costs of $360,439 in 2004, principally from the financing of the acquisition of the Santa Elena Property in June 2004.  This property generated cash distributions of $190,621 during the last half of 2004, which were partially offset by non-cash amortization expense of $42,760.

During the period from the date of the Merger to December 31, 2004, we recorded a loss attributable to our equity ownership of NFS in the amount of $1,964,103.  In addition, the issuance by NFS of its equity securities at a price below the Company’s book value per share resulted in a loss to the Company of $1,893,176.

The Company realized a net loss of $10,652,671, or $1.24 per share, for the year ended December 31, 2004, as compared to a net loss of $94,622 or $0.02 per share for the year ended December 31, 2003.

Plan of Operation

Our current plan of operation is focused primarily on exploiting the resource opportunities in the offshore Block Z-1 in northwest Peru, in which we own a 100% working interest.  Our initial project is the development of an integrated gas-to-power project which is more fully described below.  The capital budget for our plan totals approximately $112.5 million. To achieve our objectives, we must obtain significant financing from external sources. We are attempting to secure financing for the project, but we do not have firm commitments from external sources to allow us to undertake all of the operations envisioned in this plan. See “Liquidity, Capital Resources and Capital Expenditures,” below, for further discussion.

Our first priority is drilling the initial gas wells in the Corvina Field to develop reserves and establish gas deliverability at expected levels.  In December 2005, we signed a drilling contract with Petrex S.A., a subsidiary of Saipem SpA of Italy. Under the contract, Petrex S.A. will provide a platform rig capable of drilling to 16,000 feet and upgrade the rig to meet our specifications.  We agreed to pay a $5.5 million fee to mobilize and upgrade the rig.  In exchange, we will receive a competitive fixed day rate and exclusive rights to use the rig, at our option, during the two-year period commencing with delivery of the rig which is expected in June 2006.

The Corvina Field has an existing platform which we believe can be refurbished to make it suitable for drilling operations.  We have hired a contractor to refurbish the platform and work on this project is ongoing.  Our initial plans call for the drilling of three new wells from the existing platform.  There is also a shut-in gas well which we intend to recomplete and utilize for gas production.  We are working to obtain the required environmental and drilling permits and complete the platform refurbishment in order to commence drilling operations in June 2006.  Further development drilling from the existing platform, encompassing three additional wells, is expected to be funded from project cash flows after the power plant is operational.

Our plan of operation envisions the installation of a company-owned 160 megawatt (‘‘MW’’) gas-fired electric generation plant near the town of Caleta Cruz, in northwest Peru.  In August 2005 we awarded the turnkey contract for the engineering, procurement and construction (EPC) of the power plant project to BTEC Turbines LP of Houston (“BTEC”).  The contract was awarded following a comprehensive six-month bidding process that included field visits by all of the bidders.  Under the EPC contract, the final terms of which are being negotiated, BTEC is expected to supply two General Electric Frame 7 simple-cycle gas-fired turbines.  BTEC will also act as the main contractor for the design, transportation, construction, startup and commissioning of the power plant.  Our plan is to own 100% of the power plant.  Accordingly, our revenues from the natural gas delivered to the power plant will be derived from the sale of electricity.

We intend to construct a 10-mile offshore pipeline to transport natural gas from the Corvina Field to the power plant site at Caleta Cruz.  The power plant site has an existing substation and power transmission lines which, with certain upgrades, are expected to be capable of handling up to 300 MW of power.  In order to support our proposed electric generation project, we recently commissioned an independent power market analysis for the region.  The Peruvian electricity market is deregulated and power is transported through an interconnected national grid managed by the Committee for Economic Dispatching of Electricity (known as “COES”).  Based on this study, we believe that we will be able to sell economic quantities of electricity from our initial 160 MW power plant at Caleta Cruz.  We believe there may be an opportunity in the future to generate and profitably sell significantly greater volumes of power into the Peruvian and Ecuadorian power markets.

Primarily as a result of delays in obtaining a drilling rig, the projected goal for first sales of power to the Peruvian power market is now late 2006 or early 2007.  This timeline is subject to many factors, including securing necessary financing commitments, which are beyond our control.  Based on the revised timeline, we intend to focus our capital expenditures on critical drilling activities.  Procurement activities on other phases of the project will be delayed or rescheduled accordingly.  We believe that we have sufficient capital resources to fund our initial drilling program.  See “Liquidity, Capital Resources and Capital Expenditures” below for further discussion.

In addition to the local power market targeted by our project in Peru, we intend to simultaneously develop a gas sales strategy in nearby Ecuador to capitalize on what we believe to be significant upside gas potential of the Corvina and Piedra Redonda Fields located in Block Z-1, as well as the potentially significant natural gas resources in the adjacent onshore Block XIX.  These properties are within 30 miles of the Ecuadorian border and can be developed for export sales of either raw gas or power generation via connection to the transmission system of Ecuador.  Our initial plan of operation calls for us to construct a 40-mile pipeline from Caleta Cruz, the terminal point of our offshore pipeline from the Corvina Field, to Arenillas, Ecuador.  We intend to sell gas for the generation of electricity by third party power producers in the local market in Ecuador.  We have negotiated three preliminary agreements for sales of gas.  We are planning to complete this pipeline for first sales of gas to Ecuador during the first half of 2007, though this schedule is subject to many factors outside our control and no assurance can be given that we can meet this schedule.

In addition to the initial Corvina Field development project, we have other fields within Block Z-1 and other properties which we intend to exploit in the future.  We recently completed a technical evaluation of Area VI and have initiated negotiations to obtain a license contract for exploration activities in that area.  Area VI is a large onshore block in northwest Peru which encompasses the entire Lancones Basin.  Based on our technical evaluation of Area XVI, we have informed Perupetro of our decision not to pursue a license contract for that area.  We have secured the environmental permits and other authorizations to shoot seismic in Block Z-1 and Block XIX.  We are seeking to obtain additional funding for these projects from industry or capital market sources, but we are not currently planning to make significant capital expenditures for seismic acquisition or other exploration and development activities outside the Corvina Field until we have secured such additional financing.

Capital Expenditures

We are currently developing engineering plans and designs for the various components of our initial plan of operation.  We have obtained cost estimates for most of the major equipment components and the shipping, construction, installation and associated services.  However, the costs of these procurement and construction activities can be difficult to accurately predict and are subject to change and contingencies.  Based on our current estimates, we expect that our initial project, including the cost of the natural gas pipeline to Arenillas, Ecuador, will require total capital expenditures on the order of $112.5 million, including import duties and contingencies.  Our budget has increased as a result of higher projected drilling costs and the selection of larger capacity turbines.  This estimate of capital expenditures does not include value added tax (referred to as “IGV” in Peru).  IGV is generally imposed on goods and services at a rate of 19%.  Certain expenditures are exempt from IGV or eligible for immediate refund.  IGV paid on capital expenditures is generally recoverable from our future revenue billings within Peru and is not considered part of the capitalized costs of the equipment to which it relates.  We may also be able to defer payment of certain of these expenditures or obtain separate financing for the IGV.

Project Capital Budget

($ millions)
Power plant and related equipment	49.6
Pipelines and processing facilities	29.1
Platform and wells	23.8
Contingencies	10.0
Total estimated capital budget	112.5

Liquidity and Capital Resources

Our initial project in the offshore Block Z-1 in northwest Peru, totaling approximately $112.5 million, includes the refurbishment of the CX-11 platform, rehabilitation of an existing well and the drilling of three new wells, installation of a 10-mile gas pipeline from the platform to shore, construction of a 160 MW simple-cycle electric generating plant, and the construction of a 40-mile gas pipeline to supply gas to third party generators in Arenillas, Ecuador.

In connection with the Merger, we received net proceeds of approximately $5.5 million from a private placement of our common stock.  In July 2005, we completed a private placement of 11,466,000 shares of common stock for net proceeds of approximately $31.9 million.  Morgan Keegan & Company, Inc. served as placement agent for the offering.  We also received $2.4 million from the exercise of warrants during the third quarter of 2005.  As of September 30, 2005, our cash balance was approximately $30.7 million.

In January 2005, we deposited $1.3 million as restricted cash to secure our performance obligations under the second exploration period of the Block Z-1 license contract.  We intend to satisfy this obligation by drilling a well, which is currently expected to cost approximately $5.0 million and is included in the capital budget for the project.  During the nine months ended September 30, 2005, we incurred capital expenditures of approximately $2.9 million, primarily on refurbishment of the platform and power plant design costs.  In addition, we have committed to pay $5.5 million, principally during the first quarter of 2006, to mobilize and upgrade a platform drilling rig for use in the Corvina Field and potentially for our other projects.

In May 2005, we signed a Mandate Letter with International Finance Corporation (“IFC”), a member of the World Bank Group based in Washington, D.C.  The Mandate Letter specifies that the IFC will appraise our project in Peru to determine the feasibility and structure of a potential financing of up to $70 million. The IFC’s appraisal of the project will include a review of the technical, economic, commercial, financial, environmental and legal aspects of the project. IFC’s financing, the structure of which would be defined during the appraisal process, will depend on the project and the Company meeting the IFC’s financing criteria, the overall financing plan being acceptable to IFC, approval of the investment by management and the Board of IFC, and the execution of all appropriate documentation, in form and substance satisfactory to IFC.  As part of the Mandate, we have agreed to pay fees of $285,000 and customary expenses during the appraisal period.  The IFC is continuing its due diligence on the project.  In recognition of the revised drilling timeline, the IFC recently extended the Mandate period through August 2006 and is reviewing an increase in the total amount of the financing based on the increased capital budget for the project.

With our current cash balance and proceeds from the expected IFC financing, we believe we will have sufficient capital resources to execute the project as we currently envision it.  However, the timing and execution of our project is dependent on a variety of factors, including technical design of facilities, permitting, availability of equipment, time and costs required for delivery and construction, performance by contractors and financing, many of which are outside our control.

Off-Balance Sheet Arrangements

As of December 31, 2005, we had no transactions, agreements or other contractual arrangements with unconsolidated entities or financial partnerships, often referred to as special purpose entities, which generally are established for the purpose of facilitating off-balance sheet arrangements.

Critical Accounting Policies and Recent Accounting Pronouncements

The discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).  Management uses estimates and assumptions in preparing the consolidated financial statements in accordance with GAAP.  Those estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses in the consolidated financial statements, and the disclosure of contingent assets and liabilities.  We have identified the following as critical accounting policies directly related to our business and operations, and the understanding of our financial statements.

Successful Efforts Method of Accounting

We follow the successful efforts method of accounting for our investments in oil and gas properties.  Under this method, oil and gas lease acquisition costs and intangible drilling costs associated with exploration efforts that result in the discovery of proved reserves and costs associated with development drilling, whether or not successful, are capitalized when incurred.  Certain costs of exploratory wells are capitalized pending determinations that proved reserves have been found.  If the determination is dependent upon the results of planned additional wells and required capital expenditures to produce the reserves found, the drilling costs will be capitalized as long as sufficient reserves have been found to justify completion of the exploratory well and additional wells are underway or firmly planned to complete the evaluation of the well.  All costs related to unsuccessful exploratory wells are expensed when such wells are determined to be non-productive or at the one year anniversary of completion of the well if proved reserves have not been attributed and capital expenditures as described in the preceding sentence are not required.  We assess our capitalized exploratory wells pending evaluation each quarter to determine whether costs should remain capitalized or should be charged to earnings.  Other exploration costs, including geological and geophysical costs, are expensed as incurred.  We will recognize gains or losses on the sale of properties, should they occur, on a field-by-field basis.

The application of the successful efforts method of accounting requires management’s judgment to determine the proper designation of wells as either developmental or exploratory, which will ultimately determine the proper accounting treatment of the costs incurred.  The results from a drilling operation can take considerable time to analyze, and the determination that commercial reserves have been discovered requires both judgment and application of industry experience.  Wells may be completed that are assumed to be productive and actually deliver oil and gas in quantities insufficient to be economic, which may result in the abandonment of the wells at a later date.  Seismic costs incurred to select development locations within a productive oil and gas field are typically treated as development costs and capitalized.  Judgment is required to determine when the seismic programs are not within proved reserve areas and therefore would be charged to expense as exploratory.  The evaluations of oil and gas leasehold acquisition costs requires management’s judgment to estimate the fair value of exploratory costs related to drilling activity in a given area.

The successful efforts method of accounting can have a significant impact on the operational results reported when we enter a new exploratory area in hopes of finding oil and gas reserves.  Seismic costs can be substantial which will result in additional exploration expenses when incurred.  The initial exploratory wells may be unsuccessful and the associated costs will then be expensed as dry hole costs and any associated leasehold costs may be impaired.

Impairment of Long-Lived Assets

We periodically evaluate the recoverability of the carrying value of our long-lived assets and identifiable intangibles by monitoring and evaluating changes in circumstances that may indicate that the carrying amount of the asset may not be recoverable.  Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include but are not limited to (a) a significant decrease in the market value of an asset, (b) a significant change in the extent or matter in which an asset is used or a significant physical change in an asset, (c) a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, (d) an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or (e) a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

We consider historical performance and anticipated future results in our evaluation of potential impairment.  Accordingly, when indicators of impairment are present, we evaluate the carrying value of these assets in relation to the operating performance of the business and future discounted and non-discounted cash flows expected to result from the use of these assets.  Impairment losses are recognized when the expected future cash flows from an asset are less than its carrying value.

Future Dismantlement, Restoration, and Abandonment Costs

The accounting for future development and abandonment costs changed on January 1, 2003, with the issuance of Statement of Financial Accounting Standards (“SFAS”) No. 143 “Accounting for Asset Retirement Obligation” (“ARO”), which requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset.  The accrual is based on estimates of these costs for each of our properties based upon the type of production structure, reservoir characteristics, depth of the reservoir, market demand for equipment, currently available procedures and consultations with construction and engineering consultants.  Because these costs typically extend many years into the future, estimating these costs is difficult and requires management to make estimates and judgments that are subject to future revisions based on numerous factors, including changing technology, the political and regulatory environment and estimates as to the proper discount rate to use and timing of abandonment.

Our plan of operations includes the drilling of wells and the construction of an electric power generation plant.  We will be required to plug and abandon those wells and restore the well site and power generation site upon completion of their production.  However, due to the fact that we have not yet begun operations, we do not have sufficient information to determine the timing, nor calculate the present value, of the obligation.  Therefore, no such provision is reflected in the accompanying consolidated financial statements.

Stock Based Compensation

As permitted under SFAS No. 123, “Accounting for Stock-Based Compensation,” we follow the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”).  Under APB 25, compensation expense is recorded for stock options granted to employees and directors only if the current market price of the underlying stock exceeds the exercise price.  Transactions in equity instruments with non-employees for goods or services are accounted for under the fair value method.  For periods beginning after December 15, 2005, we will be required to account for all transactions which result in the exchange of equity instruments for goods and services, including stock options granted to employees and directors, under SFAS 123(R), “Share-Based Payment.”  SFAS 123(R) requires that all such transactions be measured at fair value and recorded as an expense over the service period.

None of the equity instruments that we issued in exchange for goods and services during the periods covered by this report were eligible for treatment under the intrinsic value method in APB 25 and all of such issuances gave rise to stock-based compensation expense based on the fair value of the instruments at the date of grant or issuance.  Accordingly, our results of operations for the periods presented would not have been affected had we been subject to the provisions SFAS 123(R) for such periods.

LEGAL PROCEEDINGS

Navidec was advised in February 2004 that the SEC was conducting an informal inquiry to determine whether Navidec had violated federal securities laws. The SEC made an informal request that Navidec voluntarily produce certain documents, which were provided to the SEC in May 2004. Based on the inquiries made and the information requested, we believe the SEC’s investigation relates, at least in part, to the restatement of Navidec’s reported earnings for the first and second quarters of 2003. This restatement was reported in Navidec’s Form 10-Q for the third quarter of 2003 filed on December 11, 2003.

In December 2004, we received notice that the SEC had issued an Order Directing a Private Investigation and Designating Officers to Take Testimony, and would be conducting a formal investigation.  We are cooperating fully with the SEC in this matter.  As of September 30, 2005, a total of approximately $50,000, primarily in legal fees, had been incurred in connection with the SEC investigation.  Pursuant to the Merger agreement, we have been indemnified by NFS for the costs of the SEC investigation and NFS has borne the costs incurred to date.  We are not aware of the future actions, if any, which the SEC intends to pursue in this matter, but no assurance can be given that the investigation will be resolved without negative consequences to the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names of our directors and executive officers along with their positions and ages as of December 31, 2005. All directors have served since their appointment in September 2004 except for Messrs. Lendrum, Miller and Strauch, who were appointed as directors in July 2005.

Name	Age	Position
Dr. Fernando Zuniga y Rivero	78	Chairman of the Board
Manuel Pablo Zuniga-Pflucker	44	Chief Executive Officer, President, and Director
Frederic Briens	46	Chief Operating Officer
Randall D. Keys	46	Chief Financial Officer
Thomas Kelly	51	Director
Gordon Gray	53	Director
John J. Lendrum III	55	Director
E. Barger Miller III	67	Director
Dennis G. Strauch	58	Director

Dr. Zuniga y Rivero is the father of the Company’s President, CEO and Director, Mr. Zuniga-Pflucker. There are no other family relationships between any directors or executive officers of the Company. Set forth below are brief descriptions of the recent employment and business experience of the officers and directors of the Company.

Dr. Fernando Zuniga y Rivero, Chairman of the Board.  Dr. Zuniga y Rivero became Chairman of the Board of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004. Immediately prior to the Merger and since 1996, he served as Chairman of BPZ & Associates Inc., the former parent company of BPZ—Texas., which has been inactive subsequent to the Merger. Dr. Zuniga y Rivero was also Energy Division project officer of The World Bank, where he planned and implemented exploration promotion projects in 58 countries, primarily in East and West Africa, Eastern Europe, Southeast Asia and Latin America from 1979 to 1996. Dr. Zuniga y Rivero has fifty years of experience in the international energy industry starting as an exploration geologist, biostratigrapher, and exploration head of an Exxon affiliate in Peru; continuing as exploration production manager, integrated operations manager, general manager, and ultimately serving as Chairman and CEO of Petroleos del Peru, the national oil company of Peru. Dr. Zuniga y Rivero holds B.S., M.S. and Ph.D. in Geology from the University of San Augustin, Peru, and conducted postgraduate studies at the University of California, Los Angeles. In April 2005, Dr. Zuniga y Rivero became a director of Transmeridian Exploration, Inc., a public oil and gas company with operations in Kazakhstan.

Manuel Pablo Zuniga-Pflucker, President, Chief Executive Officer and Director.  Mr. Zuniga-Pflucker became President and Director of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004 and in May 2005 assumed the additional title of Chief Executive Officer. Immediately prior to the Merger and since its formation in 2001, Mr. Zuniga-Pflucker served as President of BPZ—Texas. Mr. Zuniga-Pflucker also served as President of BPZ & Associates, Inc., the former parent company of BPZ—Texas, from 1989 until its Merger with Navidec, Inc. in September 2004, at which time BPZ & Associates, Inc. became inactive. Mr. Zuniga-Pflucker began his career with Occidental Petroleum Corporation. Mr. Zuniga-Pflucker has spent the past 20 years in the international oil and gas business, and has been involved in projects throughout Latin America and other areas of the world ranging from exploitation of marginal oil and gas fields to frontier exploration projects. He has also focused on the creative development of natural gas fields utilizing power generation and gas to liquids technology. He holds a B.S. in mechanical engineering from the University of Maryland as well as an M.S. in petroleum engineering from Texas A&M University.

Frederic Briens, Chief Operating Officer.  Mr. Briens joined BPZ as Vice President of Engineering in December 2004 and was named Chief Operating Officer in May 2005. From 2002 through 2004, Mr. Briens served as Geosciences and Business Development Manager for Perenco in Venezuela. From 1999 to 2002, Mr. Briens was the Chief Reservoir Engineer for Lundin Petroleum in Switzerland. Mr. Briens is a petroleum engineer with over 20 years of operating experience in international oil and gas projects spanning the globe. He has also served in senior technical and operating positions with Conoco, Schlumberger and Chevron. Mr. Briens holds an M.S. and a Ph.D. in petroleum engineering from Texas A&M University, an MBA from Colorado State University and an engineering degree from Ecole Centrale de Paris.  Mr. Briens was a co-founder of BPZ & Associates, Inc., a predecessor to the Company, in 1989.

Randall D. Keys, Chief Financial Officer.  Mr. Keys was named Chief Financial Officer of BPZ in May 2005 and has been a financial consultant to the Company since October 2004. From 2002 through 2004, Mr. Keys served as a financial consultant and Chief Financial Officer of Transmeridian Exploration, Inc., an Amex-listed oil and gas company with operations in Kazakhstan. From 1998 to 2001, he served as Chief Financial Officer of Core Laboratories, N.V., a NYSE-listed global oilfield service company, and one of its predecessors. Mr. Keys has twenty-five years of broad-based experience in finance and accounting management of public energy companies, including Santa Fe Energy, Inc., Adobe Resources Corporation and Norcen Explorer, Inc. Mr. Keys began his career with the international public accounting firm of KPMG Peat Marwick. He earned a B.B.A. in accounting from the University of Texas and is a Certified Public Accountant. He also serves as a Director and Chairman of the Audit Committee of Far East Energy Corporation, a public oil and gas company with coal-bed methane operations in China.

Thomas Kelly, Director.  Mr. Kelly became Chief Executive Officer and Director of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004. In May 2005, Mr. Zuniga-Pflucker succeeded Mr. Kelly as Chief Executive Officer in a planned transition. He is currently Chairman of the Board of United Fuel & Energy Corporation, a publicly-traded provider of fuel, lubricants and related services and was its CEO from 1998 through May 2004. He is also a director of Allis Chalmers Energy, Inc. Mr. Kelly is an independent oil and gas producer in Midland, Texas who has invested in a variety of acquisition, exploitation and exploration programs since 1980 and continuing from 2000 to present. Prior to 2000, Mr. Kelly founded and managed several energy related companies including Baytech, Inc. and First Permian, LLC. He graduated with a degree in business from Baylor University.

Gordon Gray, Director.  Mr. Gray became a Director of BPZ upon consummation of the Merger with Navidec, Inc. in September 2004. Since 1982, Mr. Gray has served as President of Allied Crude Purchasing, Inc., a privately owned transportation company, which purchases crude oil at the well site and transports it by truck or pipeline to sales points throughout Texas and Eastern New Mexico. Mr. Gray has owned and operated oil production and oil field service businesses for over 30 years. His activities are centered in the Permian Basin area of West Texas.

John J. Lendrum III.  Mr. Lendrum became a Director of BPZ in July 2005. Mr. Lendrum was appointed in April 2005 as President, Chief Operating Officer and a Director of Torch Energy Advisors Incorporated (“Torch”), a Houston-based company which specializes in the exploitation and development of oil and gas properties, mid-stream gas assets, and well servicing. From 1993 to 2005, Mr. Lendrum founded and served as President of Rockport Resources Capital Corporation, which focused on providing capital to the energy industry. During this period, he was also a principal in Star Natural Gas Company, a privately-held company with mid-stream natural gas assets. Previously, Mr. Lendrum served as Executive Vice President and Chief Financial Officer of Torch and in senior financial and business development roles with the Torch managed companies of Nuevo Energy Company, Energy Assets International and Bellwether Exploration. Mr. Lendrum began his career with the international public accounting firm of KPMG Peat Marwick and earned a BBA in Finance and completed his graduate studies in Accounting Theory at the University of Texas at Austin. Mr. Lendrum serves as Chairman of the Company’s Audit Committee.

E. Barger Miller III.  Mr. Miller became a Director of BPZ in July 2005. Mr. Miller has served since 1990 as Chairman and CEO of E.B. Miller & Co., a privately held company which provides project planning and business development services for energy and power companies, primarily in Latin America. He was recently involved in a large power Transaction” in Ecuador and a downstream project in Bolivia. Mr. Miller has over 40 years of broad-based experience in the energy industry, including positions as CEO of Minden Oil & Gas, Inc., a public exploration and production company, and investment banking positions with Graber, Miller, Ronn & Co. and Charterhouse Japhet. He began his career with Exxon Corporation. Mr. Miller holds an MBA from Northwestern University and a B.S. in Chemistry, with a minor in Petroleum Engineering, from Stanford University. Mr. Miller serves as Chairman of the Company’s Nominating and Corporate Governance Committee.

Dennis G. Strauch.  Mr. Strauch became a Director of BPZ in July 2005. Mr. Strauch has served since 2001 as Managing General Partner of Delmar Holdings, LP, a private firm which manages U.S. oil and gas properties. From 1992 to 2001, Mr. Strauch held various positions, including President and CEO, with Zarara Oil and Gas Limited and its predecessors. Zarara, a publicly traded company in the US and UK, had international oil and gas operations in Africa, the Middle East, the Far East and South America. Mr. Strauch has over 30 years experience in the oil and gas industry with extensive international and domestic technical experience in the areas of acquisitions, reservoir engineering and economic evaluations. He began his career with Schlumberger and has served in senior management and technical positions with ARAMCO, Petro-Lewis, Whiting Petroleum and Geodyne Resources. Mr. Strauch holds an MBA from the University of Denver and a degree in Geophysics from the Colorado School of Mines. He is a Registered Professional Engineer in the State of Colorado. Mr. Strauch serves as Chairman of the Company’s Compensation Committee.

Involvement in Certain Legal Proceedings

To the knowledge of management, during the past five years, no present or former director, executive officer or affiliate was involved in any legal proceeding either individually or as an affiliate of a legal entity that requires disclosure.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth information as of December 31, 2005, concerning the beneficial ownership of BPZ’s common stock by each person who beneficially owns more than five percent of the common stock, its affiliates, and by each of BPZ’s executive officers and directors, and by all executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Beneficial Ownership(2)
Gordon Gray(3)	3,710,774	9.2%
Thomas Kelly	3,465,486	8.6%
Fernando Zuniga y Rivero(4)	3,304,539	8.2%
Manuel Pablo Zuniga-Pflucker	3,304,539	8.2%
Frederic Briens	112,348	0.3%
Dennis G. Strauch	25,000	0.1%
Randall D. Keys	15,000	0.0%
John J. Lendrum III	—	—
E. Barger Miller III	—	—
All directors and executive officers as a group (nine persons)	13,937,686	34.6%
Allied Crude Purchasing, Inc.(3) 3900 West Highway 180 Snyder, Texas 79549	3,710,774	9.2%
John R. McKowen(5)	2,010,295	4.8%

1)                                      Except as indicated herein, the business address for each beneficial owner is 580 Westlake Park Blvd, Suite 525, Houston, Texas 77079. The principal business address for Mr. McKowen is 6399 S. Fiddler’s Green Circle, Suite 300, Greenwood Village, CO 80111.

2)                                      The calculations of percentage beneficial ownership are based on 40,339,979 shares issued as of December 31, 2005, plus any potentially dilutive securities for each person or group.  Of such issued shares, 707,903 shares are held by Navidec Financial Services, Inc., an affiliate of the Company.

3)                                      The shares reflected above as beneficially owned by Mr. Gray consist of 3,710,774 shares that he beneficially owns and controls through his sole ownership of Allied Crude Purchasing, Inc.

4)                                      The number of shares reflected above as beneficially owned by Mr. Zuniga y Rivero does not include 158,595 shares held of record by his wife, Blanca Pflucker de Zuniga, as Mr. Zuniga y Rivero disclaims beneficial ownership of these shares.

5)                                      The number of shares of common stock beneficially owned by Mr. McKowen includes (i) options to purchase 375,000 shares of common stock which are exercisable within 60 days of December 31, 2005, (ii) 707,903 shares of common stock held by Navidec Financial Services, Inc. (“NFS”) and (iii) warrants to purchase 810,000 shares of the Company’s common stock at an exercise price of $2.00 per share held by NFS.  Mr. McKowen is the Chief Executive Officer of NFS, an affiliate of the Company and was Chief Executive Officer of the Company from August 2003 until September 2004.  He served as a Director of the Company from December 2002 until July 2005.  The number of shares of common stock beneficially owned by Mr. McKowen excludes 118,382 shares and options to purchase 375,000 shares of common stock which were conveyed to his wife, from whom he is legally separated pursuant to a qualified domestic relations order, as Mr. McKowen disclaims beneficial ownership of these shares.

Rule 13d-3 under the Securities Exchange Act of 1934, provides for the determination of beneficial owners of securities. That rule includes as beneficial owners of securities, any person who directly or indirectly has, or shares, voting power and/or investment power with respect to such securities. Rule 13d-3 also includes as a beneficial owner of a security any person who has the right to acquire beneficial ownership of such security within sixty days through any means, including the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class by any other person. Included in this table are only those derivative securities that have exercise prices which it is reasonable to believe could be “in the money” within the next sixty days.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In October 2003, Navidec made a $200,000 investment in the Kirby Enterprise Fund (the Fund), of which Chuck Kirby, a control person of the Fund, was also at the time a person of at least 5% beneficial ownership of the Company. The Fund is a limited liability company organized to invest in equity securities. This investment was sold during 2004 and was not part of the assets conveyed to the Company in the Merger.

At December 31, 2003, the Company had a net receivable of $162,890 due from BPZ & Associates, Inc., which was the parent of the Company prior to the Merger.  Additionally, BPZ Energy, Inc. made additional cash payments to BPZ & Associates, Inc. totaling $789,501 prior to the Merger.  Of such payments, $370,000 relates to the acquisition of SMC Ecuador, Inc., of which $167,500 was paid to third parties and $202,500 was for the benefit of BPZ & Associates, Inc.  The remaining balance of $582,391 was attributable to personnel and office expenses incurred by BPZ & Associates, Inc. on behalf of BPZ-Texas and has been recorded as part of the Company’s general administrative expenses.

In 2003, BPZ-Texas entered into a loan agreement Allied Crude Purchasing, Inc. (“Allied Crude”), a company controlled by Gordon Gray, a Director of the Company, under which BPZ-Texas made total borrowings of $665,000. Prior to the consummation of the Merger with Navidec, BPZ-Texas converted this debt into 1,802,376 shares of common stock. Mr. Gray is entitled to receive additional earn-out shares, when and if they are issued, on a proportionate basis with the other pre-Merger shareholders of BPZ-Texas.  See “Business and Properties – Navidec Merger Transaction”  and Note 9 to the December 31, 2004 and 2003 Consolidated Financial Statements, included herein, for further discussion about the earn-out shares.

Prior to the consummation of the Merger with Navidec, BPZ-Texas issued 1,683,236 shares of common stock to Thomas Kelly, former Chief Executive Officer and a Director of the Company, as compensation for his financial advisory services in arranging the merger with Navidec, assisting with the private placement, and helping the Company identify potential financing sources. Mr. Kelly also provided certain letter of credit guarantees, which are no longer in place. Mr. Kelly is entitled to receive additional earn-out shares, when and if they are issued, on a proportionate basis with the other pre-Merger shareholders of BPZ-Texas.  See “Business and Properties – Navidec Merger Transaction and Note 9 to the December 31, 2004 and 2003 Consolidated Financial Statements, included herein, for further discussion about the earn-out shares.

In July 2004, BPZ entered into a Director Agreement with Mr. McKowen, then CEO of Navidec, related to his service as a Director to BPZ upon consummation of the Merger between Navidec and BPZ-Texas.  Pursuant to that Agreement, Mr. McKowen received options to acquire up to 1,000,000 million shares of the Company’s common stock at $1.30 per share. Of such option shares, 500,000 became vested upon the closing of the $6,000,000 private placement in September 2004. The remaining 500,000 shares will vest upon the receipt of additional investment proceeds totaling $6,000,000, including proceeds from the exercise of outstanding warrants, provided such funding is received by the Company no later than September 10, 2006. Such options, when vested, expire ten (10) years from the date of grant.  Mr. McKowen did not stand for re-election to the BPZ Board of Directors at the Annual Meeting on July 1, 2005.

On July 20, 2004, the Board of Directors of Navidec, Inc. approved an advance of $400,000 to BPZ-Texas under a promissory note dated July 15, 2004. Navidec, Inc. funded this advance from proceeds received as a result of recent stock option exercises and from the proceeds of a $260,000 personal loan made to Navidec, Inc. from John R. McKowen, a former director and former officer of the Company. This secured promissory note to BPZ-Texas was repaid from the proceeds of the private placement following the closing of the Merger.

In connection with the Merger, the Company entered into a business consulting agreement with NFS, an affiliate of the Company, under which NFS would provide investor relations, public relations, and other financial advisory services to BPZ. Under this agreement, BPZ was obligated to pay NFS fees of $30,000 per month for a period of twelve months ending on July 31, 2005. This agreement was cancelable upon 30 days notice at any time after October 31, 2004. Additionally, BPZ agreed to grant NFS fully vested warrants to purchase 1,500,000 shares of Navidec, Inc. common stock at an exercise price of $2.00 per shares at any time prior to July 31, 2006. Pursuant to an agreement between the parties, NFS discontinued services under the Business Consulting Agreement effective May 6, 2005.

As part of the Merger Agreement, BPZ & Associates, Inc. retained a 10% overriding royalty interest in the future gross revenues, net of government royalties, derived from the four blocks in Peru currently owned by the Company. BPZ & Associates, Inc. is an entity controlled by certain officers and directors of the Company. After further consideration, the principals of BPZ & Associates, Inc. concluded that it would be in the best interests of the Company and its shareholders to eliminate this overriding royalty interest and to put into place a more traditional management incentive plan based upon the results of the Company and other appropriate measures of Company success.  Accordingly, BPZ & Associates, Inc. has relinquished this 10% overriding royalty interest.

Except as set forth herein, there have been no material transactions, series of similar transactions or currently proposed transactions, to which we or any of our subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director or executive officer or any security holder who is known to the Company to own of record or beneficially more than 5% of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, had a material interest.

EXECUTIVE COMPENSATION

This section sets out the annual compensation paid during the year ended December 31, 2005 and the two prior fiscal years to our Chief Executive Officer and any other executive officers who received annual compensation in excess of $100,000 during the last fiscal year.

					Long Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
Name and Principal Position	Fiscal Year Ending	Salary ($)	Bonus ($) (e)	Other Annual Compensation ($)	Stock Awards ($)	Underlying Options/SARS (#)	LTIP Payouts ($)	All Other Compensation ($)
Dr. Fernando Zuniga y Rivero	2005	$120,000	—	—	—	—	—	—
Chairman of the Board	2004	40,000	—	—	—	—	—	—
	2003	—	—	—	—	—	—	—

Manuel Pablo Zuniga-Pflucker	2005	$120,000	—	—	—	—	—	—
President, Chief Executive	2004	40,000	—	—	—	—	—	—
Officer and Director(a)	2003	—	—	—	—	—	—	—

Frederic Briens	2005	$120,000	—	—	$1,980,000	—	—	—
Chief Operating Officer(b)	2004	20,000	—	—	—	—	—	—
	2003	—	—	—	—	—	—	—

Randall D. Keys	2005	$90,000	—	—	$1,980,000	—	—	—
Chief Financial Officer(c)	2004	—	—	—	—	—	—	—
	2003	—	—	—	—	—	—	—

Thomas Kelly	2005	—	—	—	—	—	—	—
Former Chief Executive	2004	—	—	—	—	—	—	(d	)
Officer and Director(d)	2003	—	—	—	—	—	—	—

(a)          Mr. Zuniga-Pflucker has been President and a Director of the Company since the Merger with Navidec, Inc. in September 2004. He was named Chief Executive Officer in May 2005.

(b)         Mr. Briens was hired as Vice President of Engineering in December 2004 and was named Chief Operating Officer in May 2005.  Mr. Briens received a restricted stock award of 450,000 shares valued at $4.40 per share, which was the closing market price of our common stock on the date of grant.  This restricted stock award vests in three equal annual installments beginning on May 16, 2006.  As of December 31, 2005, the unvested restricted shares had a value of $1,912,500, based on our closing market price of $4.25 per share.

(c)          Mr. Keys served as a financial consultant from October 2004 through May 2005 at which time he was appointed Chief Financial Officer of the Company.  Prior to his appointment as Chief Financial Officer, Mr. Keys received total consulting fees of $108,300 and 15,000 shares of common stock valued at $63,750.  Mr. Keys received a restricted stock award of 450,000 shares valued at $4.40 per share, which was the closing market price of our common stock on the date of grant.  This restricted stock award vests in three equal annual installments beginning on May 16, 2006.  As of December 31, 2005, the unvested restricted shares had a value of $1,912,500, based on our closing market price of $4.25 per share.

(d)         Mr. Kelly was Chief Executive Officer of the Company from the Merger with Navidec, Inc. in September 2004 until May 2005, when he was succeeded by Mr. Zuniga-Pflucker. Mr. Kelly continues as a Director of the Company. See discussion of stock awarded to Mr. Kelly prior to the Merger in “Other Compensation and Employment Agreements or Arrangements”, below.

(e)          The Board of Directors has not made a formal decision with regard to any discretionary bonus compensation for the year ended December 31, 2005.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning the Company’s grant of options to purchase shares of the Company’s common stock and stock appreciation rights (“SARs”) during the fiscal year ended December 31, 2005, to the

Company’s Chief Executive Officer and to any other executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005:

Name	Number Of Securities Underlying Options/SARs Granted (#)	Percent Of Total Options/SARs Granted To Employees in Fiscal Year	Exercise Or Base Price ($/SH)	Expiration Date
Dr. Fernando Zuniga y Rivero	—	—	—	—
Manuel Pablo Zuniga-Pflucker	—	—	—	—
Frederic Briens	—	—	—	—
Randall D. Keys	—	—	—	—
Thomas Kelly	—	—	—	—

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND YEAR-END OPTION/SAR VALUES

The following table contains information with respect to the exercise of options to purchase shares of common stock during the fiscal year ended December 31, 2005 by the Company’s Chief Executive Officer and any other executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005:

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number Of Unexercised Securities Underlying Options/SARs At Year End (#) Exercisable/ Unexcercisable	Value Of Unexercised In The-Money Option/SARs At Year End ($) Exercisable/ Unexcercisable
Dr. Fernando Zuniga y Rivero	—	—	—	—
Manuel Pablo Zuniga-Pflucker	—	—	—	—
Frederic Briens	—	—	—	—
Randall D. Keys	—	—	—	—
Thomas Kelly	—	—	—	—

LONG-TERM INCENTIVE PLANS—AWARDS IN LAST FISCAL YEAR

The following table contains information with respect to the awards made to the Company’s Chief Executive Officer and to any other executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005 under the Company’s Long-Term Incentive Plans during the fiscal year ended December 31, 2005:

	Number Of Shares, Units	Performance Or Other Period Until	Estimated Future Payouts Under Non-Stock Price-Based Plans
Name	Or Other Rights (#)	Maturation Or Payout	Threshold (#)	Target (#)	Maximum (#)
Dr. Fernando Zuniga y Rivero	—	—	—	—	—
Manuel Pablo Zuniga-Pflucker	—	—	—	—	—
Frederic Briens (a)	225,000	12/28/2007	225,000	225,000	225,000
Randall D. Keys (a)	225,000	12/28/2007	225,000	225,000	225,000
Thomas Kelly	—	—	—	—	—

(a)          Messrs. Briens and Keys each received a contingent incentive stock award of 225,000 shares, which will vest only if the Company achieves net production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.  This vesting provision is the same as the second earn-out target under the Merger Agreement, as discussed in “Business and Properties – Navidec Merger Transaction”, included herein.

Officer Compensation and Employment Agreements or Arrangements

We have no employment agreements with any of our executive officers. Each of our executive officers currently receives a base salary of $120,000 per year. Each is eligible for cash bonus compensation at the discretion of the Board of

Directors, but there is no formal plan covering such bonuses, nor were any bonuses paid for the fiscal year ended December 31, 2004.  The Board has not made a formal decision with regard to any bonus compensation for the year ended December 31, 2005.

Mr. Kelly, the former Chief Executive Officer and a Director of the Company, did not draw any salary from the Company during 2004, including periods prior to and after the consummation of the Merger with Navidec. Prior to the Merger, BPZ-Texas issued 1,683,236 shares of common stock to Mr. Kelly as compensation for financial advisory services in arranging the merger with Navidec, assisting with the private placement, and helping the Company identify potential financing sources. Mr. Kelly also provided certain letter of credit guarantees in favor of the Company.  Mr. Kelly is entitled to receive earn-out shares, when and if they are issued, on a proportionate basis with the other pre-Merger shareholders of BPZ-Texas.  See “Business and Properties — Navidec Merger Transaction and Note 9 to the December 31, 2004 and 2003 Consolidated Financial Statements, included herein, for further discussion about the earn-out shares.

Long-Term Incentive Plan

The BPZ Energy, Inc. 2005 Long-Term Incentive Compensation Plan (“LTIP”) reserves 4,000,000 shares of common stock for awards under the plan. Of such amount, no more than 1,600,000 shares in the aggregate shall be eligible for the issuance of designated stock-based incentives, including performance shares, stock grants, restricted stock grants and other designated stock-based incentives.  As of December 31, 2005, we had issued restricted stock awards totaling 1,120,000 shares and had 2,880,000 shares available for future awards under the LTIP, of which 480,000 are available for issuance of designated stock-based incentives.

In connection with the Merger, BPZ assumed the Navidec 2004 Stock Option Plan (the “Navidec Plan”), which provided for the issuance of up to a maximum of three million shares of no par value common stock covered by this plan. Subsequent to the Merger with Navidec, Inc., the Company discontinued the Navidec Plan and no options were granted under the Navidec Plan subsequent to the Merger. As of December 31, 2005, there were 653,652 remaining stock options outstanding under the Plan, all of which are fully vested and expire on September 10, 2007.

Director Compensation

There are currently no arrangements to pay any cash compensation, such as annual retainer or meeting fees to Directors. Directors are entitled to receive reimbursement for reasonable direct expenses incurred in attending meetings of the Board of Directors. During 2004, there were no payments of director fees to any of the Directors. In July 2005, the Company approved a grant of 50,000 shares of restricted common stock, vesting at the end of two years from the date of grant, to each of the Company’s three newly appointed independent directors, Messrs. Lendrum, Miller and Strauch.

Limitation of Liability and Indemnification

Our Articles of Incorporation contain a provision eliminating our directors’ liability to us or our shareholders for monetary damages for a breach of their fiduciary duty. However, a director’s liability is not eliminated in circumstances involving certain wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation also obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. While we believe that these provisions are very standard and necessary to assist us in attracting and retaining qualified individuals to serve as directors, they could also serve to insulate our directors against liability for actions which damage us or our shareholders. Furthermore our assets could be used or attached to satisfy any liabilities subject to such indemnification.

PLAN OF DISTRIBUTION

As used in this prospectus, “selling security holder” includes any donees, pledgees, transferees or other successors in interest who will hold the selling security holders’ shares after the date of this prospectus. We are paying the costs, expenses and fees of registering the common stock, but the selling security holders will pay any underwriting or brokerage commissions and similar selling expenses relating to the sale of the shares of common stock.

The selling security holders may sell, from time to time, any or all of their shares of our common stock on any stock exchange, market or trading facility on which our shares are then traded or in private transactions. A selling security holder may sell his or her shares at prevailing market prices or privately negotiated prices.

The selling security holders may sell some or all of their common stock through:

•                  ordinary brokers’ transactions which may include long or short sales;

•                  transactions involving cross or block trades or otherwise;

•                  purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

•                  market makers or into an existing market for our common stock;

•                  other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•                  transactions in options, swaps or other derivatives; or

•                  any combination of the selling options described in this prospectus, or by any other legally available means.

The selling security holders may enter into hedging transactions with broker-dealers who may engage in short sales of our common stock in the course of hedging the positions they assume. The selling security holders also may enter into option or other transactions with broker-dealers that require the delivery by those broker-dealers of the common stock. Thereafter, the shares may be resold under this prospectus.

The selling security holders and any broker-dealers involved in the sale or resale of our common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any selling security holders or any broker-dealer qualifies as an “underwriter,” they will be subject to the prospectus delivery requirements of Section 153 of the Securities Act, which may include delivery through the facilities of the NASD.

In the event that any selling security holder sells any of his common stock to a broker, dealer or underwriter as principal, such shares may be resold by the broker, dealer or underwriter only under an amended prospectus that discloses the selling security holder’s arrangements with the broker/ dealer/ underwriter participating in the offering and identifies the participating broker/ dealer/ underwriter. Any participating brokers/ dealers will be considered as an “underwriter” and will be identified in the amended prospectus as such.

In conjunction with sales to or through brokers, dealers or agents, the selling security holders may agree to indemnify them against liabilities arising under the Securities Act. We know of no existing arrangements between the selling security holders, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

In addition to selling their shares of common stock under this prospectus, the selling security holders may:

•                  transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution, or other transfer; or

•                  sell their common stock under Rule 144 of the Securities Act, if the Transaction” meets the requirements of Rule 144.

We have advised the selling security holders that during the time each is engaged in a distribution of the shares covered by this prospectus, each is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any shares which are the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our shares in connection with the distribution of our shares. We have further advised selling security holders who may be “affiliated purchasers” of ours that they must coordinate their sales under this prospectus with each other and us for purposes of Regulation M. All of the foregoing may affect the marketability of the shares offered in this prospectus.

We will amend or supplement this prospectus as required by the Securities Act.

SELLING SECURITY HOLDERS

The following table shows for each selling security holder:

•                  the number of shares of common stock beneficially owned by him or her,

•                  the number of shares of common stock covered by this prospectus, and

•                  the number of shares of common stock to be retained after this offering, if any, assuming the selling security holder sells the maximum number of shares (and percentage of outstanding shares of common stock owned after this offering, if more than 1%).

The selling security holders are not required, and may choose not, to sell any of their shares of common stock.

Name of Beneficial Owner		Shares of Common Stock Beneficially Owned Before Offering	Shares of Common Stock to Be Sold in Offering (22)	Shares of Common Stock Beneficially Owned After Offering(1)

St. Philip Partners	(2)	250,000	250,000	—
Rubicon Master Fund	(3)	1,667,000	1,667,000	—
Sandor Capital Master Fund, L.P.	(4)	334,000	334,000	—
Hopewell Capital LLC	(5)	100,000	100,000	—
JMG Capital Partners, L.P.	(6)	333,334	333,334	—
JMP Triton Offshore Fund, Ltd.	(6)	333,333	333,333	—
Columbus Capital Partner, L.P.	(7)	560,000	560,000	—
Columbus Capital Offshore Fund, Ltd.	(7)	440,000	440,000	—
Forest Hill Select Fund, L.P.	(8)	512,800	512,800	—
Forest Hill Select Offshore Ltd.	(8)	287,200	287,200	—
Lone Oak Partners L.P.	(8)	200,000	200,000	—
Morgan Keegan Early Stage Fund, L.P.	(9)	130,675	130,675	—
Morgan Keegan Employee Investment Fund, L.P.—Class B	(9)	36,325	36,325	—
The Schmieding Foundation, Inc.	(10)	100,000	100,000	—
H.C. Schmieding Produce Company, Inc.	(10)	50,000	50,000	—
Waverly Limited Partnership	(11)	100,000	100,000	—
Meadowbrook Opportunity Fund LLC	(12)	100,000	100,000	—
Treaty Oak Ironwood	(13)	254,300	254,300	—
Treaty Oak Master Fund	(13)	203,400	203,400	—
Atlas Capital QP	(13)	14,250	14,250	—
Atlas Capital Master Fund	(13)	28,050	28,050	—
Marshall Small Cap Growth Fund	(14)	530,000	530,000	—
Cougar Trading, LLC	(15)	50,000	50,000	—
Dynamis Energy Fund, LP	(16)	890,000	890,000	—
Dynamis Energy Fund Limited	(16)	110,000	110,000	—
Jose Alvarez	(17)	68,997	33,333	35,664
Select Contrarian Value Partners, L.P.	(18)	150,000	150,000	—
GLG North American Opportunity Fund	(19)	83,500	83,500	—
GLG European Long-Short Fund	(19)	250,500	250,500	—
DKR SoundShore Oasis Holding Fund Ltd.	(20)	334,000	334,000	—
Radian Group Inc. (nominee name: Ell & Co.)	(21)	70,000	70,000	—
WTC-CIF Emerging Companies Portfolio (nominee name: Finwell & Co.)	(21)	700,000	700,000	—
The Dow Chemical Employee’s Retirement Fund (nominee name: Kane & Co.)	(21)	380,000	380,000	—
Government of Singapore Investment Corporation Pte Ltd. (nominee name: Ell & Co.)	(21)	258,700	200,000	58,700
WTC-CTF Emerging Companies Portfolio (nominee name: Landwatch & Co.)	(21)	650,000	650,000	—
British Columbia Investment Management Corporation (nominee name: Hare & Co.)	(21)	201,400	150,000	51,400
Oregon Investment Council (nominee name: Westcoast & Co.)	(21)	650,000	650,000	—
The Retirement Program Plan for Employees of Union Carbide Corporation (nominee name: Kane & Co.)	(21)	273,700	200,000	73,700
Total		11,685,464	11,466,000	219,464

(1)

Assumes all shares of common stock offered hereby are sold. Based on this assumption, all of the selling securityholders listed in the table shall hold less than 1% of the outstanding shares of our common stock after this offering.

(2)	Based upon information provided to the Company by the selling security holder, Mr. Michael Miller, acting as Manager, has voting power and investment power over these shares.

(3)

Based upon information provided to the Company by the selling security holder, Messrs. Paul Anthony Brewer, Jeffrey Eugene Brummette, William Francis Callanan, Vilas Gadkari, Robert Michael Greenshields and Horace Joseph Leitch III acting as Partners of Rubicon Fund Management LLP, have shared voting power and investment power over these shares.

(4)

Based upon information provided to the Company by the selling security holder, Mr. John S. Lemak, acting as General Partner, has voting power and investment power over these shares. Mr. Lemak is affiliated with Williams Financial Group, Inc. a registered broker-dealer based in Dallas, Texas, but Williams Financial Group, Inc. is not affiliated with the selling security holder.

(5)	Based upon information provided to the Company by the selling security holder, Mr. Richard Adelaar, acting as Managing Partner, has voting power and investment power over these shares.

(6)	Based upon information provided to the Company by the selling security holder, Mr. Jonathan Glaser, acting as Member Manager, has voting power and investment power over these shares.

(7)

Based upon information provided to the Company by the selling security holder, Mr. Matthew D. Ockner acting as Managing Member of Columbus Capital Management, LLC, has voting power and investment power over these shares.

(8)	Based upon information provided to the Company by the selling security holder, Mr. Mark A. Lee acting as President & Manager, has voting power and investment power over these shares.

(9)

Based upon information provided to the Company by the selling security holder, Morgan Keegan & Company, Inc., a registered broker-dealer based in Memphis, Tennessee, has voting power and investment power over these shares. Based upon information provided to the Company, such selling security holders acquired their shares in the ordinary course of business and at the time of acquisition did not have any arrangements or understandings with any person to distribute the securities.

(10)

Based upon information provided to the Company by the selling security holder, Messrs. L.H. Schmieding and Robby Zink, acting CEO and CFO respectively, have shared voting power and investment power over these shares.

(11)	Based upon information provided to the Company by the selling security holder, Mr. Graham R. Smith, acting as Managing General Partner, has voting power and investment power over these shares.

(12)	Based upon information provided to the Company by the selling security holder, Mr. Michael Ragins, acting as Manager, has voting power and investment power over these shares.

(13)	Based upon information provided to the Company by the selling security holder, Mr. Aaron R. Stanley, acting as Partner, has voting power and investment power over these shares.

(14)

Based upon information provided to the Company by the selling security holder, Mr. Matthew Fahey, acting as Vice President, has voting power and investment power over these shares. Mr. Fahey is affiliated with Marshall & Ilsley Investment Management Company, a registered broker-dealer based in Milwaukee, Wisconsin. Based upon information provided to the Company, such selling security holder acquired its shares in the ordinary course of business and at the time of acquisition did not have any arrangements or understandings with any person to distribute the securities.

(15)	Based upon information provided to the Company by the selling security holder, Mr. Emanuel E. Geduld, acting as Senior Managing Member, has voting power and investment power over these shares.

(16)	Based upon information provided to the Company by the selling security holder, Mr. Alexander H. Bocock, acting as Managing Member, has voting power and investment power over these shares.

(17)	Mr. Alvarez has served as Vice President of Technology for BPZ Energy, Inc. since October 2004.

(18)	Based upon information provided to the Company by the selling security holder, Mr. David W. Berry, acting as Principal, has voting power and investment power over these shares.

(19)

Based upon information provided to the Company by the selling security holder, Mr. Pierre Lagrange, acting as Managing Director of GLG Partners LP, has voting power and investment power over these shares.

(20)	Based upon information provided to the Company by the selling security holder, Ms. Barbara Burger, acting as Director, has voting power and investment power over these shares.

(21)

Based upon information provided to the Company by the selling security holder, Wellington Management Company, LLP, a registered investment adviser, has voting power and investment power over these shares.

(22)

The selling security holders acquired the shares of common stock to be sold in this offering in a private placement of our shares to accredited investors pursuant to a Stock Purchase Agreement dated July 19, 2005.

DESCRIPTION OF OUR STOCK

Common Stock

The Company has 250,000,000 shares of common stock, no par value, authorized by its Third Amended and Restated Certificate of Incorporation.  The holders of the common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders. Shares of common stock do not carry cumulative voting rights, and therefore, a majority of the shares of outstanding common stock will be able to elect the entire Board of Directors and, if they do so, minority stockholders would not be able to elect any persons to the Board of Directors. Our bylaws provide that a majority of the issued and outstanding shares of the Company shall constitute a quorum for stockholders meetings except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company seeks growth and expansion of its business through the reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the stockholders. The issuance of such shares would reduce the percentage ownership held by existing shareholders and may dilute the book value of their shares.

There are no provisions in the Bylaws or Charter of the Company which would delay, defer or prevent a change in control of the Company.

Preferred Stock

The Company has up to 25,000,000 shares of preferred stock available for future issuance. All authorized but unissued shares of preferred stock will be available for issuance in one or more series with rights and preferences, including any dividend, voting conversion, liquidation or redemption rights, to be established by the Board of Directors from time to time without further action by the shareholders, unless such action is otherwise required by applicable law.

The holders of preferred stock will generally rank superior to holders of common stock in the collection of dividends, if any, and with respect to any asset distribution in the event of dissolution or bankruptcy. The holders of preferred stock may have the right to convert their preferred stock into common stock if that right is granted by the Board of Directors in the issuance of a particular series of preferred stock. The holders of preferred stock may have a greater expectation to a certain dividend if that right is included as part of the issuance of a series of preferred stock. The preferred stock may be issued with or without voting power, but in any case will not be issued with superior voting power per share than the Company’s common stock. Holders of the preferred stock will also not have preemptive rights to subscribe for any additional securities which may be issued by the Company.

Transfer Agent and Registrar

The transfer agent for our common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

Prior to June 5, 2002, our common stock was traded on the Nasdaq National Market under the symbol “NVDC”. On that date, we commenced trading on the Nasdaq SmallCap Market. On August 18, 2003 Navidec received notice from the Nasdaq SmallCap Market that it was not in compliance with the rules regarding the minimum requirements for stockholders’ equity. As a result, it began trading on the OTC Bulletin Board under the same symbol on Wednesday, August 20, 2003. In connection with the recent merger, we changed our name to BPZ Energy, Inc. and began trading under the symbol “BPZI” on February 7, 2005, also on the OTC Bulletin Board.  On December 27, 2005, as a result a delay in filing its quarterly report on Form 10-Q for the quarterly period ended September 30, 2005, the Company became ineligible for trading on the OTC Bulletin Board and began trading on the Pink Sheets under the symbol “BPZI.”

The following table sets forth, for the periods indicated, the high and low prices of a share of our common stock as reported on the Nasdaq National Market, Nasdaq SmallCap Market and the OTC Bulletin Board for the applicable time periods. The quotations provided for the over the counter market reflect interdealer prices without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
2005
Fourth quarter	$5.05	$1.01
Third quarter	6.00	4.00
Second quarter	6.50	3.70
First quarter	6.90	3.20
2004
Fourth quarter	5.60	2.90
Third quarter	3.75	1.25
Second quarter	2.05	1.10
First quarter	1.25	0.98
2003
Fourth quarter	1.26	1.03
Third quarter	3.20	1.05
Second quarter	3.10	1.91
First quarter	2.55	1.90

Holders

As of December 31, 2005, we had approximately 328 shareholders of record, plus an estimated 2,650 beneficial owners of our common stock.

Dividend Policy on Common Stock

We have never paid cash dividends on our stock. For the foreseeable future, we intend to retain earnings, if any, to meet our working capital requirements and to finance future operations. Accordingly, we do not plan to declare or distribute cash dividends to the holders of our common stock in the foreseeable future.

Equity Compensation Plan Information (as of December 31, 2005)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
BPZ Long Term Incentive Compensation Plan	—	$—	2,880,000
Equity compensation plans not approved by security holders:
Contingent Incentive Earn-Out Shares	485,000	$—	—
Navidec, Inc. 2004 Stock Option Plan	653,652	1.67	—
Warrants pursuant to Business Consulting Agreement	1,125,000	2.00	—
Stock Options pursuant to Director’s Agreement	1,000,000	1.30	—
Total not approved by security holders	3,263,652	$1.42	—
Total all compensation plans	3,263,652	$1.42	2,880,000

Description of Equity Compensation Plans Not Approved by Security Holders

Contingent Incentive Earn-Out Shares

In July 2005, we awarded contingent incentive stock awards totaling 485,000 shares to three of the Company’s officers, two of whom are executive officers.  Vesting of the incentive stock awards is contingent upon the Company achieving net production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.  This vesting provision is the same as the second earn-out target under the Merger Agreement, as discussed in “Business and Properties — Navidec Merger Transaction, included herein.

Navidec, Inc. 2004 Stock Option Plan

Subsequent to the Merger, the Company discontinued the Navidec 2004 Stock Option Plan (the “Navidec Plan”) and no options were granted under the Navidec Plan subsequent to the Merger. The following discussion pertains to the period prior to the Merger.

On April 26, 2004, the Board of Directors of Navidec, Inc. adopted the Navidec Plan for current or former key employees, consultants and members of the Board of Directors of the Company or a subsidiary of the Company providing material services to the Company. The Navidec Plan was included as an exhibit to a registration statement on Form S-8 filed on June 15, 2004. The Board of Navidec, Inc. administers the Navidec Plan, or the Board may appoint a committee of two or more non-employee directors to administer the Navidec Plan. The Board or such committee may, in its sole discretion, select eligible optionees. The Board may also amend, modify or terminate the Plan at any time. None of these actions, however, shall affect any outstanding option under the Navidec Plan without the consent of the optionee holding the option.

The Navidec Plan reserves 3,000,000 shares of common stock for issuance upon exercise of options. During the period from the establishment of the Navidec Plan until the date of the Merger, Navidec issued options to purchase 2,157,361 shares of common stock at an average exercise price of $1.45 per share. The Board will adjust the aggregate number of shares under the Plan if there is any change in the outstanding shares of stock of the Company because of a stock dividend or split, recapitalization, reclassification or other similar capital change. The options granted under the Plan expire on the earliest to occur of (i) the date set forth in such option, not to exceed 10 years from the date of grant; (ii) the third anniversary of the completion of the merger or sale of substantially all of the stock or assets of the Company with or to another company in which the Company is not the surviving corporation (except for merger with a wholly owned subsidiary); or (iii) the termination of the employment of an optionee for cause by the Company. Options may be subject to a vesting schedule as set forth in an option agreement. Notwithstanding any other terms, an option is fully vested and exercisable (i) immediately prior to the completion of the merger or sale of substantially all of the stock or assets of the Company with or to another company in which the Company is not the surviving corporation (except for merger with a wholly-owned subsidiary); (ii) upon termination of the optionee’s employment because of death, disability or retirement upon reaching the age of 65; or (iii) upon retirement from the Board upon reaching the age of 70 for non-employee Directors. The Board may reprice outstanding options after the grant to provide for a lower option exercise price. The Board has the discretion to cancel outstanding Options in return for payment if an acquisition occurs with respect to the Company. No future options will be issued under this plan.

Warrants Issued Pursuant to Business Consulting Agreement

In connection with the Merger, the Company entered into a Business Consulting Agreement with NFS, an affiliate of the Company, under which NFS provided investor relations, public relations, and other financial advisory services to BPZ. Under this agreement, the Company granted to NFS fully vested warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per shares at any time prior to July 31, 2006. Pursuant to an agreement between the parties, NFS discontinued services under the Business Consulting Agreement effective May 6, 2005.

Stock Options Issued Pursuant to Director’s Agreement

In July 2004, BPZ entered into a Director Agreement with Mr. McKowen, then the Chief Executive Officer of Navidec, related to his service as a Director to BPZ upon consummation of the Merger between Navidec and BPZ-Texas.  Pursuant to that Agreement, Mr. McKowen received options to acquire up to 1,000,000 million shares of the Company’s common stock at $1.30 per share. Of such option shares, 500,000 became vested upon the closing of the $6,000,000 private placement in September 2004. The remaining 500,000 shares will vest upon the receipt of additional investment proceeds totaling $6,000,000, including proceeds from the exercise of outstanding warrants, provided such funding is received by the Company no later than September 10, 2006. Such options, when vested, expire ten years from the date of grant.  Mr. McKowen did not stand for re-election to the BPZ Board of Directors at the Annual Meeting on July 1, 2005.

LEGAL MATTERS

Adams and Reese LLP will pass upon the validity of the common stock offered by this prospectus.

EXPERTS

Our consolidated balance sheets as of December 31, 2004 and 2003 and the consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2004 and 2003 in this prospectus have been audited by Johnson, Miller & Co., independent registered public accountants, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On November 17, 2004, the Company engaged Johnson, Miller & Co. to replace Hein & Associates LLP as the Company’s independent registered public accountants to audit the Company’s financial statements for the year ended December 31, 2004. Johnson, Miller & Co. had been the independent registered public accountants of BPZ-Texas for the years ended December 31, 2003 and 2002. Hein & Associates LLP was dismissed as the Company’s independent registered public accountants on the same date. The Company’s Board of Directors approved the change in the Company’s independent registered public accountants.

The independent registered public accountant’s report of Hein & Associates LLP dated March 13, 2004 for Navidec’s financial statements for the year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to audit scope or accounting principles. However, the report did contain an explanatory fourth paragraph related to the uncertainty about Navidec’s ability to continue as a going concern.

The Company did not have any disagreements with Hein & Associates LLP during their engagement as the Company’s independent registered public accountants.

SECURITIES AND EXCHANGE COMMISSION POSITION ON CERTAIN INDEMNIFICATION

The Colorado Business Corporation Act provides for indemnification by a corporation of costs incurred by directors, employees, and agents in connection with an action, suit, or proceeding brought by reason of their position as a director, employee, or agent. The person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form SB-2, as amended, that we filed with the Securities and Exchange Commission (“SEC”). Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC.

The Company files annual, quarterly and current reports, proxy statements and other documents with the SEC under the Securities Act of 1934. Our file number is 000-29098. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at Headquarters Office, 100 F Street, NE, Room 1580, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Also, the SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http: //www.sec.gov. In addition, the Company maintains a website (http://www.bpzenergy.com), on which we also make available, free of charge, all of the Company’s above mentioned filings with the SEC, including Forms 3, 4 and 5 filed with respect to our equity securities under Section 16(a) of the Securities Act of 1934. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

FINANCIAL INFORMATION

BPZ Energy, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Balance Sheets

	September 30, 2005	December 31, 2004
	(Unaudited)	(Restated)
ASSETS

Current assets:
Cash and cash equivalents	$30,705,912	$4,014,191
Restricted cash	—	100,000
Other	508,887	72,159
Total current assets	31,214,799	4,186,350

Property, equipment and construction in process, net	2,892,097	5,505
Restricted cash	1,455,953	—
Investment in Ecuador property, net	1,992,084	969,240
Investment in Navidec Financial Services	423,142	1,130,511

Total assets	$37,978,075	$6,291,606

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$246,020	$311,613
Accrued liabilities	136,299	54,342
Other liabilities	22,324	—
Note payable	—	208,986
Total current liabilities	404,643	574,941

Stockholders’ equity:
Preferred stock, 25,000,000 authorized, none issued	—	—
Common stock, no par value, 250,000,000 authorized	58,680,464	17,478,446
Additional paid in capital — warrants and stock options	2,415,663	2,341,795
Deferred stock-based compensation	(4,477,000)	—
Common stock and warrants held by affiliate	(2,458,975)	(2,854,181)
Stock subscription receivable	(230,825)	(230,825)
Deficit accumulated during the development stage	(16,355,895)	(11,018,570)

Total stockholders’ equity	37,573,432	5,716,665

Total liabilities and stockholders’ equity	$37,978,075	$6,291,606

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Operations

(Unaudited)

	Cumulative Amounts from Inception to September 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2005	2004	2005	2004
			(Restated)		(Restated)

Revenue	$—	$—	$—	$—	$—

Operating and administrative expenses:
General and administrative	4,910,555	900,136	495,125	2,785,122	931,313
Stock-based compensation	5,195,205	526,000	4,339,935	780,270	4,339,935
Geological, geophysical and engineering	889,010	98,854	122,653	528,045	204,126
Depreciation expense	5,450	2,998	—	5,293	—

Total operating expenses	11,000,220	1,527,988	4,957,713	4,098,730	5,475,374

Operating loss	(11,000,220)	(1,527,988)	(4,957,713)	(4,098,730)	(5,475,374)

Other income (expense):
Investment income from Ecuador property, net of amortization	451,918	141,628	141,373	304,057	141,373
Equity in loss of Navidec Financial Services	(3,697,820)	(762,823)	(1,890,240)	(1,733,717)	(1,890,240)
(Loss) gain on issuance of equity securities by Navidec Financial Services	(1,893,176)	49,414	(1,814,759)	—	(1,814,759)
Interest expense	(75,314)	(388)	(26,461)	(8,355)	(58,061)
Amortization of deferred financing costs	(428,000)	(9,652)	(331,484)	(67,562)	(331,484)
Interest income	212,073	212,073	—	212,073	—
Miscellaneous income	74,644	41,736	270	54,909	629

Total other income (expense)	(5,355,675)	(328,012)	(3,921,301)	(1,238,595)	(3,952,542)

Loss before income taxes	(16,355,895)	(1,856,000)	(8,879,014)	(5,337,325)	(9,427,916)
Income taxes	—	—	—	—	—
Net loss	$(16,355,895)	$(1,856,000)	$(8,879,014)	$(5,337,325)	$(9,427,916)

Basic and diluted net loss per share		$(0.05)	$(0.90)	$(0.23)	$(1.56)

Weighted average common shares outstanding		35,169,900	9,882,153	22,737,131	6,043,747

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statement of Stockholders’ Equity

Nine Months Ended September 30, 2005

(Unaudited)

	Common Stock Issued		Additional Paid-in	Deferred Stock-based	Common Stock and Warrants Held by	Stock Subscription	Deficit Accumulated During the Development
	Shares	Amount	Capital	Compensation	Affiliate	Receivable	Stage	Total

Balances at December 31, 2004 (audited) (restated)	16,581,385	$17,478,446	$2,341,795	$—	$(2,854,181)	$(230,825)	$(11,018,570)	$5,716,665

Stock-based compensation	15,000	63,750	225,000	—	—	—	—	288,750
Exercise of stock options	401,389	892,045	(260,902)	—	—	—	—	631,143
Exercise of warrants	841,000	2,613,510	(215,230)	—	—	—	—	2,398,280
Restricted stock awards	1,120,000	4,928,000	—	(4,477,000)	—	—	—	451,000
Common stock issued to acquire property interest	250,000	1,112,500	—	—	—	—	—	1,112,500
Common stock sold for cash, net of offering costs	11,466,000	31,917,213	—	—	—	—	—	31,917,213
Warrants issued in connection with sale of common stock	—	(325,000)	325,000	—	—	—	—	—
Common stock issued pursuant to merger earn-out agreement	9,000,000	—	—	—	—	—	—	—
Net change in common stock and warrants held by affiliate	—	—	—	—	395,206	—	—	395,206
Net loss for the period	—	—	—	—	—	—	(5,337,325)	(5,337,325)

Balances at September 30, 2005	39,674,774	$58,680,464	$2,415,663	$(4,477,000)	$(2,458,975)	$(230,825)	$(16,355,895)	$37,573,432

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Cash Flows

(Unaudited)

	Cumulative Amounts
	from Inception to September 30,	Nine Months Ended September 30,
	2005	2005	2004
			(Restated)
Cash flows from operating activities:
Net loss	$(16,355,895)	$(5,337,325)	$(9,427,916)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,744,205	329,270	4,339,935
Depreciation expense	5,450	5,293	—
Amortization of investment in Ecuador property	132,416	89,656	21,380
Amortization of deferred financing fees	428,000	67,561	331,484
Amortization of deferred compensation	451,000	451,000	—
Equity in loss of Navidec Financial Services	3,697,820	1,733,717	1,800,240
Loss on issuance of equity securities by Navidec Financial Services	1,893,176	—	1,814,759
Changes in operating assets and liabilities:
Increase in other assets	(508,888)	(504,289)	7,873
Increase (decrease) in accounts payable	246,021	(65,592)	152,786
Increase in accrued liabilities	95,779	41,437	8,948
Increase in other liabilities	22,324	22,324	—
Net cash used in operating activities	(5,148,592)	(3,166,948)	(950,511)

Cash flows from investing activities:
Property and equipment additions	(2,897,547)	(2,891,885)	—
Restricted cash	(1,455,953)	(1,355,953)	(100,000)
Acquisition of Ecuador property	(1,440,000)	—	(1,440,000)
Net cash used in investing activities	(5,793,500)	(4,247,838)	(1,540,000)

Cash flows from financing activities:
Borrowings	2,130,000	—	1,895,000
Repayments of borrowings	(424,471)	(208,986)	(301,336)
Proceeds from exercise of warrants, net	2,398,280	2,398,280	—
Proceeds from sale of common stock, net	37,544,195	31,917,213	3,741,343
Advances to affiliates	—	—	162,890
Net cash provided by financing activities	41,648,004	34,106,507	5,497,897

Net increase in cash and cash equivalents	30,705,912	26,691,721	3,007,386
Cash and cash equivalents at beginning of period	—	4,014,191	8,156
Cash and cash equivalents at end of period	$30,705,912	$30,705,912	$3,015,542

Supplemental cash flow information:
Cash paid for:
Interest	$74,911	$10,968	$—
Non-cash items:
Common stock issued for property interest	$1,112,500	$1,112,500	$—
Warrants issued to private placement agent	325,000	325,000
Common stock issued in acquisition	5,713,565	—	5,713,565
Warrants and stock options assumed in acquisition	1,785,359	—	1,785,359
Common stock and warrants held by affiliate	2,458,975	(395,206)	2,854,181
Imputed financing costs	428,000	—	428,000
Proceeds received by NFS from exercise of stock options	974,188	631,143	95,450
Issuance of common stock for subscription receivable	230,825	—	230,825
Conversion of long-term debt to common stock	685,000	—	685,000
Conversion of notes payable to common stock	1,020,529	—	1,020,529

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

(A Development Stage Company)

Notes To Consolidated Financial Statements

September 30, 2005

(Unaudited)

Note 1 - Basis of Presentation and Significant Accounting Policies

Interim Reporting

The unaudited consolidated financial statements of BPZ Energy, Inc. and its subsidiaries (the “Company”) included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission as they pertain to Form 10-QSB.  Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations.  The unaudited financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial position and results of operations for the interim periods on a basis consistent with the annual audited financial statements.  Except for the restatement described in Note 2 to the Consolidated Financial Statements, all such adjustments are of a normal recurring nature. The Company believes that the disclosures contained herein are adequate to make the information presented not misleading.  The consolidated balance sheet at December 31, 2004 is derived from the December 31, 2004 audited consolidated financial statements.  These interim financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB/A for the year ended December 31, 2004.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Organization

BPZ Energy, Inc., a Colorado corporation (“BPZ” or the “Company”) was incorporated in 1993.  Based in Houston, Texas, BPZ is a development stage company with properties in northwest Peru and southwest Ecuador. The Company is focused on the development and production of oil and natural gas and the complementary development of gas-fired power generation.

On September 10, 2004, BPZ Energy, Inc., a Texas corporation (“BPZ-Texas”), consummated a Merger with Navidec, Inc. (“Navidec”) whereby BPZ-Texas became a wholly owned subsidiary of Navidec (the “Merger”).  For accounting purposes, the Merger was treated as reverse acquisition of Navidec by BPZ-Texas.  Accordingly, all financial statements for periods prior to the Merger represent the historical financial statements of BPZ-Texas.  The details of the Merger are discussed in Note 3 to the Consolidated Financial Statements.  On February 4, 2005, the Company changed its name to BPZ Energy, Inc.  Although the Company’s name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

BPZ maintains an office and a registered branch in Peru.  Currently, it has exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.7 million acres in northwest Peru. BPZ has license contracts covering 100% ownership of both Block Z-1, which was signed in November 2001 and Block XIX, which was signed in December 2003. The Company’s license contracts provide for an initial exploration period of seven to ten years and require that the Company conduct specified activities on the properties during this period.  If exploration efforts are successful, the total contract term can extend up to 30 years for oil development and production and 40 years for gas development and production.  In December 2003, the Company entered into a Technical Evaluation Agreement for Area VI, which gives the Company the right to conduct technical evaluations of the area over a 24-month period and the exclusive right to enter into license contracts if the evaluations indicate the potential for successful operations.  The Company recently initiated negotiations to obtain a license contract for Area VI.

In June 2004, the Company acquired the capital stock of SMC Ecuador, Inc., a Delaware corporation (“SMC”), which owns a 10% non-operated working interest in an oil and gas producing property located in the southwest region of Ecuador (the “Santa Elena Property”). SMC has had its interest in the Santa Elena Property for the past eight years. The license agreement covering the property extends through May 2016.

The Company is in the development stage and to date its activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties. BPZ has not drilled any wells or recognized any revenues from operations and does not anticipate generating significant revenues from its properties prior to late 2006 or early 2007.

New Accounting Pronouncements

The following are recent accounting pronouncements affecting the Company’s activities and operations:

In April 2005, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) 19-1, “Accounting for Suspended Well Costs.”  FSP 19-1 provides guidance on the accounting for exploratory well costs to companies which use the successful efforts method of accounting.  The FSP states that exploratory well costs should continue to be capitalized if:  1) a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and 2) sufficient progress is made in assessing the reserves and the well’s economic and operating feasibility.  If the exploratory well costs do not meet both to these criteria, these costs should be expensed, net of any salvage value.  Additional annual disclosures are required to provide information about management’s evaluation of capitalized exploratory well costs.  In addition, the FSP requires the annual disclosure of 1) net changes from period to period of capitalized exploratory well costs for wells that are pending the determination of proved reserves, 2) the amount of exploratory well costs that have been capitalized for a period greater than one year after the completion of drilling and 3) an aging of exploratory well costs suspended for greater than one year with the number of wells it relates to.  Further, the disclosures should describe the activities undertaken to evaluate the reserves and the projects, the information still required to classify the associated reserves as proved and the estimated timing for completing the evaluation.  The guidance in FSP 19-1 is required to be applied to the first reporting period beginning after April 4, 2005 on a prospective basis to existing and newly capitalized exploratory well costs.  The guidance provided in FSP 19-1 may affect the treatment of costs capitalized in future operations, but it would not have had a material effect on amounts recorded in the consolidated financial position, results of operations or cash flow for the periods presented.

In March 2005, the FASB issued FASB Interpretation (“FIN”) No. 47, “Accounting for Conditional Asset Retirement Obligations.”  FIN 47 clarifies the definition and treatment of conditional asset retirement obligations as discussed in Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations.”  A conditional asset retirement obligation is defined as an asset retirement activity in which the timing and/or method of settlement are dependent on future events that may be outside the control of the Company.  FIN 47 states that a Company must record a liability when incurred for conditional asset retirement obligations if the fair value of the obligation is reasonably estimable.  FIN 47 is intended to provide more information about long-lived assets, more information about future cash outflows for these obligations and more consistent recognition of these liabilities.  FIN 47 is effective for fiscal years ending after December 15, 2005.  The Company does not believe that its financial position, results of operations or cash flows will be impacted by FIN 47.

In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment,” an amendment to SAFS No. 123 which supersedes SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure.”  SFAS 123(R) establishes standards for transactions in which an entity exchanges its equity instruments for goods or services.  This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.  This eliminates the exception to account for such awards using the intrinsic method previously allowable under Accounting Principles Board (“APB”) No. 25, “Accounting for Stock Issued to Employees”.  SFAS 123(R) also requires a public entity to present its cash flows provided by tax benefits from stock options exercised in the cash flows from financing activities section of the Statement of Cash Flows.  In April 2005, the SEC issued Staff Accounting Bulletin (“SAB”) 107 which provides guidance on SFAS 123 (R).  SAB 107 permits registrants to choose an appropriate valuation technique or model to estimate the fair value of share options, assuming consistent application, and provides guidance for the development of assumptions used in the valuation process.  Additionally, SAB 107 discusses additional disclosures to be made in registrants’ periodic reports.  Public companies that file as small business issuers will be required to implement SFAS 123(R) in the first fiscal year which begins after December 15, 2005.  As the Company intends to use stock-based compensation as a component of employee compensation, and it has previously followed the intrinsic method, the implementation of this pronouncement may adversely affect its future earnings or losses.  The amount of such effects may be significant, but cannot be estimated as of September 30, 2005.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29.”  APB 29 is based on the principle that exchanges of nonmonetary assets should be measured based on fair value with exception for nonmonetary exchanges of similar productive assets.  SFAS 153 amends APB 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have a commercial substance, defined as transactions that are not expected to result in significant changes in the cash flows of the reporting entity.  SFAS 153 is effective for exchanges of nonmonetary assets occurring after June 15, 2005.  The financial position, results of operations or cash flows contained in this filing are unaffected by implementation of this new standard.

In May 2004, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.”  This Statement replaces APB

Opinion 20 and SFAS No. 3 and changes the requirements for the accounting for and reporting of a change in accounting principle.  This Statement applies to all voluntary changes in accounting principle.  It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions.  When a pronouncement includes specific transition provisions, those provisions should be followed.  The provisions of this Statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

Note 2 - Restatement of Financial Statements

The previously issued consolidated financial statements of the Company as of December 31, 2004 and for the three-month and nine-month periods ended September 30, 2004 have been restated for the issues described below:

Accounting for Merger and for Navidec Financial Services

On November 17, 2005, the Company concluded that it needed to amend and restate certain of its previously issued financial statements and other financial information to reflect its nominal ownership interest in Navidec Financial Services (“NFS”).

Upon consummation of the Merger, BPZ became contractually and irrevocably bound to spin-off NFS to the pre-merger shareholders of Navidec.  Subsequent to the Merger, the Company and NFS have operated their respective businesses autonomously and the Company does not control NFS.  The Company, in consultation with its independent accountants and legal counsel, had previously concluded that the spin-off of NFS had been consummated in substance from a legal perspective prior to the Merger, and that the financial statements of the Company should properly reflect the spin-off transaction as legally consummated on the date of the Merger.  Accordingly, the previous consolidated financial statements of the Company excluded its nominal ownership of NFS.  Based on the fact that NFS had not completed the final distribution of its shares to the pre-merger shareholders, the Company now concludes that its consolidated financial statements should be restated to reflect the inclusion of NFS

NFS will continue to be reflected in the financial statements of the Company until such time as the final distribution of NFS shares to the shareholders entitled to such spin-off shares has been completed in all respects.  Based on the fact that the Company does not control NFS, the Company is accounting for its nominal investment in NFS under the equity method until the spin-off is consummated.  Under the equity method, the Company records its proportionate share of NFS’ net income or losses.  Additionally, to the extent that NFS engages in independent equity transactions with third parties, the Company will record a loss to the extent that the consideration received by NFS from such transactions is less than the Company’s cost basis per share.

The Company has now restated its financial statements to account for the Merger with Navidec, Inc. under FASB 141.  The details of the accounting for this business combination are presented in Note 3 to the Consolidated Financial Statements.

Intercompany Transactions with BPZ & Associates, Inc.

At December 31, 2003, the Company had a net receivable of $162,890 due from BPZ & Associates, Inc., the parent of the Company prior to the Merger.  Additionally, BPZ Energy, Inc. made additional cash payments to BPZ & Associates, Inc. totaling $789,438 prior to the Merger.  In connection with the Merger, the shares of BPZ-Texas which were held by BPZ & Associates, Inc. were distributed to the shareholders BPZ & Associates, Inc. in a corporate reorganization.  Additionally, all intercompany advances receivable from BPZ & Associates, Inc. were forgiven.  The Company initially recorded the forgiveness of these intercompany advances as if they were a dividend payment from BPZ-Texas to BPZ & Associates.  However, BPZ-Texas did not have sufficient capital to declare a dividend of this amount.  Accordingly, the Company re-analyzed the nature of these expenditures and concluded that essentially all of these costs should be characterized as expenditures which were incurred for the benefit of BPZ-Texas.  Of such payments, $370,000 was determined to relate to the acquisition of SMC Ecuador, Inc., of which $167,500 was paid to third parties and $202,500 was for the benefit of BPZ & Associates, Inc.  The remaining balance of $582,328 was attributable to personnel and office expenses incurred by BPZ & Associates, Inc. for the benefit of BPZ-Texas and has been recorded as part of the Company’s general and administrative expenses, of which $287,728 relates to the three-month period ended September 30, 2004.

Development Stage Company

In connection with the accounting restatement, the Company also reviewed the current state of its operations to determine whether it should be classified as a “development stage company.”  With the June 2004 acquisition of SMC Ecuador, Inc., which owns a direct interest in the Santa Elena Property, the Company expected to record revenues from this property using the pro-rata method of consolidation as is customary in the oil and gas industry.  However, difficulties in getting accurate and timely information from the operator of the property have prevented the Company from using the pro-rata method of consolidation.  Accordingly, the Company accounts for this property under the cost method and no revenues are recorded.

A development stage company is defined as one in which (a) planned principal operations have not commenced, or (b) planned principal operations have commenced, but there has been no significant revenue therefrom.  Based on this definition, the Company concluded that it is most appropriate to classify itself as a “development stage company” and now includes this description on its financial statements. The Company also reports cumulative amounts from inception in its financial statements.

Amortization of Investment in Ecuador Property

The Company established an accounting policy in the first quarter of 2005 to amortize the investment in its Ecuador property over the remaining term of the contract, since the investment consists primarily of an oil and gas property, which is a depleting asset.  This change was made prospectively at the time.  In connection with the restatement, the Company adjusted its results to commence this amortization on the date of the acquisition of the interest.  This additional amortization totaled $21,380 for the three-month and nine-month periods ended September 30, 2004.

Effects of Restatement

The effects of the restatement on the statement of operations for the nine months ended September 30, 2004 are reflected in the table below:

	Nine Months Ended September 30, 2004
		Originally
	Restated	Reported	Difference

Revenue	$—	$—	—
Operating and administrative expenses:
General and administrative	931,313	348,985	582,328
Stock-based compensation	4,339,935	—	4,339,935
Geological, geophysical and engineering	204,126	204,126	—
Depreciation expense	—	—	—
Total operating expenses	5,475,374	553,111	4,922,263
Operating loss	(5,475,374)	(553,111)	(4,922,263)

Other income (expense):
Investment income from Ecuador property, net	141,373	162,753	(21,380)
Equity in loss of Navidec Financial Services	(1,890,240)	—	(1,890,240)
Loss on issuance of equity securities by Navidec Financial Services	(1,814,759)	—	(1,814,759)
Interest expense	(58,061)	(58,061)	—
Amortization of deferred financing costs	(331,484)	(331,484)	—
Merger costs	—	(16,284,966)	16,284,966
Miscellaneous income	629	629	—
Total other income (expense)	(3,952,542)	(16,511,129)	12,558,587
Net loss	$(9,427,916)	$(17,064,240)	$7,636,324

Basic and diluted net loss per share	$(1.56)	$(2.82)	$1.26

Weighted average common shares outstanding	6,043,747	6,055,314	(11,567)

The effects of the restatement on the statement of operations for the three months ended September 30, 2004 are reflected in the table below:

	Three Months Ended September 30, 2004
		Originally
	Restated	Reported	Difference

Revenue	$—	$—	—
Operating and administrative expenses:
General and administrative	495,125	207,397	287,728
Stock-based compensation	4,339,935	—	4,339,935
Geological, geophysical and engineering	122,653	122,653	—
Depreciation expense	—	—	—
Total operating expenses	4,957,713	330,050	4,627,663
Operating loss	(4,957,713)	(330,050)	(4,627,663)

Other income (expense):
Investment income from Ecuador property, net	141,373	162,753	(21,380)
Equity in loss of Navidec Financial Services	(1,890,240)	—	(1,890,240)
Loss on issuance of equity securities by Navidec Financial Services	(1,814,759)	—	(1,814,759)
Interest expense	(26,461)	(26,461)	—
Amortization of deferred financing costs	(331,484)	(331,484)	—
Merger costs	—	(16,284,966)	16,284,966
Miscellaneous income	270	270	—
Total other income (expense)	(3,921,301)	(16,479,888)	12,558,587
Net loss	$(8,879,014)	$(16,809,938)	$7,930,924

Basic and diluted net loss per share	$(0.90)	$(1.69)	$0.79

Weighted average common shares outstanding	9,882,153	9,933,963	(51,810)

The primary differences between the restated and originally reported operating statement amounts relate to the treatment of the Navidec Merger transaction as an acquisition pursuant to SFAS 141, compared with the original treatment of the majority of these amounts expensed as Merger costs, with a total charge of $16,284,966. Of this amount, $11,945,031 was eliminated in the restatement and $4,339,935 was reclassified to stock-based compensation expense.  In connection with the re-characterization of these Merger costs to acquisition accounting under SFAS 141, the Company also concluded that it was most appropriate to value the equity instruments issued or assumed in the Merger as of the date the Merger was announced, July 8, 2004, in accordance with SFAS 141.  The original equity issuance was measured on the date of closing.

In addition to the above adjustments, the Company’s continuing nominal ownership of NFS pending consummation of the spin-off caused the Company to record its proportionate share of NFS losses, totaling $1,890,240.  Likewise, equity issuances by NFS at prices below the Company’s basis per share caused additional charges to earnings totaling $1,814,759.

In summary, the modification to treat the Company’s nominal ownership of NFS as an acquisition pursuant to SFAS 141 and the results from its continuing ownership resulted in an overall reduction to the previously reported net loss of $8,240,032 for each of the three-month and nine-month periods ended September 30, 2004.  This amount was offset by increased expenses of $287,728 and $582,328 for the three-month and nine-month periods ended September 30, 2004, respectively, related to the re-characterization of intercompany transactions with BPZ and Associates. and amortization of the investment in SMC Ecuador totaling $21,380 for each of the three-month and nine-month periods ended September 30, 2004.  The overall effect on the net loss was a reduction of $7,930,924 and $7,636,324, for the three-month and nine-month periods ended September 30, 2004, respectively.

The differences to weighted average common shares outstanding result primarily from the treatment of common stock and warrants held by NFS as treasury securities for accounting purposes.

Note 3 – Acquisition of Navidec

On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement which was consummated on September 10, 2004. The Merger was structured from a legal standpoint as the acquisition of BPZ-Texas by Navidec.  However, in the Merger, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined Company.  Accordingly, for accounting purposes, the Merger was treated as a reverse merger of Navidec by BPZ-Texas.  All financial statements presented herein represent the historical financial statements of the accounting acquirer, BPZ-Texas.  BPZ entered into the merger primarily to give it access to the public markets in financing its development activities in South America.

As consideration for the Merger, BPZ-Texas issued 3,198,368 shares of its common stock in a one-for-one exchange for all of the outstanding common shares of Navidec.  In addition, BPZ-Texas assumed options to purchase 1,332,076 shares of Navidec common stock, which had previously been issued to employees, directors and consultants of Navidec and were outstanding on the date of the Merger.  Under the terms of the Merger Agreement, the proceeds received from the exercise of these stock options are payable to NFS.  BPZ-Texas also assumed outstanding warrants to purchase 1,129,000 shares of Navidec common stock.  In addition, BPZ-Texas granted to NFS fully vested warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share and issued 662,149 new shares of common stock to NFS.  See Note 9 to the Consolidated Financial Statements for details about the stock options and warrants assumed or granted in connection with the Merger.

The aggregate consideration given by BPZ-Texas for the acquisition of Navidec was $7,498,924, consisting wholly of equity securities issued. The BPZ-Texas stock issued in connection with the acquisition was valued at $1.48 per share, which was the average closing price of Navidec’s common stock quoted on the OTCBB market during a five-day trading period beginning two trading days prior to the announcement of the Merger Agreement on July 8, 2004.  Navidec was publicly traded and had a market for its equity while BPZ-Texas was privately owned.  The stock options assumed and warrants issued or assumed were valued using the Black-Scholes model.  Inputs into the Black–Scholes valuation model for the valuation of the warrants and stock options included the exercise price and remaining term for the stock options and warrants, and a volatility factor based on historical stock prices of Navidec.

The merger has been accounted for using the purchase method of accounting, in accordance with SFAS 141.  The acquisition was recorded on September 10, 2004, the date the Merger was consummated.  The results of operations of Navidec have been included in the Company’s results since September 1, 2004, for convenience purposes.

The following summarizes the purchase consideration given for the acquisition of Navidec:

Purchase Consideration

Description	Shares	Purchase Consideration
Common stock issued to Navidec shareholders	3,198,368	$4,733,585
BPZ common stock issued to NFS	662,149	979,980
BPZ warrants issued to NFS	1,500,000	705,000
Assumption of Navidec stock options	1,332,076	865,849
Assumption of Navidec warrants	1,129,000	214,510
Total purchase consideration		$7,498,924

BPZ allocated the purchase price to assets acquired and liabilities assumed at estimated fair values at the acquisition date.  The excess of purchase price over the fair value of the net assets acquired as of the acquisition date has been reflected as goodwill in accordance with SFAS 141.  The following summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Purchase Price Allocation

Value
Description	Allocated
Cash and marketable securities	$681,220
Property, equipment and other	85,658
BPZ common stock issued to NFS (662,149 shares)	2,125,498
Warrants to purchase BPZ common stock issued to NFS (1,500,000 warrants)	2,640,000
Mortgage business, net of minority interest	240,000
Goodwill	2,160,753
Accounts payable, accrued liabilities and note payable	(434,205)
Total purchase price allocation	$7,498,924

Of the amounts shown above, $681,220 has been allocated to cash and marketable securities instead of a reduction to the purchase price because the cash remained with NFS following the Merger and is not available for use by the Company.  The tax consequences of the merger have not been fully analyzed. However, it is believed that the excess of the purchase price over the net assets acquired will not be deductible for tax purposes.

The following unaudited information presents the pro forma effects of the Merger as if it had occurred on January 1, 2004:

Pro Forma Effects of the Merger

Nine Months Ended
September 30, 2004
Revenues	$—
Net loss	$(9,966,916)
Basic and diluted net loss per share	$(0.76)
Weighted average common shares outstanding	13,087,377

NFS Spin-off

The Merger Agreement also required the transfer of all of the pre-merger business assets and liabilities of Navidec to its wholly owned subsidiary, NFS, and the spin-off of NFS to the shareholders of record of Navidec as of September 9, 2004, the date prior to the Merger.  Upon consummation of the Merger, BPZ became contractually and irrevocably bound to the spin-off of NFS to such pre-Merger shareholders.  All legal requirements for the spin-off of NFS have been completed except for registration of the spin-off with the Securities and Exchange Commission and the final distribution of NFS common shares to the pre-merger shareholders of Navidec.  Pending such final distribution of NFS common shares, the Company remains the nominal owner of those shares, which are being held for the benefit of the spin-off shareholders.  The Company accounts for its nominal investment in NFS under the equity method, as discussed in Note 4 to the Consolidated Financial Statements.  The Company is continuing to assist the management of NFS, as requested, in its efforts to consummate the spin-off of NFS, but has no control over the registration process of NFS and cannot predict when the management of NFS will be able to complete the final distribution of NFS common shares.

Note 4 – Investment in Navidec Financial Services

As discussed in Note 3 to the Consolidated Financial Statements, the Company is contractually bound to spin-off NFS to the pre-merger shareholders of Navidec.  Pending the distribution of NFS common shares to the beneficiaries of the spin-off, the Company is the nominal owner of those shares.  While the Company may be deemed to have majority nominal ownership of the common stock of NFS, it does not control NFS.  As such, the Company has determined that the equity method of accounting is the most appropriate manner to reflect its nominal ownership of NFS during the period of time between the Merger and its ultimate spin-off to the pre-merger shareholders of Navidec.

NFS was formed in December 2002 and is organized into three divisions: business development, mortgage services and technology.  The business development division focuses on identifying development stage companies and assisting in their growth by providing capital, consulting, personnel and other services, both internally and through the use of subcontractors.  The mortgage division provides loan origination and refinancing services in the residential and commercial mortgage market, primarily in the Phoenix, Arizona area.  Prior to April 2005, the technology division was inactive.  In April 2005, NFS acquired Aegis Business Group, Inc. (“Aegis”), a technology company which develops and markets security solutions related to identity and computer access management.

As of the date of the Merger, NFS had 5,177,548 common shares outstanding, which shares are held by the Company for the benefit of the spin-off shareholders.  On September 21, 2004, the Board of Directors of NFS awarded 1,200,000 fully vested NFS common shares and options to purchase an additional 1,200,000 NFS common shares at a cost of $0.05 per share to the management of NFS.  This transaction resulted in the nominal ownership of BPZ being reduced from 100% to 81.2% (68.3% on a fully diluted basis) at December 31, 2004. During the first nine months of 2005, NFS issued 1.1 million additional stock options to directors, employees, consultants and others for services provided, issued 250,000 common shares upon exercise of options and issued 1,332,500 common shares and warrants to purchase 2,665,000 common shares in connection with a private placement.  In total, 1,582,500 shares of common stock have been issued and 4,140,000 potentially dilutive securities (options, warrants and a contingent issuance in connection with an acquisition) have been issued by NFS during the nine months ended September 30, 2005.  These issuances have resulted in the nominal ownership of BPZ being further reduced to

65.1% (38.9% on a fully diluted basis) at September 30, 2005.  To the extent that NFS conveys its shares or stock options to third parties for a per-share value less than the Company’s nominal basis in its investment in NFS, the issuance of these shares or stock options by NFS will result in a loss to the Company.  The issuance of common shares and stock options by NFS resulted in a recorded loss to the Company of $1,814,800 during the three-month and nine-month periods ended September 30, 2004.  The issuances in 2005, in the aggregate, have been at an amount in excess of BPZ’s basis per share.  The Company’s policy is not to recognize a net gain on equity issuances by NFS for amounts in excess of BPZ’s basis per share.  However, such gains can be utilized to offset losses previously recorded in the current fiscal year.

Additionally, pursuant to the Merger Agreement, NFS is entitled to the proceeds received from the exercise of pre-merger stock options which were assumed by the Company in the Merger.  During the period from the effective date of the Merger through September 30, 2004 and for the nine months ended September 30, 2005, NFS received stock option proceeds of $95,500 and $631,100, respectively.  This amount is treated for accounting purposes as an additional investment in NFS by the Company.  To the extent that the Company has less than 100% nominal ownership of NFS, the receipt of stock option proceeds by NFS results in a loss to the Company based on the minority interest in NFS.  The Company recorded a loss of $30,200 for the nine months ended September 30, 2004 attributable to these stock option exercises. A loss of $223,900 for the nine months ended September 30, 2005 was offset by gains on other equity issuances by NFS as described above and was not recorded.

NFS recognized a net loss of $2,218,000 during the period from the date of the Merger through September 30, 2004.  The majority of this loss resulted from non-cash charges of $1,861,000 related to stock-based compensation and the conveyance of BPZ warrants held by NFS to third parties.  Additionally, there were cash bonuses of $250,000 paid to the management of NFS during the period.  Based on its 81.2% nominal ownership interest in NFS, the Company recorded an equity loss of $1,890,240 for the nine months ended September 30, 2004.

During the nine months ended September 30, 2005, NFS recognized a net loss of $2,503,000. In addition to recurring operating losses (an excess of general and administration and other operating expenses over revenues), NFS recorded non-cash expenses totaling $760,000 for stock options and warrants granted to officers, employees and consultants for services rendered and recognized operating losses totaling $564,000 from the operations of Aegis, a technology company acquired by NFS in April 2005.  Based on its nominal ownership interest in NFS (ranging from 78.1% to 65.1%), the Company recorded an equity loss of $1,733,716 for the nine months ended September 30, 2005.

The Company will not benefit economically from any positive operating results of NFS because it does not have beneficial ownership of or access to the cash or other assets of NFS.  The Company is not entitled to receive any distributions or dividends from NFS, nor could it cause NFS to declare a dividend because it does not control NFS.  Additionally, the Company is not directly or indirectly obligated for the liabilities, commitments or other obligations of NFS.  However, the Company’s reported financial results may be materially affected should NFS continue to suffer adverse operating results even though these adverse results would not affect the cash flows of the Company.

NFS will continue to be reflected as an equity investment in the financial statements of the Company until such time as the final distribution of NFS shares in the spin-off is consummated.  This is expected to require an effective registration statement with the SEC.  The Company is continuing to assist the management of NFS, as requested, in its efforts to consummate the spin-off of NFS, but has no control over the registration process of NFS and cannot predict when the management of NFS will be able to complete the final distribution of NFS common shares.  The Company’s stockholders’ equity will be reduced by the recorded amount of the investment in NFS at such time as the spin-off is consummated.  As of September 30, 2005, stockholders’ equity and the investment in NFS would have been reduced by $423,142 if the spin-off had been consummated on that date.

The following table presents NFS’ condensed operating statement information for the nine months ended September 30, 2005 and for the period from the effective date of the Merger through September 30, 2004, and condensed balance sheet information as of September 30, 2005 and December 31, 2004:

Navidec Financial Services, Inc.:

	Nine Months Ended	For the Month Ended
	September 30, 2005	September 30, 2004
Condensed income statement information:

Net revenues	$1,972,000	$164,000

Gross margin	$1,692,000	$138,000

Net loss	$(2,503,000)	$(2,218,000)

Company’s equity in net loss of NFS	$(1,733,716)	$(1,890,240)

	September 30, 2005	December 31, 2004
Condensed balance sheet information:

Current assets	$935,000	$550,000
Investment in BPZ securities	6,920,000	4,276,000
Goodwill	2,125,000	2,139,000
Other noncurrent assets	191,000	34,000
Total assets	$10,171,000	$6,999,000

Current liabilities	$1,383,000	$483,000
Minority interest	441,000	64,000
Stockholders’ equity	8,347,000	6,452,000
Total liabilities and stockholders’ equity	$10,171,000	$6,999,000

As of September 30, 2005, the carrying amount of the Company’s investment in NFS, including the adjustment for BPZ common stock and warrants held by NFS, was less than its proportionate fully diluted share of stockholders’ equity of NFS by approximately $1.7 million.  The majority of this difference is attributable to (a) unrealized gains on BPZ securities which were recorded by NFS, but eliminated from the consolidated financial statements of the Company, (b) differences in the accounting for stock option proceeds received by NFS and (c) issuances of common shares of NFS for consideration in excess of the per-share value of the Company’s nominal investment in NFS, for which the Company has not recognized gains.

Note 5 — Other Current Assets

As of December 31, 2005, other current assets consisted of deposits, prepaid rent and $214,727 related to value-added tax paid in Peru.  As of December 31, 2004, other current assets consisted primarily of deferred financing costs related to the acquisition of SMC Ecuador, Inc.

Note 6 — Property, Equipment and Construction in Process

Below is a summary of property, equipment and construction in process as of September 30, 2005 and December 31, 2004:

	September 30, 2005	December 31, 2004

Construction in process – power plant engineering costs	$1,634,245	$—
Construction work in process – offshore platforms and facility engineering costs	1,075,942	—
Office equipment, leasehold improvements, and vehicles	187,360	5,662
Accumulated depreciation and amortization	(5,450)	(157)
Net property, equipment and construction in process	$2,892,097	$5,505

In the third quarter of 2005, the Company began to incur costs associated with development and production of natural gas reserves and the complementary development of gas-fired power generation for its own use in Peru.  The costs incurred primarily relate to initial design work for the power plant.  In addition, the Company began refurbishing one of its offshore platforms located in Block Z-1.  The costs incurred associated with the offshore platforms include engineering studies and initial advances to construction firms for material and labor.  Increases in other property and equipment in the third quarter relate to the acquisition of vehicles at the Company’s office in Peru and office equipment and leasehold improvements associated with the Company’s corporate office in Houston.

Note 7 — Restricted Cash and Performance Bonds

In connection with its properties in Peru, the Company has obtained various performance bonds to guarantee its obligations and commitments.  As of September 30, 2005 and December 31, 2004, BPZ had restricted cash deposits of $1,455,953 and $100,000, respectively, which collateralize performance bonds issued in those respective amounts.  BPZ also has additional performance bonds in the amount of $240,000 for which two individual shareholders of the Company provided guarantees or collateral to the financial institutions which issued such bonds to secure the Company’s performance.  All of the performance bonds were issued by Peruvian banks and their terms are governed by the corresponding license contract or technical evaluation agreement.

Note 8 — Investment in Ecuador Property and Note Payable

The Company has an investment in an oil and gas property in Ecuador (the “Santa Elena Property”) totaling $1,992,084 as of September 30, 2005.  The Company has elected to account for this investment under the cost method and records its share of cash received or paid as other income or expense.  Since the Company’s investment represents ownership of an oil and gas property, which is a depleting asset, the cost of the investment is amortized on a straight-line basis over the remaining term of the license agreement which expires in May 2016.  Accordingly, the Company recorded amortization expense of $89,656 for the nine months ended September 30, 2005.

In connection with the acquisition of the Santa Elena property, the Company had a note payable balance of $208,986 as of December 31, 2004.  The note agreement required monthly installment payments of $31,366, including imputed interest at 15%, through July 1, 2005 and was paid in full as of September 30, 2005.

As part of the note agreement, the holder of the note payable received beneficial ownership of a 4% net working interest in the Santa Elena Property.  In June 2005, the Company entered into an agreement to issue 250,000 shares of the Company’s common stock, valued at $1,112,500, to acquire the holder’s 4% net working interest in the property.  Accordingly, as of September 30, 2005, the Company owned the full 10% working interest in the Santa Elena Property.

Note 9 — Stockholders’ Equity

On July 1, 2005, the Company’s shareholders approved the Third Amended and Restated Certificate of Incorporation which increased the authorized number of shares of the Company’s common stock, no par value, from 20,000,000 to 250,000,000 shares and authorized 25,000,000 shares of preferred stock.  There are no preferred shares issued or outstanding as of September 30, 2005.  The common shares issued and outstanding at each period are set out below.  For accounting purposes, the common shares held by NFS attributable to the Company’s equity interest in NFS are reflected as treasury shares.

	September 30,	December 31,
	2005	2004
Common shares issued	39,674,774	16,581,385

Common shares owned by NFS	707,903	557,903
Company’s equity interest in NFS	65.0%	81.2%
Net common shares held by affiliate (treasury shares)	460,450	452,931

Common shares outstanding	39,214,324	16,128,454

Private Placement of Common Stock

On July 19, 2005, the Company completed a private placement of 11,466,000 shares of common stock, no par value, pursuant to a Stock Purchase Agreement.  The common stock was priced at $3.00 per share, resulting in gross proceeds to the Company of $34,398,000.  Morgan Keegan & Company, Inc. served as agent for the private placement.  Net cash proceeds from the private placement were $31,917,214 after deducting a 7% placement agent fee of $2,407,860 and other cash expenses of $72,926.  Morgan Keegan & Company, Inc. also received warrants in connection with the private placement, as discussed below.

Shares Issued for Additional Investment in Ecuador Property

In June 2005, the Company entered into an agreement to issue 250,000 shares of the Company’s common stock to acquire a 4% net working interest in the Santa Elena Property in Ecuador which had been conveyed to the lender in connection with the acquisition of the property.  The issuance of these shares was dependent upon shareholder approval of an increase in the number of authorized common shares, which was obtained on July 1, 2005.  Accordingly, the shares were issued during the three-month period ended September 30, 2005.

Restricted Stock Awards

On July 1, 2005, the Company’s Board of Directors awarded a total of 970,000 shares of restricted common stock to three of the Company’s officers.  Of such restricted stock awards, 335,000 shares will vest on May 16, 2006, 335,000 shares will vest on May 16, 2007 and the balance of 300,000 shares will vest on May 16, 2008.  The restricted stock awards were valued at $4,268,000 based upon the Company’s share price on the date of grant.  The Company will recognize stock-based compensation expense on a straight-line basis over the vesting period.  The amortization for the three-month period ended September 30, 2005 was $368,500.

On July 1, 2005, the Company appointed three new independent members to its Board of Directors, expanding the Board to seven members in accordance with its bylaws.  Each of the three new directors received a grant of 50,000 shares of restricted common stock, which vest on July 1, 2007.  The 150,000 shares of restricted stock were valued at $660,000 based upon the Company’s share price on the date of grant.  The Company will record stock-based compensation expense on a straight-line basis over the vesting period.  The amortization for the three-month period ended September 30, 2005 was $82,500.

Common Stock and Warrants Held by Affiliate

As discussed in Note 3 to the Consolidated Financial Statements, NFS holds common stock and warrants in the Company.  For accounting purposes, these common shares and warrants are treated as treasury securities and are recorded as a reduction of stockholders’ equity at the initial recorded value.  As of September 30, 2005, NFS held 707,903 shares of the BPZ common stock and unexercised warrants to purchase 810,000 shares of BPZ common stock at an exercise price of $2.00 per share.  The BPZ common stock and warrants held by NFS attributable to the Company’s 65.1% interest in NFS have an aggregate recorded value of $2,458,975, excluding unrealized appreciation since the date of the Merger.

Stock Subscription Receivable

During 2004, the Company issued 236,528 shares to an individual investor for $119,175 of cash proceeds and a subscription receivable of $230,825.  The investor has pledged assets to a Peruvian bank which secure one of the Company’s performance bonds.  The subscription receivable is due at such time as the Company obtains its own performance bond to replace the one posted by the investor or until the performance bond is no longer required.

Potentially Dilutive Securities

In addition to the shares issued and outstanding, the Company has the following potentially dilutive securities.  None of these potentially dilutive shares have been included in the calculation of earnings per share as the effect would be anti-dilutive.

	September 30,	December 31,
	2005	2004
Stock options outstanding	1,653,652	2,055,041
Warrants outstanding	1,888,000	2,629,000
Shares issuable to consultant for services	10,000	—
Contingent incentive earn-out shares	485,000	—
Earn-out shares issued	—	9,000,000
Contingent Merger earn-out shares	9,000,000	9,000,000
Total potentially dilutive securities	13,036,652	22,684,041

Stock Options Outstanding

In connection with the Merger, BPZ, as the accounting acquirer, assumed all Navidec stock options outstanding, which were fully vested on the date of the Merger and expire on September 10, 2007.  Exercise prices on these stock options range from $1.30 to $1.93 per share.  Under the terms of the Merger agreement, NFS is entitled to receive all proceeds from the exercise of these options.  As of December 31, 2004, there were 1,055,041 Navidec stock options outstanding.  During the nine-month period ended September 30, 2005, 401,389 Navidec stock options were exercised and 653,652 were outstanding as of the end of the period.

Additionally, the Company granted options to purchase 1,000,000 shares of common stock at an exercise price of $1.30 per share to the former CEO of Navidec in connection with his service as a director and financial consultant to the Company.  Of such stock options, 500,000 were fully vested on the date of the Merger.  The remaining 500,000 stock options will vest upon the receipt of additional investment proceeds totaling $6 million, including proceeds from the exercise of outstanding warrants, provided such funding is received no later than September 10, 2006.  These stock options, when vested, expire 10 years from the date of grant.  They were recorded at a fair value of $1.20 per share using the Black-Scholes model.  The unvested options will be amortized over the 24-month vesting period at the rate of $25,000 per month unless the Company concludes that such options are no longer probable of vesting.

All of the above stock options were recorded at fair market value on the date of the Merger.  Accordingly, no disclosure of pro forma results of operations under SFAS 123 is required.

Warrants Outstanding

In connection with the Merger, BPZ, as the accounting acquirer, assumed outstanding warrants to purchase 1,129,000 shares of the Company’s common stock.  Of this total, 564,500 Class A warrants have an exercise price of $2.00 per share and 564,500 Class B warrants have an exercise price of $4.00 per share.  All of such warrants were originally scheduled to expire on August 31, 2005.  However, delays in obtaining the effectiveness of a registration statement which includes the warrants extended the expiration date.  The warrants are callable if the stock trades at or above the exercise price for a period of 10 consecutive days and there is an effective registration statement which includes the warrants.  This registration statement was declared effective by the SEC.  On August 4, 2005, the Company called the Class B warrants with a final exercise date of October 14, 2005.  The Company later called the Class A warrants with a final exercise date of December 30, 2005.   As of September 30, 2005, 185,000 Class A warrants and 381,000 Class B warrants had been exercised, resulting in net proceeds to the Company of $1,848,280.  As of September 30, 2005, there were 379,500 Class A warrants and 183,500 Class B warrants outstanding.

In connection with the Merger, BPZ also issued warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share to NFS.  Such warrants expire on July 31, 2006.  Subsequent to the Merger, NFS conveyed 540,000 of such warrants to third parties.  During the three months ended September 30, 2005, 275,000 of these warrants were exercised.  As of September 30, 2005 there were 1,225,000 of such warrants outstanding, of which 810,000 were held by NFS.

In connection with the private placement of 11,466,000 shares of common stock, Morgan Keegan & Company, Inc. also received warrants to purchase 100,000 shares of the Company’s common stock at an exercise price of $3.00 per share.  Such warrants expire on July 19, 2010.  These warrants were valued at $325,000 using the Black-Scholes model, which amount was treated as additional non-cash stock offering costs.

Shares Issued and Issuable for Services

During the third quarter of 2005, the Company issued 15,000 shares to a consultant for services performed.  These shares were valued at $63,750 based on the Company’s stock price on the date such shares were issuable.  The Company has an obligation to issue an additional 10,000 shares to a consultant for services performed, but such shares have not yet been issued.  Accordingly, the value of these shares, $40,520, has been reflected as a liability in the accompanying financial statements as of September 30, 2005.

Contingent Incentive Earn-Out Shares

The Company’s Board of Directors awarded a total of 485,000 shares of incentive stock awards to three of the Company’s officers.  Vesting of the incentive stock awards is contingent on the Company achieving net production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007, the same target as the Merger earn-out shares (see below).  The total stock-based compensation expense associated with these contingent incentive stock awards is $2,134,000.  As the Company has not yet obtained a firm financing commitment for its gas-to-power project, the Company does not consider the achievement of this target to be probable for accounting purposes and is not currently accruing the associated stock-based compensation expense.

Merger Earn-Out Shares

Under the terms of the Merger Agreement, the Company is committed to issue 18,000,000 shares to the former shareholders of BPZ-Texas on a contingent earn-out basis if the Company achieves certain reserve and production goals.  The first earn-out target relating to reserves was achieved in December 2004 and 9,000,000 of the earn-out shares were issuable at that time.  However, the contingent earn-out shares could only be issued after the shareholders approved an increase in the number of authorized common shares of the Company.  The shareholders approved an increase in the number of authorized shares from 20,000,000 to 250,000,000 at its 2005 Annual Meeting held on July 1, 2005 and the 9,000,000 shares were issued at that time.  The remaining 9,000,000 earn-out shares are contingent on the Company achieving production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.

For accounting purposes, the earn-out arrangement is treated as a stock dividend because the earn-out is payable to the shareholders of the accounting acquirer, BPZ-Texas.  Accordingly, except for an increase in the number of common shares outstanding, no accounting entry is required upon the issuance of the earn-out shares.

Note 10 — Affiliate and Related Party Transactions

As of September 30, 2005 and December 31, 2004, the Company had no outstanding balances with affiliates or related parties.  As of December 31, 2003, the Company had a net receivable of $162,890 due from BPZ and Associates, the parent of the Company prior to the Merger.  During 2004 prior to the Merger, BPZ-Texas made additional cash payments to BPZ and Associates totaling $789,438.  Of such payments, $370,000 related to the acquisition of SMC Ecuador, Inc., with $167,500 paid to third parties and $202,500 paid for the benefit of BPZ and Associates.  The remaining amount of $582,328 was attributable to personnel and office expenses incurred by BPZ and Associates on behalf of BPZ-Texas and has been recorded as part of the Company’s general and administrative expenses for the nine months ended September 30, 2004.

Note 11 — Commitments and Contingencies

The Company has various obligations and commitments in connection with its properties in Peru.  In connection with its Block Z-1 property, the Company posted a $1,300,000 performance bond in January 2005.  To satisfy its current performance obligation under the second exploration phase of the Block Z-1 license agreement, the Company must drill at least one well or acquire a specified amount of seismic data prior to July 2006.  The Company intends to satisfy its obligation by drilling a well which is currently budgeted to cost approximately $5,000,000.  In addition, in connection with its Block XIX property, the Company posted a $350,000 performance bond in August 2005.  To satisfy its current performance obligation under the second exploration phase of the Block XIX license agreement which began in August 2005 and will last for 24 months, the Company must acquire and process a specified amount of 2-D seismic data and prepare an integrated geological, geochemical and reservoir engineering evaluation of hydrocarbon prospects.

The Company acquired four offshore platforms in connection with its Block Z-1 property.  The Company is currently in the process of refurbishing one of the offshore platforms and intends to maintain all of such platforms for use throughout the life of the Block Z-1 contract.  These platforms revert back to the Government of Peru at the end of the contract, provided they are in good working condition, with no further obligation to the company to dismantle or remove them.  The Company and its legal advisors have reviewed Peruvian law and existing regulations from the Peruvian Ministry of Energy and Mines in conjunction with the requirements of FAS 143 “Accounting for Asset Retirement Obligations” (“ARO”) as it applies to tangible long lived assets and their future retirement and dismantlement.  The Company has concluded that there is no legal obligation to dismantle the platforms, as defined in FAS 143, and therefore recognition of an ARO is not required.  Accordingly, no such provision is reflected in the accompanying consolidated financial statements.  If, however, current laws or regulations were changed or the platforms were no longer in good working order, the Company could be obligated to dismantle and remove them.  The current estimated cost to dismantle an offshore platform is estimated to be approximately $2 million, depending upon the condition of the platform and the depth of the water.

On May 27, 2005, BPZ signed a Mandate Letter with the International Finance Corporation (“IFC”), a member of the World Bank Group based in Washington, D.C., to facilitate the financing of the Company’s initial capital expenditure program in Block Z-1 in northwest Peru.  On November 1, 2005, an amendment was signed extending the original term of the Mandate Letter from December 31, 2005 to August 31, 2006.  The Mandate Letter specifies that IFC will appraise BPZ’s project in Peru to determine the feasibility and structure of a potential financing transaction.  Any IFC investment will depend on the project and the Company meeting IFC’s financing criteria, the overall financing plan being acceptable to IFC, approval of the investment by management and the Board of IFC, and the execution of all appropriate documentation, in form and substance satisfactory to IFC.  As part of the Mandate, BPZ agreed to pay total fees of $285,000 during the appraisal period and customary expenses.  As of September 30, 2005, $85,000 of fees and approximately $8,200 of reimbursable out-of-pocket expenses had been incurred.

In connection with the private placement of 11,466,000 common shares, the Company was obligated to prepare and file with the SEC a Registration Statement on Form SB-2 and to use its best efforts to cause the Registration Statement to be declared effective by the SEC no later than ninety days from July 19, 2005.  If the Registration Statement is not declared effective by November 16, 2005, the Company will be liable to the Investors for liquidated damages in an amount equal to 1.0% of the purchase price of the shares for each thirty (30) day period until the Registration Statement is declared effective by the SEC.

The Company will continue to make commitments in the ordinary course of business as it pursues its development plans for the properties.

Note 12 — Legal Proceedings

Navidec was advised in February 2004 that the Securities and Exchange Commission (“SEC”) was conducting an informal inquiry to determine whether Navidec had violated federal securities laws.  The SEC made an informal request that Navidec voluntarily produce certain documents, which were provided to the SEC in May 2004.  Based on the inquiries made and the information requested, the Company believes that the SEC’s investigation relates, at least in part, to the restatement of Navidec’s reported earnings for the first and second quarters of 2003.  This restatement was reported in Navidec’s Form 10-Q for the third quarter of 2003 filed on December 11, 2003.

On December 22, 2004, the Company received notice that the SEC had issued an Order Directing a Private Investigation and Designating Officers to Take Testimony, and would be conducting a formal investigation.  The Company is cooperating fully with the SEC in this matter.  As of September 30, 2005, a total of approximately $50,000, primarily in legal fees, had been incurred in connection with the SEC investigation.  Pursuant to the Merger agreement, the Company has been indemnified by NFS for the costs of the SEC investigation and NFS has borne the costs incurred to date.  The Company is not aware of the future actions, if any, that the SEC intends to pursue in this matter, but no assurance can be given that the investigation will be resolved without negative consequences to the Company.

Note 13 — Subsequent Events

Subsequent to September 30, 2005, the Company received net proceeds of $1,469,980 from the exercise of 379,000 Class A warrants and the 183,500 remaining Class B warrants.  As of December 31, 2005, 564,000 of the Class A warrants and all of the Class B warrants had been exercised for cumulative net proceeds of $3,318,260.  There were 500 Class A warrants which were unexercised at December 31, 2005 and have expired.

As of the November 16, 2005, the Company’s Registration Statement on Form SB-2 had not been declared effective.  Accordingly, the Company is subject to the payment of liquidated damages in the amount of $343,980 for each 30-day period from that date until the Registration Statement is declared effective.  Certain of the private placement investors, totaling 79% of the aggregate investment, have agreed to accept common stock in lieu of cash for a maximum period of 90 days.  On December 17, 2005, the Company made the first payment of liquidated damages totaling 92,705 shares of common stock valued at $271,960 and $72,020 cash.

In December 2005, the Company notified Perupetro that it has exercised its exclusive option to convert the current Technical Evaluation Agreement (“TEA”) in Area VI, which covers 1,444,175 acres and encompasses the entire Lancones Basin, to a License Contract for the exploration and development of hydrocarbons.  In addition, the Company announced that it will not apply for a license contract for Area XVI.  The technical work conducted by the Company over the past two years has not demonstrated the upside potential and economics to meet the Company’s objectives.  Area XVI is a relatively small block consisting of 109,612 acres in the Talara Basin.

In December 2005, the Company signed a drilling contract with Petrex S.A., a subsidiary of Saipem SpA of Italy. Under the contract, Petrex S.A. will provide a platform rig capable of drilling to 16,000 feet and upgrade the rig to meet the Company’s specifications.  The Company intends to utilize the rig for the initial development of the Corvina gas field and may also utilize it for the expected development of the Albacora oil field, and potential appraisal wells in the Piedra Redonda gas field.  The Company has agreed to pay a $5.5 million fee to mobilize and upgrade the rig.  In exchange, the Company will receive a competitive fixed day rate and exclusive rights to use the rig, at its option, during the two-year period commencing with delivery of the rig.

Report of Independent Registered Public Accounting Firm

To the Board of Directors

BPZ Energy, Inc. and Subsidiaries

(A Development Stage Company)

We have audited the consolidated balance sheets of BPZ Energy, Inc. and Subsidiaries (A Development Stage Company), as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BPZ Energy, Inc. and Subsidiaries (A Development Stage Company) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the Consolidated Financial Statements, the accompanying consolidated balance sheet as of December 31, 2004 and consolidated statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended have been restated to reflect the Company’s previously unrecorded nominal ownership interest in Navidec Financial Services, Inc. using the equity method of accounting, the reclassification of certain reorganization, acquisition and merger costs and the Company’s presentation as a development stage company.

/s/ Johnson, Miller & Co.
Johnson, Miller & Co.
Midland, Texas
April 11, 2005, (December 20, 2005 as to the effects of the restatement described in Note 3)

BPZ Energy, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Balance Sheets

As of December 31, 2004 and 2003

	2004	2003
	(Restated)
ASSETS

Current assets:
Cash and cash equivalents	$4,014,191	$8,156
Restricted cash	100,000	—
Other assets	72,159	4,180
Total current assets	4,186,350	12,336

Property and equipment, net	5,505	—
Advances to affiliates	—	162,890
Other assets	—	240,000
Investment in Ecuador property, net	969,240	—
Investment in Navidec Financial Services	1,130,511	—

Total assets	$6,291,606	$415,226

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$311,613	$10,475
Accrued liabilities	54,342	14,650
Notes payable	208,986	—
Total current liabilities	574,941	25,125

Long-term debt	—	755,000

Stockholders’ equity (deficit):
Common stock, no par value, 20,000,000 authorized; 16,581,385 and 4,103,454 shares issued and 16,128,454 and 4,103,454 outstanding at December 31, 2004 and December 31, 2003, respectively	17,478,446	1,000
Additional paid in capital – warrants and stock options	2,341,795	—
Common stock and warrants held by affiliate	(2,854,181)	—
Stock subscription receivable	(230,825)	—
Deficit accumulated during the development stage	(11,018,570)	(365,899)

Total stockholders’ equity (deficit)	5,716,665	(364,899)

Total liabilities and stockholders’ equity (deficit)	$6,291,606	$415,226

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Operations

Years ended December 31, 2004 and 2003

	Cumulative Amounts from Inception to December 31, 2004	2004	2003
	(Restated)

Revenue	$—	$—	$—

Operating and administrative expenses:
General and administrative	2,125,590	1,753,084	96,067
Stock-based compensation	4,414,935	4,414,935	—
Geological, geophysical and engineering	360,965	360,965	—

Total operating expenses	6,901,490	6,528,984	96,067

Operating loss	(6,901,490)	(6,528,984)	(96,067)

Other income (expense):
Investment income from Ecuador property, net of amortization	147,861	147,861	—
Equity in loss of Navidec Financial Services	(1,964,103)	(1,964,103)	—
Loss on issuance of equity securities by Navidec Financial Services	(1,893,176)	(1,893,176)	—
Interest expense	(66,959)	(66,959)	—
Amortization of deferred financing costs	(360,439)	(360,439)	—
Miscellaneous income	19,736	13,129	1,445

Total other income (expense)	(4,117,080)	(4,123,687)	1,445

Loss before income taxes	(11,018,570)	(10,652,671)	(94,622)

Income taxes	—	—	—

Net loss	$(11,018,570)	$(10,652,671)	$(94,622)

Basic and diluted net loss per share	$—	$(1.24)	$(.02)

Weighted average common shares outstanding	—	8,558,528	4,103,454

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity (Deficit)

(A Development Stage Company)

Years ended December 31, 2004 (Restated) and 2003

				Common		Deficit
				Stock and		Accumulated
			Additional	Warrants	Stock	During the
	Common Stock		Paid in	Held by	Subscription	Development
	Shares	Amount	Capital	Affiliate	Receivable	Stage	Total

Balance, December 31, 2002	4,103,454	$1,000	$—	$—	$—	$(271,277)	$(270,277)

Net loss for the year	—	—	—	—	—	(94,622)	(94,622)

Balance, December 31, 2003	4,103,454	1,000	—	—	—	(365,899)	(364,899)

Common stock issued for services	2,857,642	3,714,935	—	—	—	—	3,714,935
Stock-based compensation	—	—	700,000	—	—	—	700,000
Common stock issued in acquisition	3,860,517	5,713,565	—	—	—	—	5,713,565
Warrants and stock options issued or assumed in acquisition	—	—	1,785,359	—	—	—	1,785,359
Conversion of long-term debt to common stock	1,802,376	685,000	—	—	—	—	685,000
Common stock issued for cash and future consideration	236,528	350,000	—	—	(230,825)	—	119,175
Exercise of stock options assumed in acquisition	220,868	486,610	(143,564)	—	—	—	343,046
Common stock sold for cash, net of offering costs	3,000,000	5,506,807	—	—	—	—	5,506,807
Conversion of notes payable to common stock	500,000	1,020,529	—	—	—	—	1,020,529
Adjustment for common stock and warrants held by affiliate	—	—	—	(2,854,181)	—	—	(2,854,181)

Net loss for the year	—	—	—	—	—	(10,652,671)	(10,652,671)

Balance, December 31, 2004	16,581,385	$17,478,446	$2,341,795	$(2,854,181)	$(230,825)	$(11,018,570)	$5,716,665

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc. and Subsidiaries

(A Development Stage Company)

Consolidated Statements of Cash Flows

Years ended December 31, 2004 and 2003

	Cumulative Amounts from Inception to
	December 31, 2004	2004	2003
		(Restated)
Cash flows from operating activities:
Net loss	$(11,018,570)	$(10,652,671)	$(94,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	4,414,935	4,414,935	—
Depreciation expense	157	157	—
Amortization of investment in SMC Ecuador	42,760	42,760	—
Amortization of deferred financing fees	360,439	360,439	—
Loss on issuance of equity securities by Navidec Financial Services	1,964,103	1,964,103	—
Equity in loss of Navidec Financial Services	1,893,176	1,893,176	—
Changes in operating assets and liabilities:
(Increase) decrease in other assets	(4,599)	(418)	—
Increase in accounts payable	311,613	301,137	4,616
Increase in accrued liabilities	54,342	39,692	10,470
Net cash used by operating activities	(1,981,644)	(1,636,690)	(79,536)

Cash flows from investing activities:
Property and equipment additions	(5,662)	(5,662)	—
Restricted cash	(100,000)	140,000	(240,000)
Investment in Ecuador property	(1,440,000)	(1,440,000)	—
Net cash used by investing activities	(1,545,662)	(1,305,662)	(240,000)

Cash flows from financing activities:
Borrowings	2,130,000	1,375,000	755,000
Repayments of borrowings	(215,485)	(215,485)	—
Proceeds from sale of common stock, net	5,626,982	5,625,982	—
Advances to affiliates	—	162,890	(449,270)
Net cash provided by financing activities	7,541,497	6,948,387	305,730

Net increase (decrease) in cash and cash equivalents	4,014,191	4,006,035	(13,806)
Cash and cash equivalents at beginning of period	—	8,156	21,962
Cash and cash equivalents at end of period	$4,014,191	$4,014,191	$8,156

Supplemental cash flow information:
Cash paid for:
Interest	$63,943	$63,943	$—
Non – cash items:
Common stock issued in acquisition	$5,713,565	$5,713,565	$—
Warrants and stock options assumed in acquisition	1,785,359	1,785,359	—
Common stock and warrants held by affiliate	2,854,181	2,854,181	—
Imputed financing costs	428,000	428,000	—
Proceeds received by NFS from exercise of stock options	343,046	343,046	—
Issuance of common stock for subscription receivable	230,825	230,825	—
Conversion of long-term debt to common stock	685,000	685,000	—
Conversion of notes payable to common stock	1,020,529	1,020,529	—

The accompanying notes are an integral part of these consolidated financial statements.

BPZ Energy, Inc and Subsidiaries

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004 and 2003

Note 1 – Basis of Presentation and Significant Accounting Policies

Organization and Basis of Presentation

BPZ Energy, Inc., a Colorado corporation (“BPZ” or the “Company”) was incorporated in 1993.  Based in Houston, Texas, BPZ is a development stage company with properties in northwest Peru and southwest Ecuador. The Company is focused on the development and production of oil and natural gas and the complementary development of gas-fired power generation.

On September 10, 2004, BPZ Energy, Inc., a Texas corporation (“BPZ-Texas”), consummated a reverse merger with Navidec, Inc. (“Navidec”) whereby BPZ-Texas became a wholly owned subsidiary of Navidec (the “Merger”).  The details of the Merger are discussed in Note 2 to the Consolidated Financial Statements.  On February 4, 2005, the Company changed its name to BPZ Energy, Inc.  Although the Company’s name has been changed, the pre-merger company may be referred to as Navidec in this filing to avoid confusion.

We maintain an office and a registered branch in Peru.  Currently, we have exclusive rights and license agreements for oil and gas exploration and production covering a total of approximately 2.76 million acres in northwest Peru. We acquired a minority working interest in the license contract for Block Z-1 in November 2001 and subsequently acquired 100% ownership of the block in November 2004. In addition, we acquired a 100% working interest in the license contract for Block XIX in December 2003. Generally, the terms of a license contract in Peru provide for an initial exploration period of seven to ten years and a total contract period of 40 years for gas development and production and 30 years for oil development and production.  In December 2003, we also entered into a Technical Evaluation Agreement for Area VI and a Promotional Technical Evaluation Agreement for Area XVI. These latter two Agreements give us the right to conduct technical evaluations of those areas over a 24-month period and the exclusive right to enter into license contracts if the evaluations indicate the potential for profitable operations.

In June 2004, we acquired the capital stock of SMC Ecuador, Inc., a Delaware corporation (“SMC”), which owns a minority non-operated working interest in an oil and gas producing property located in the southwest region of Ecuador (the “Santa Elena Property”). SMC has had its interest in the Santa Elena Property for the past eight years. The license agreement covering the property extends through May 2016.

The Company is in the development stage and to date our activities in Peru have been limited to analysis and evaluation of technical data on the properties and preparation of the development plans for the properties. We have not drilled any wells or recognized any revenues from our operations and do not anticipate generating significant revenues from our properties prior to mid-2006.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries and branch offices.  All intercompany balances and transactions have been eliminated.  As discussed in Note 6 to the Consolidated Financial Statements, the Company accounts for its nominal ownership in Navidec Financial Services, Inc. (“NFS”) under the equity method.  Pursuant to the Merger Agreement, the Company is contractually bound to spin-off NFS to the pre-merger shareholders of Navidec.  Pending the final distribution of NFS shares in the spin-off, the Company is the nominal owner of a majority of the common shares of NFS, but does not control NFS.

The Company’s accounting policy regarding partnership or joint venture interests in oil and gas properties is to consolidate such interests on a pro-rata basis in accordance with accepted practice in the oil and gas industry.  However, the Company has not been able to receive timely information to allow it to proportionately consolidate the minority non-operated working interest owned by its consolidated subsidiary, SMC Ecuador Inc.  See Note 5 to the Consolidated Financial Statements for detailed discussion regarding the Company’s investment in SMC Ecuador.  Accordingly, the Company has made an election to account for this investment under the cost method.  As such, the Company will record its share of cash received or paid attributable to this investment as other income or expense.

Reporting and Functional Currency

The U.S. Dollar is the functional currency for our operations in both Peru and Ecuador.  Ecuador has adopted the U.S. Dollar as its official currency.  Peru, however, uses its local currency, Nuevo Soles, in addition to the U.S. Dollar and therefore our financial results are subject to foreign currency gains and losses.  We have adopted Statement of Financial Accounting Standards (“SFAS”) No. 52, “Foreign Currency Translation”, which requires that the translation of the applicable foreign currency into U.S. dollars be performed for balance sheet monetary accounts using current exchange rates in effect at the balance sheet date, non-monetary accounts using historical exchange rates in effect at the time the transaction occurs, and for revenue and expense accounts using a weighted average exchange rate during the period reported.  Accordingly, the gains or losses resulting from such translation are included in other income and expense in the consolidated statements of operations.  Due to the relatively low level of activity to-date and the relatively steady exchange rate in Peru, translation differences were immaterial.

Use of Estimates

The preparation of the consolidated financial statements in accordance with U.S. generally accepted accounting principles requires management to make certain estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets, liabilities, revenues and expenses in the consolidated financial statements, and the disclosure of contingent assets and liabilities.  Actual results could differ from these estimates.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current financial statement presentation.

Cash and Cash Equivalents

The Company considers cash on hand, cash in banks, money market mutual funds and highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.  Certain of the Company’s cash balances are maintained in foreign banks which are not covered by deposit insurance.  The cash balance in the Company’s U.S. bank accounts may exceed federally insured limits.

Restricted Cash

As discussed in Note 7 to the Consolidated Financial Statements, the Company has secured various performance bonds, primarily collateralized by certificates of deposit, to guarantee its obligations and commitments in connection with its exploratory properties in Peru.  All of the performance bonds have been issued by Peruvian banks and their terms are dictated by the corresponding License Contract or Technical Evaluation Agreement.

Debt Financing Costs

As discussed in Note 4 to the Consolidated Financial Statements, certain financing costs related to the acquisition of SMC Ecuador, Inc. have been capitalized.  The deferred debt financing costs are being amortized over the term of the financing.

Property and Equipment

The Company follows the “successful efforts” method of accounting of its costs of acquisition, exploration and development of oil and gas properties.  Under this method, oil and gas lease acquisition costs and intangible drilling costs associated with exploration efforts that result in the discovery of proved reserves and costs associated with development drilling, whether or not successful, are capitalized when incurred.  Certain costs of exploratory wells are capitalized pending determinations that proved reserves have been found.  If the determination is dependent upon the results of planned additional wells and required capital expenditures to produce the reserves found, the drilling costs will be capitalized as long as sufficient reserves have been found to justify completion of the exploratory well and additional wells are underway or firmly planned to complete the evaluation of the well.  All costs related to unsuccessful exploratory wells are expensed when such wells are determined to be non-productive or at the one year anniversary of completion of the well if proved reserves have not been attributed and capital expenditures as describe in the preceding sentence are not required.

We assess our capitalized exploratory wells pending evaluation each quarter to determine whether costs should remain capitalized or should be charged to earnings.  Other exploration costs, including geological and geophysical costs, are expensed as incurred.  Seismic costs incurred to select development locations within a productive oil and gas field are typically treated as development costs and capitalized.  Judgment is required to determine when the seismic programs are not within proved reserve areas and therefore would be charged to expense as exploration costs.  We recognize gains or losses on the sale of properties, should they occur, on a field-by-field basis.

As of December 31, 2004, property and equipment consists only of office equipment which is stated at cost and is depreciated on a straight-line basis over the estimated 3 year useful life of the assets.  Maintenance and repairs are expensed as incurred.  Replacements, upgrades or expenditures which improve and extend the life of the assets are capitalized.  When assets are sold, retired or otherwise disposed, the applicable costs and accumulated depreciation and amortization are removed from the appropriate accounts and the resulting gain or loss is recorded.

Impairment of Long-Lived Assets

The Company periodically evaluates the recoverability of the carrying value of its long-lived assets, goodwill and identifiable intangibles by monitoring and evaluating changes in circumstances that may indicate that the carrying amount of the asset may not be recoverable.  Examples of events or changes in circumstances that indicate that the recoverability of the carrying amount of an asset should be assessed include but are not limited to the following:  a significant decrease in the market value of an asset, a significant change in the extent or manner in which an asset is used or a significant physical change in an asset, a significant adverse change in legal factors or in the business climate that could affect the value of an asset or an adverse action or assessment by a regulator, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct an asset, and/or a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with an asset used for the purpose of producing revenue.

The Company considers historical performance and anticipated future results in its evaluation of potential impairment.  Accordingly, when indicators of impairment are present, the Company evaluates the carrying value of these assets in relation to the operating performance of the business and future discounted and non-discounted cash flows expected to result from the use of these assets.  Impairment losses are recognized when the expected future cash flows from an asset are less than its carrying value.

Start-up Costs

Start-up costs, including organizational restructuring expenses, are expensed as incurred.

Stock Based Compensation

As permitted under SFAS 123, “Accounting for Stock-Based Compensation,” the Company accounts for its stock-based compensation for options issued to employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”).  As such, for options granted to employees and directors, compensation expense is recorded on a straight-line basis over the shorter of the period that the services are provided or the vesting period, only if the current market price of the underlying stock exceeds the exercise price.  Transactions in equity instruments with non-employees for goods or services are accounted for under the fair value method.

Income Taxes

The Company accounts for income taxes using the liability method.  Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Environmental

The Company is subject to environmental laws and regulations of various U.S. and international jurisdictions.  These laws, which are constantly changing, regulate the discharge of materials into the environment and may require the Company to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites.

Environmental costs that relate to current operations are expensed or capitalized as appropriate.  Costs are expensed when they relate to an existing condition caused by past operations and will not contribute to current or future revenue generation.  Liabilities related to environmental assessments and/or remedial efforts are accrued when property or services are provided or can be reasonably estimated.

Loss per Common Share

In accordance with provisions of SFAS No. 128, Earnings per Share, basic earnings per share is computed on the basis of the weighted-average number of common shares outstanding during the periods.  Diluted earnings per share is computed based upon the weighted-average number of common shares outstanding plus the assumed issuance of common shares for all potentially dilutive securities.  Diluted earnings per share equals basic earnings per share for the periods presented because the effects of potentially dilutive securities are antidilutive.

New Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R) “Share-Based Payment”, which supersedes SFAS No. 148 “Accounting for Stock-Based Compensation – Transition and Disclosure” an amendment to SAFS No. 123.  SFAS 123(R) establishes standards for transactions in which an entity exchanges its equity instruments for goods or services.  This standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award.  This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB 25.  SFAS No. 123(R) also requires a public entity to present its cash flows provided by tax benefits from stock options exercised in the Financing Cash Flows section of the Statement of Cash Flows.  Public companies with a calendar year-end will be required to adopt the provisions of the standard effective for periods beginning on or after December 15, 2005.  As we intend to use stock-based compensation in the future as a component of employee compensation, and we have previously followed the intrinsic method, the implementation of this pronouncement will reduce our future earnings or increase our future losses.  The amount of such reductions may be significant, but cannot be quantified at this time.

In December 2004, the FASB issued SFAS No. 153 “Exchanges of Non-monetary Assets”, an amendment of APB Opinion 29, for non-monetary exchanges of similar productive assets.  SFAS No. 153 replaces this exception with a general exception from fair value measurement for exchanges of non-monetary assets that do not have commercial substance.  A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange.  SFAS No. 153 is not expected to effect our consolidated financial statements.

Note 2 – Acquisition of Navidec

On July 8, 2004, Navidec and BPZ-Texas entered into a Merger Agreement which was consummated on September 10, 2004. The Merger was structured from a legal standpoint as the acquisition of BPZ-Texas by Navidec.  However, in the Merger, the stockholder group of BPZ-Texas obtained majority ownership and management control of the combined Company.  Accordingly, for accounting purposes, the Merger was treated as a reverse merger of Navidec by BPZ-Texas.  All financial statements presented herein represent the historical financial statements of the accounting acquirer, BPZ-Texas.  BPZ entered into the merger primarily to give it access to the public markets in financing its development activities in South America.

As consideration for the Merger, BPZ-Texas issued 3,198,368 shares of its common stock in a one-for-one exchange for all of the outstanding common shares of Navidec.  In addition, BPZ-Texas assumed options to purchase 1,332,076 shares of Navidec common stock, which had previously been issued to employees, directors and consultants of Navidec and were outstanding on the date of the Merger.  Under the terms of the Merger Agreement, the proceeds received from the exercise of these stock options are payable to NFS.  BPZ-Texas also assumed outstanding warrants to purchase 1,129,000 shares of Navidec common stock.  In addition, BPZ-Texas granted to NFS fully vested warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share and issued 662,149 new shares of common stock to NFS.  See Note 9 of the Notes to Consolidated Financial Statements for details about the stock options and warrants assumed or granted in connection with the Merger.

The aggregate consideration given by BPZ-Texas for the acquisition of Navidec was $7,498,924, consisting wholly of equity securities issued. The BPZ-Texas stock issued in connection with the acquisition was valued at $1.48 per share, which was the average closing price of Navidec’s common stock quoted on the OTCBB market during a five-day trading period beginning two trading days prior to the announcement of the Merger Agreement on July 8, 2004.  Navidec was publicly traded and had a market for its equity while BPZ-Texas was privately owned.  The stock options assumed and warrants issued or assumed were valued using the Black-Scholes model.  Inputs into the Black–Scholes valuation model for the valuation of the warrants and stock options included the exercise price and remaining term for the stock options and warrants, and a volatility factor based on historical stock prices of Navidec.

The merger has been accounted for using the purchase method of accounting, in accordance with SFAS No. 141.  The acquisition was recorded on September 10, 2004, the date the Merger was consummated.  The results of operations of Navidec have been included in the Company’s results since September 1, 2004, for convenience purposes.

The following summarizes the purchase consideration given for the acquisition of Navidec:

Purchase Consideration

Description	Shares	Purchase Consideration
Common stock issued to Navidec shareholders	3,198,368	$4,733,585
BPZ common stock issued to NFS	662,149	979,980
BPZ warrants issued to NFS	1,500,000	705,000
Assumption of Navidec stock options	1,332,076	865,849
Assumption of Navidec warrants	1,129,000	214,510
Total purchase consideration		$7,498,924

BPZ allocated the purchase price to assets acquired and liabilities assumed at estimated fair values at the acquisition date.  The excess of purchase price over the fair value of the net assets acquired as of the acquisition date has been reflected as goodwill in accordance with SFAS No. 141.  The following summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Purchase Price Allocation

Value
Description	Allocated
Cash and marketable securities	$681,220
Property, equipment and other	85,658
BPZ common stock issued to NFS (662,149 shares)	2,125,498
Warrants to purchase BPZ common stock issued to NFS (1.5 million warrants)	2,640,000
Mortgage business, net of minority interest	240,000
Goodwill	2,160,753
Accounts payable, accrued liabilities and note payable	(434,205)

Total purchase price allocation	$7,498,924

Of the amounts shown above, $681,220 has been allocated to cash and marketable securities instead of a reduction to the purchase price because the cash remained with NFS following the Merger and is not available for use by the Company.  The tax consequences of the merger have not been fully analyzed. However, it is believed that the excess of the purchase price over the net assets acquired will not be deductible for tax purposes.

The following unaudited information presents the pro forma effects of the Merger as if it had occurred on January 1, 2003:

Pro Forma Effects of the Merger (Unaudited)

	Year Ended December 31,
	2004	2003
Revenues	$—	$—
Net loss	$(11,191,671)	$(4,206,098)
Net loss per share (basic and diluted)	$(0.81)	$(0.35)
Weighted average common shares outstanding	13,831,628	12,104,198

NFS Spin-off

The Merger Agreement also required the transfer of all of the pre-merger business assets and liabilities of Navidec to its wholly owned subsidiary, NFS, and the spin-off of NFS to the shareholders of record of Navidec as of September 9, 2004, the date prior to the Merger.  Upon consummation of the Merger, BPZ became contractually and irrevocably bound to the spin-off of NFS to such pre-Merger shareholders.  All legal requirements for the spin-off of NFS have been completed except for registration of the spin-off with the Securities and Exchange Commission and the final distribution of NFS common shares to the pre-merger shareholders of the Company.  Pending such final distribution of NFS common shares, the Company remains the nominal owner of those shares, which are being held for the benefit of the spin-off shareholders.  The Company accounts for its nominal investment in NFS under the equity method, as discussed in Note 6 of the Notes to Consolidated Financial Statements.  The Company is continuing to assist the management of NFS, as requested, in its efforts to consummate the spin-off of NFS, but has no control over the registration process of NFS and cannot predict when the management of NFS will be able to complete the final distribution of NFS common shares.

Note 3 - Restatement of Financial Statements

The previously issued consolidated financial statements of the Company for the year ended December 31, 2004 have been restated for the issues described below:

Accounting for NFS

On November 17, 2005, the Company concluded that it needed to amend and restate certain of its previously issued financial statements and other financial information to reflect its nominal ownership interest in NFS.

Upon consummation of the Merger, BPZ became contractually and irrevocably bound to spin-off NFS to the pre-merger shareholders of Navidec.  Subsequent to the Merger, the Company and NFS have operated their respective businesses autonomously and the Company does not control NFS.  The Company, in consultation with its independent accountants and legal counsel, had previously concluded that the spin-off of NFS had been consummated in substance from a legal perspective prior to the Merger, and that the financial statements of the Company should properly reflect the spin-off transaction as legally consummated on the date of the Merger.  Accordingly, the previous consolidated financial statements of the Company excluded its nominal ownership of NFS.  Based on the fact that NFS had not completed the final distribution of its shares to the pre-merger shareholders, the Company now concludes that its consolidated financial statements should be restated to reflect the inclusion of NFS until such time as the final distribution of NFS shares to the shareholders entitled to such spin-off shares has been completed in all respects.

NFS will continue to be reflected in the financial statements of the Company until such time as the final spin-off is consummated.  Based on the fact that the Company does not control NFS, the Company is accounting for its nominal investment in NFS under the equity method until the spin-off is consummated.  Under the equity method, the Company records its proportionate share of NFS’ net income or losses.  Additionally, to the extent that NFS engages in independent common stock transactions with third parties, the Company will record a gain or loss to the extent that the consideration received by NFS from such transactions is more or less than the Company’s cost basis per share.

The Company has now restated its financial statements to account for the Merger with Navidec, Inc. under FASB 141.  The details of the accounting for this business combination are presented in Note 2 to the Consolidated Financial Statements.

Intercompany Transactions with BPZ & Associates, Inc.

At December 31, 2003, the Company had a net receivable of $162,890 due from BPZ & Associates, Inc., which was the parent of the Company prior to the Merger.  Additionally, BPZ Energy, Inc. made additional cash payments to BPZ & Associates, Inc. totaling $789,501 prior to the Merger.  In connection with the Merger, the shares of BPZ-Texas which were held by BPZ & Associates, Inc. were distributed to the shareholders of BPZ & Associates, Inc. in a corporate reorganization.  Additionally, all intercompany advances receivable from BPZ & Associates, Inc. were forgiven.  The Company initially recorded the forgivenss of these intercompany advances as if they were a dividend payment from BPZ-Texas to BPZ & Associates, Inc.  However, BPZ-Texas did not have sufficient capital to declare a dividend of this amount.  Accordingly, the Company re-analyzed the nature of these expenditures and concluded that essentially all of these costs should be characterized as expenditures which were incurred for the benefit of BPZ-Texas.  Of such payments, $370,000 was determined to relate to the acquisition of SMC Ecuador, Inc., of which $167,500 was paid to third parties and $202,500 was for the benefit of BPZ & Associates, Inc.  The remaining balance of $582,391 was attributable to personnel and office expenses incurred by BPZ & Associates, Inc. on behalf of BPZ-Texas and has been recorded as part of the Company’s general and administrative expenses.

Development Stage Company

In connection with the accounting restatement, the Company also reviewed the current state of its operations to determine whether it should be classified as a “development stage company.”  With the June 2004 acquisition of SMC Ecuador, Inc., which owns a direct interest in the Santa Elena Property, the Company expected to record revenues from this property using the pro-rata method of consolidation as is customary in the oil and gas industry.  However, difficulties in getting accurate and timely information from the operator of the property prevented the Company from using the pro-rata method of consolidation.  Accordingly, the Company accounts for this property under the cost method and no revenues are recorded.

A development stage company is defined as one in which (a) planned principal operations have not commenced, or (b) planned principal operations have commenced, but there has been no significant revenue therefrom.  Based on this definition, the Company concluded that it is most appropriate to classify itself as a “development stage company” and now includes this description on its financial statements. The Company also reports cumulative amounts from inception in its financial statements.

Amortization of Stock-based Compensation

In connection with the restatement, the Company realized that it had inadvertently failed to continue the amortization of the stock-based compensation attributable to the 500,000 stock options granted to the former CEO of Navidec.  These shares vest when the Company receives additional investment proceeds totaling $6 million, including proceeds from the exercise of outstanding warrants, provided such funding is received no later than September 10, 2006.  The additional amortization was $75,000 for the period ended December 31, 2004.

Amortization of Investment in Ecuador Property

The Company established an accounting policy in the first quarter of 2005 to amortize the investment in its Ecuador property over the expected life of the contract, since the investment consists primarily of oil and gas properties, which are a depleting asset.  This change was made prospectively at the time.  In connection with the restatement, the Company adjusted its results for the year ended December 31, 2004 to commence this amortization on the date of the acquisition of the interest.  This additional amortization totaled $42,760 for the year ended December 31, 2004.

Effects of Restatement

The effects of the restatement on the balance sheet as of December 31, 2004 are reflected in the table below:

		Originally
	Restated	Reported	Difference
ASSETS
Current assets	$4,186,350	$4,186,350	$—
Property and equipment, net	5,505	5,505	—
Investment in Navidec Financial Services	1,130,511	—	1,130,511
Investment in Ecuador property, net	969,240	642,000	327,240
Total assets	$6,291,606	$4,833,855	$1,457,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities	$574,941	$574,940	$—
Stockholders’ equity:
Common stock	17,478,446	13,393,286	4,085,160
Additional paid-in capital	2,341,795	9,502,625	(7,160,830)
Common stock and warrants held by affiliate	(2,854,181)	—	(2,854,180)
Stock subscription receivable	(230,825)	(230,825)	—
Deficit accumulated during the development stage	(11,018,570)	(18,406,171)	7,387,601
Total stockholders’ equity	5,716,665	4,258,915	1,457,751
Total liabilities and stockholders’ equity (deficit)	$6,291,606	$4,833,855	$1,457,751

The net effect of the above adjustments on the balance sheet was to increase total assets and stockholders’ equity by $1,457,751.  Of such amount, the effect of the decision to account for NFS as an acquisition under SFAS 141 resulted in a increase of $1,130,511 and the net effect of adjustments to its investment in Ecuador property totaled $327,240.  The accumulated deficit was reduced by $7,387,601 as a result of the reduction to the loss for the year ended December 31, 2004, as discussed below.

The effects of the restatement on the income statement for the year ended December 31, 2004 are reflected in the table below:

		Originally
	Restated	Reported	Difference

Revenue	$—	$—	—
Operating and administrative expenses:
General and administrative	1,753,084	1,170,693	582,391
Stock-based compensation	4,414,935	—	4,414,935
Geological, geophysical and engineering	360,965	360,965	—
Total operating expenses	6,528,984	1,531,658	4,997,326
Operating loss	(6,528,984)	(1,531,658)	(4,997,326)

Other income (expense):
Investment income from Ecuador property, net of amortization	147,861	190,621	(42,760)
Equity in loss of Navidec Financial Services	(1,964,103)	—	(1,964,103)
Loss on issuance of equity securities by NFS	(1,893,176)	—	(1,893,176)
Interest expense	(66,959)	(66,959)	—
Amortization of deferred financing costs	(360,439)	(360,439)	—
Merger costs	—	(16,284,966)	16,284,966
Miscellaneous income	13,129	13,129	—
Total other income (expense)	(4,123,687)	(16,508,614)	12,384,927

Net loss	(10,652,671)	(18,040,272)	7,387,601

Basic and diluted net loss per share	$(1.24)	$(2.08)	$0.84

Weighted average common shares outstanding	8,558,528	8,689,988	(131,460)

The primary differences between the restated and originally reported income statement amounts relate to the treatment of the Navidec merger transaction as an acquisition pursuant to SFAS No. 141, whereas the majority of these amounts were originally expensed as Merger costs, with a total charge of $16,284,966.  Of this amount, $11,945,031 was eliminated in the restatement and $4,339,935 was reclassified to stock-based compensation expense.  In connection with the re-characterization of these Merger costs to acquisition accounting under SFAS 141, the Company also concluded that it was most appropriate to value the equity instruments issued or assumed in the Merger as of the date the Merger was announced, July 8, 2004, in accordance with SFAS 141.  The Merger costs were originally measured on the date of closing.

In addition to the above adjustments, the Company’s continuing nominal ownership of NFS pending consummation of the spin-off caused the Company to record its proportionate share of NFS’s losses, totaling $1,964,103.  Additionally, equity issuances by NFS at prices below the Company’s basis per share caused additional charges to earnings totaling $1,893,176.

In summary, the modification to treat the Company’s nominal ownership of NFS as an acquisition pursuant to SFAS No. 141 and the results from its continuing ownership resulted in an overall reduction to the previously reported net loss of $8,087,752.  This amount was partially offset by increased expenses of $582,391 related to the re-characterization of intercompany transactions with BPZ & Associates, Inc. and other adjustments to stock-based compensation and amortization of the investment in its Ecuador property, which together totaled $117,760.  The overall effect was a reduction in the net loss of $7,387,601.

Note 4 – Other Current Assets

Other current assets of $72,159 at December 31, 2004 consisted primarily of capitalized financing costs related to the acquisition of SMC Ecuador, Inc.  The Company is amortizing these costs to expense over the term of the financing.  In addition, the Company expensed $360,439 of deferred financing costs pursuant to the conversion of part of the note payable to common stock, as discussed in Note 5 of the Notes to Consolidated Financial Statements.

Note 5 – Investment in Ecuador Property and Note Payable

In June 2004, BPZ acquired 100% of the common stock of SMC Ecuador, Inc., a Delaware corporation (“SMC”), the owner of a minority working interest in a non-operated oil and gas producing property located in the Republic of Ecuador (the “Santa Elena Property”).  The total purchase price for the property was $1,440,000, including $1,070,000 paid to the seller to acquire the common stock of SMC, $100,000 in transaction costs and $270,000 to acquire a separate net profits interest in the Santa Elena Property.  This net profits interest had been acquired in 2002 by an affiliate of the Company and a third party.  The amount paid for of the net profits interest owned by the affiliate was $202,500 as discussed in Note 10 of the Notes to Consolidated Financial Statements.

To finance the acquisition, BPZ entered into a debt arrangement in the amount of $1,375,000 (the “Loan”) with an individual (the “Lender”).  The Loan was to be repaid in 36 monthly installments with interest at 15%.  The Lender held a first lien on the common stock of SMC as collateral.  Upon full repayment of the Loan by BPZ, the Lender was entitled to receive ownership of forty percent (40%) of the interest of SMC in the Santa Elena Property (or a 4% derivative working interest in the Santa Elena Property).  Accordingly 40% of the direct acquisition cost, or $428,000, was treated for accounting purposes as deferred financing costs.  These deferred financing costs were recorded as a reduction of the recorded cost of the investment and were capitalized as other assets, pending amortization as additional financing costs over the term of the Loan.

In September 2004, BPZ entered into a new agreement under which BPZ converted $1,000,000 of the principal balance of the Loan, plus $20,529 of accrued interest, into 500,000 shares of Company stock.  The remaining balance of the Loan, or $293,136, will be payable in 10 equal monthly installments with interest imputed at 15%.  The agreement to convey beneficial ownership of a 4% derivative working interest in the Santa Elena Property was also accelerated to the date of the agreement.  Accordingly, BPZ now owns a 6% effective working interest in the Santa Elena Property.  As of December 31, 2004, the remaining balance of the note payable, or $208,986, will be payable in seven monthly installments plus interest.

The Company’s accounting policy regarding partnership or joint venture interests in oil and gas properties is to consolidate such interests on a pro-rata basis in accordance with accepted practice in the oil and gas industry.  However, the Company has not been able to receive timely information to allow it to proportionately consolidate its 6% non-operated working interest in the Santa Elena Property.  Accordingly, the Company has made an election to account for this investment under the cost method.  As such, the Company records its share of cash received or paid attributable to this investment as other income or expense.  Since substantially all of the assets of SMC consist of producing oil and gas properties, the Company is amortizing this investment on a straight-line basis over the remaining term of the license agreement which expires in May of 2016.  Accordingly, we recorded $42,760 of amortization expense for the year ended December 31, 2004.

Note 6 – Investment in Navidec Financial Services (NFS)

As discussed in Note 2 to the Consolidated Financial Statements, the Company is contractually bound to spin-off NFS to the pre-merger shareholders of Navidec.  Pending the distribution of NFS common shares to the beneficiaries of the spin-off, the Company is the nominal owner of those shares.  While the Company may be deemed to have majority nominal ownership of the common stock of NFS, it does not control NFS.  As such, the Company has determined that the equity method of accounting is the most appropriate manner to reflect its nominal ownership of NFS during the period of time between the Merger and its ultimate spin-off to the pre-merger shareholders of Navidec.

NFS was formed in December 2002 and is organized into three divisions: business development, mortgage services and technology.  The business development division focuses on identifying development stage companies and assisting in their growth by providing capital, consulting, personnel and other services, both internally and through the use of subcontractors.  The mortgage division provides loan origination and refinancing services in the residential and commercial mortgage market, primarily in the Phoenix, Arizona area.  NFS previously had technology operations which provided solutions that enabled organizations to manage secure access to web applications within the enterprise and across the business value chain.  Such operations were inactive as of December 31, 2004, but NFS has indicated that it intends to re-enter this line of business.  The majority of the revenues of NFS for the period subsequent to the Merger were derived from mortgage services.

As of the date of the Merger, NFS had 5,177,748 common shares outstanding, which shares are held by the Company for the benefit of the spin-off shareholders.  On September 21, 2004, the Board of Directors of NFS awarded 1,200,000 fully vested NFS common shares and options to purchase 1,200,000 NFS common shares at a cost of $0.05 per share to the management of NFS.  This transaction resulted in the nominal ownership of BPZ being reduced from 100% to 81.2% (68.3% on a fully diluted basis).  To the extent that NFS conveys it shares or stock options to third parties for a per-share value less than the Company’s nominal basis in its investment in NFS, the issuance of these shares or stock options by NFS will result in a loss to the Company.  The issuance of the above shares and stock options to the management of NFS resulted in a recorded loss to the Company of $1,784,528.

Additionally, pursuant to the Merger Agreement, NFS is entitled to the proceeds received from the exercise of pre-merger stock options which were assumed by the Company in the Merger.  During the period from the effective date of the Merger through December 31, 2004, NFS received stock option proceeds of $343,046.  This amount is treated for accounting purposes as an additional investment in NFS by the Company.  To the extent that the Company has less than 100% nominal ownership of NFS, the receipt of stock option proceeds by NFS results in a loss to the Company based on the minority interest in NFS.  During this period, the Company recorded a loss of $108,648 attributable to these stock option exercises.

NFS recognized a net loss of $2,419,000 during the period from the date of the Merger through December 31, 2004.  The majority of this loss resulted from non-cash charges of $1,861,000 related to stock-based compensation and the conveyance of BPZ warrants held by NFS to third parties.  Additionally, there were cash bonuses of $448,000 paid to the management of NFS during the period.  Based on its nominal ownership of 81.2% of NFS, the Company recognized a loss of $1,964,000 during the period from its investment in NFS.

The Company will not benefit economically from any positive operating results of NFS because it does not have beneficial ownership of or access to the cash or other assets of NFS.  The Company is not entitled to receive any distributions or dividends from NFS, nor could it cause NFS to declare a dividend because it does not control NFS.  Additionally, the Company is not directly or indirectly obligated for the liabilities, commitments or other obligations of NFS.  However, the Company’s reported financial results may be materially affected should NFS continue to suffer adverse operating results even though these adverse results would not affect the cash flows of the Company.

NFS will continue to be reflected as an equity investment in the financial statements of the Company until such time as the final distribution of NFS shares in the spin-off is consummated.  This is expected to require an effective registration statement with the SEC.  The Company is continuing to assist the management of NFS, as requested, in its efforts to consummate the spin-off of NFS, but has no control over the registration process of NFS and cannot predict when the management of NFS will be able to complete the final distribution of NFS common shares.  The Company’s stockholders’ equity will be reduced by the recorded amount of the investment in NFS at such time as the spin-off is consummated.  As of December 31, 2004, stockholders’ equity and the investment in NFS would have been reduced by $1.1 million if the spin-off had been consummated on that date.

The following table presents the condensed statement of operations information for the period from the effective date of the Merger through December 31, 2004 and the condensed balance sheet information for NFS as of December 31, 2004:

Navidec Financial Services, Inc. (NFS):

From September 10, 2004 through
December 31, 2004
Condensed income statement information:

Net revenues	$576,000

Gross margin	$521,000

Net loss	$(2,419,000)

Company’s equity in net loss of affiliate	$(1,964,000)

As of December 31, 2004
Condensed balance sheet information:

Current assets	$550,000
Investment in BPZ securities	4,276,000
Goodwill	2,139,000
Other noncurrent assets	34,000
Total assets	$6,999,000

Current liabilities	$483,000
Minority interest	64,000
Stockholders’ equity	6,452,000
Total liabilities and stockholders' equity	$6,999,000

As of December 31, 2004, the carrying amount of the Company’s investment in NFS, including the adjustment for BPZ common stock and warrants held by NFS, was less than its proportionate fully diluted share of stockholders’ equity of NFS by approximately $424,000.  This difference resulted primarily from unrealized gains on BPZ securities which were recorded by NFS, but eliminated from the consolidated financial statements of the Company and differences in the accounting for stock option proceeds received by NFS.

Note 7 – Restricted Cash and Other Assets

As of December 31, 2004, the Company had posted performance bonds totaling $340,000 to secure the performance of its obligations and commitments related to its properties in Peru.  Of such amount, $100,000 was collateralized by a restricted cash deposit.  The $100,000 restricted cash deposit is classified as a current asset as the Company had met its obligations under the license contract and the performance bond expires in March 2005.  The remaining $240,000 performance bonds have been guaranteed by two individual shareholders of the Company.  As of December 31, 2003, the Company had performance bonds totaling $240,000 to guarantee its obligations and commitments.  All of the performance bonds were issued by Peruvian banks and their terms are governed by the corresponding license contract or technical evaluation agreement.

Note 8 – Long-Term Debt

On December 31, 2003, the Company had long-term debt of $755,000, consisting of two unsecured notes payable to individuals.  Both notes had similar terms, bearing interest at 7%, with payments of interest due on a monthly basis and the principal balance due at maturity in February 2006.  Pursuant to the Merger, the outstanding long-term debt of the Company, totaling $685,000, was converted into 1,802,376 shares of common stock.  There was no long-term debt outstanding at December 31, 2004.

Note 9 – Stockholders’ Equity

As of December 31, 2004, the Company had 20,000,000 shares of common stock, no par value, authorized by its Amended and Restated Certificate of Incorporation, of which 16,581,385 had been issued.  Of such shares, 557,903 were held by NFS.  For accounting purposes, the 452,931 shares attributable to the Company’s 81.2% equity interest in NFS are reflected as treasury shares.  Accordingly, there were 16,128,454 shares outstanding as of December 31, 2004.  As of December 31, 2003, there were 4,103,454 shares issued and outstanding.

Private Placement of Common Stock

On September 30, 2004, the Company completed a private placement of 3,000,000 shares of common stock for total gross proceeds of $6,000,000.  Net proceeds were approximately $5,507,000 after payment of placement agent fees of $360,000 and other offering expenses.  Completion of this offering with gross proceeds of at least $3,000,000 was a requirement of the Merger.

Additionally, the Company issued 236,528 shares to an individual investor for $119,175 of cash proceeds and a subscription receivable of $230,825.  This investor has pledged assets to a Peruvian bank which secure one of the Company’s performance bonds.  The subscription receivable is due at such time as the Company obtains its own performance bond to replace the one posted by the investor or until such performance bond is no longer required.

Stock Issued for Services

Prior to the Merger, BPZ issued 2,857,642 shares of common stock to directors, officers, employees, consultants and financial advisors of BPZ Energy, Inc. as compensation for services.  Such shares were valued at $1.30 per share, which was the price of the Company’s common stock on July 8, 2004, the date such shares were granted.  All of the shares were fully vested on the date of issuance.  The issuance of these common shares for services resulted in a charge to the income statement for stock-based compensation of $3,714,935.

Common Stock and Warrants Held by Affiliate

As discussed in Note 2 to the Consolidated Financial Statements, NFS holds common stock and warrants in the Company.  For accounting purposes, these common shares and warrants are treated as treasury securities and are recorded as a reduction of stockholders’ equity.  As of December 31, 2004, NFS held 557,903 shares of the BPZ common stock valued at $3.21 per share at the date of the Merger, or $1,790,869 in the aggregate, and warrants to purchase 980,000 shares of BPZ common stock at an exercise price of $2.00 per share.  The warrants were valued using the Black-Scholes model at $1.76 per share at the date of the Merger, or $1,724,800 in the aggregate.  The BPZ common stock and warrants held by NFS attributable to the Company’s 81.2% interest in NFS have an aggregate value of $2,854,181.

Potentially Dilutive Securities

In addition to the shares issued and outstanding, the Company has the following potentially dilutive securities.  None of these potentially dilutive shares have been included in the calculation of earnings per share as the effect would be anti-dilutive.

	December 31,	December 31,
	2004	2003
Stock options outstanding	2,055,041	—
Warrants outstanding	2,629,000	—
Contingent Merger earn-out shares	18,000,000	—
Total potentially dilutive securities	22,684,041	—

Stock Options Outstanding

In connection with the Merger, BPZ, as the accounting acquirer, assumed 1,332,076 Navidec stock options outstanding.  All stock options were fully vested on the date of the Merger and expire on September 10, 2007.  Exercise prices on these stock options range from $1.30 to $2.70 per share.  Under the terms of the Merger agreement, the Company does not receive any of the proceeds from the exercise of these stock options.  Pursuant to the Merger agreement, NFS is entitled to receive all proceeds from the exercise of these options.  During the period between the Merger and December 31, 2004, 220,868 stock options were exercised and 56,167 stock options expired.  As of December 31, 2004, there were 1,055,041 Navidec stock options outstanding.

Additionally, the Company granted options to purchase 1,000,000 shares of common stock at an exercise price of $1.30 per share to the former CEO of Navidec in connection with his service as a director and financial consultant to the Company.  Of such stock options, 500,000 were fully vested on the date of the Merger.  The remaining 500,000 stock options will vest upon the receipt of additional investment proceeds totaling $6 million, including proceeds from the exercise of outstanding warrants, provided such funding is received no later than September 10, 2006.  These stock options, when vested, expire 10 years from date of grant.  They were recorded at a fair value of $1.20 per share using the Black-Scholes model.  This resulted in stock-based compensation of $600,000 for the fully-vested options and $100,000 for the amortization of the unvested options.  The unvested options will be amortized over the remaining 20-month vesting period unless the Company concludes that such options are no longer probable of vesting.

All of the above stock options were recorded at fair market value on the date of the Merger.  Accordingly, no disclosure of pro forma results of operations under SFAS No. 123 is required.

Warrants Outstanding

In connection with the Merger, BPZ, as the accounting acquirer, assumed outstanding warrants to purchase 1,129,000 shares of the Company’s common stock.  Of this total, 564,500 Class A warrants have an exercise price of $2.00 per share and 564,500 Class B warrants have an exercise price of $4.00 per share.  All of such warrants expire on August 31, 2005, unless there are delays in obtaining the effectiveness of a registration statement which includes the warrants.  The warrants are callable if the stock trades at or above the exercise price for a period of 10 consecutive days and there is an effective registration statement which includes the warrants.

Also in connection with the Merger, BPZ issued to NFS warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share.  Such warrants expire on July 31, 2006.

Merger Earn-Out Shares

Under the terms of the Merger Agreement, the Company is committed to issue an additional 18,000,000 shares to the former shareholders of BPZ-Texas on a contingent earn-out basis if the Company achieves certain reserve and production goals.  The first earn-out target relating to reserves was achieved in December 2004 and 9,000,000 of the earn-out shares are issuable at this time.  However, the contingent earn-out shares can only be issued after the shareholders have approved an increase in the number of authorized shares of the Company.  Accordingly the 9,000,000 shares which have been earned are not recorded as outstanding of December 31, 2004.  The remaining 9,000,000 earn-out shares are contingent on the Company achieving production of 2,000 barrels of oil per day or its equivalent (approximately 12 million cubic feet of gas per day) prior to December 28, 2007.

The earn-out arrangement will be treated for accounting purposes as a stock dividend because the earn-out is payable to the shareholders of the accounting acquirer, BPZ-Texas.  Accordingly, except for an increase in the number of common shares outstanding, no accounting entry will be required.

Note 10 – Affiliate and Related Party Transactions

At December 31, 2003, the Company had a net receivable of $162,890 due from BPZ & Associates, Inc., which was the parent of the Company prior to the Merger.  Additionally, BPZ Energy, Inc. made additional cash payments to BPZ & Associates, Inc. totaling $789,501 prior to the Merger.  Of such payments, $370,000 relates to the acquisition of SMC Ecuador, Inc., of which $167,500 was paid to third parties and $202,500 was for the benefit of BPZ & Associates, Inc.  The remaining balance of $582,391 was attributable to personnel and office expenses incurred by BPZ & Associates, Inc. on behalf of BPZ-Texas and has been recorded as part of the Company’s general administrative expenses.

As reflected in the Merger Agreement, BPZ & Associates, Inc. retained a 10% overriding royalty interest in the four blocks in Peru consisting of Block Z-1, Block XIX, Area VI and Area XVI on which the Company has exclusive rights and licensing agreements for oil and gas exploration and production.  BPZ & Associates, Inc. is an entity controlled by certain officers and directors of the Company.  After further consideration, the principals of BPZ & Associates, Inc. concluded that it would be in the best interests of the Company and its shareholders to eliminate this overriding royalty interest and to put into place a more traditional management incentive plan based upon the results of the Company and other appropriate measures of Company success.  Accordingly, BPZ & Associates, Inc. has relinquished this 10% overriding royalty interest.

Note 11 – Income Taxes

There was no income tax expense or benefit for the years ended December 31, 2004 and 2003.  The following table reconciles income taxes at the statutory rate to the Company’s effective rate for the years ended December 31, 2004 and 2003:

	2004	2003

Benefit computed at the expected statutory rate	$(3,621,908)	$(32,154)
Less: valuation allowance	3,621,908	32,154
Income tax expense	$—	$—

Note 12 – Commitments and Contingencies

The Company has various obligations and commitments in connection with its properties in Peru.  At the current stage of operations, these obligations relate primarily to technical services and evaluations and are largely discretionary as to timing and amount.  The Company performs a significant amount of these technical services using its internal staff and systems.

In connection with its Block Z-1 property, the Company was obligated to post a $1,300,000 performance bond in January 2005.  In order to obtain the performance bond, the Company deposited an equivalent amount in a restricted account in a Peruvian bank.  To satisfy its performance obligation, the Company must drill at least one well before July 2006.  This well is currently budgeted to cost approximately $2,500,000.

The Company will continue to make commitments in the ordinary course of business as it pursues its development plans for the properties.

Note 13 – Legal Proceedings

Navidec, Inc. was advised in a letter dated February 24, 2004 that the SEC was conducting an informal inquiry to determine whether Navidec, Inc. had violated federal securities laws.  The SEC made an informal request that Navidec voluntarily produce certain documents, which were provided to the SEC in May 2004.  Based on the inquiries made and the information requested, the Company believes that the SEC’s investigation relates, at least in part, to the restatement of reported earnings for the first and second quarters of 2003 by Navidec, Inc.  This restatement was reported in Navidec, Inc.’s Form 10-Q for the third quarter of 2003 filed on December 11, 2003.

On December 22, 2004, the Company received notice that the SEC had issued an Order Directing a Private Investigation and Designating Officers to take Testimony, and would be conducting a formal investigation.  We are cooperating fully with the SEC and are in discussions with the Commission regarding this matter.  Although we intend to work to bring this matter to a prompt conclusion, we cannot make any assurance that the investigation will be solved positively or that it will not have negative effects on our limited resources or our ability to raise capital during the period of the investigation.

Note 14 – Minimum Lease Payments

The Company leases office space in Houston, Texas under a twelve-month renewable operating lease and in Lima, Peru under a month-to-month operating lease.  The Company assumed the lease for the Houston office in connection with the Merger.  Prior to September 2004, the lease was paid by BPZ & Associates, Inc.  Total rent expense incurred for the years ended December 31, 2004 and 2003 was approximately $18,000 and $4,600 respectively.

BPZ ENERGY, INC.

11,466,000 Shares of Common Stock

PROSPECTUS

                , 2006

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

Until                , 2006 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be requested to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Article 109 of Colorado Business Corporation Act and our Articles of Incorporation, we may indemnify our directors, officers, employees and agents and maintain liability insurance for those persons. Article 7-109-102 provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if the person’s conduct was in good faith. In the case of conduct in an official capacity with the corporation, the person may be indemnified if the person reasonably believed that such conduct was in the corporation’s best interests. In all other cases, the corporation may indemnify the person if the person reasonably believed that such conduct was at least not opposed to the corporation’s best interests. In the case of any criminal proceeding, the person may be indemnified if the person had no reasonable cause to believe the person’s conduct was unlawful.

Our Articles of Incorporation obligate us to indemnify our directors and officers to the fullest extent permitted under Colorado law. Additionally, our Articles of Incorporation and Bylaws grant us the authority to the maximum extent permitted by Colorado law to purchase and maintain insurance providing such indemnification.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses relating to the registration of the shares of common stock being offered hereby, other than underwriting discounts and commissions, will be borne entirely by us and not the selling stockholders. Such expenses are estimated to be as follows:

Item	Amount
SEC Registration Fee	$6,842
Transfer Agent Fee	—
Legal Fees	25,000
Printing and Engraving Fee	5,000
Accounting Fees	5,000
Total	$41,842

Note: The above costs are estimates.

RECENT SALES OF UNREGISTERED SECURITIES

On January 30, 2004, the Company closed a private placement of 564,500 units at $1 per unit, for total gross proceeds of $564,500.  Each unit consisted of one common share, one “A” Warrant and one “B” Warrant. The “A” Warrant is exercisable at $2.00 per share and the “B” Warrant is exercisable at $4.00 per share.

In July 2004, in connection with a Director’s Agreement, the Company issued options to acquire up to 1,000,000 shares of the Company’s common stock at an exercise price of $1.30 per share to the former Chief Executive Officer of Navidec, Inc., who was at the time a director of the Company.  See “Market for Common Stock and Related Stockholder Matters – Stock Options Issued Pursuant to Director’s Agreement” for further details about this stock option issuance.

On September 10, 2004, in connection with the Merger of Navidec and BPZ-Texas, the Company issued 9,000,000 shares of common stock in a stock for stock exchange to the shareholders of BPZ-Texas. This transaction is more fully described in “Business and Properties – Navidec Merger Transaction” included herein.  Also in connection with the Merger, the Company issued 662,149 shares of common stock to Navidec Financial Services, Inc. (“NFS”), an affiliate of the Company.

Pursuant to a Business Consulting Agreement entered into in connection with the Merger, the Company issued to NFS, an affiliate of the Company, fully vested warrants to purchase 1,500,000 shares of common stock at an exercise price of $2.00 per share.  Such warrants expire on July 31, 2006.  See “Market for Common Stock and Related Stockholder Matters – Warrants Issued Pursuant to Business Consulting Agreement” for further details about this transaction.

On September 29, 2004, the Company issued 500,000 shares of common stock to an individual in exchange for the retirement of $1,020,529 of debt.

As of September 30, 2004, the Company closed a private placement of common stock for cash that began on July 27, 2004. The offering raised a total of $6,000,000 in gross proceeds through the sale of 3,000,000 common shares at a price of $2.00 per share to a total of 78 accredited investors. The proceeds of the offering were approximately $5,507,000 after deducting placement agent fees of $360,000 and other offering expenses of $133,000.

On July 1, 2005 the Company issued 9,000,000 shares of common stock to the former shareholders of BPZ-Texas in connection with earn-out provisions in the Merger Agreement.  This transaction is more fully described in “Business and Properties – Navidec Merger Transaction” included herein.

On July 1, 2005, the Company issued 250,000 shares of common stock to acquire a 4% net working interest in the Santa Elena Property in Ecuador from an individual who had received the interest in connection with financing provided to the Company for the original acquisition of the property in June 2004.

On July 19, 2005, the Company completed a private placement of 11,466,000 shares of common stock, no par value, pursuant to a Stock Purchase Agreement dated July 19, 2005. The common stock was priced at $3.00 per share, which resulted in gross proceeds to the Company of approximately $34.4 million. Net proceeds from the private placement were $31.9 million. For its services as placement agent in connection with the transaction, Morgan Keegan & Company, Inc. received 7% of the gross proceeds from the offering and warrants to purchase 100,000 shares of the Company’s common stock at an exercise price of $3.00 per share. Such warrants expire on July 19, 2010.

On September 30, 2005, the Company issued 15,000 shares of common stock to an individual for financial management and consulting services performed.

On December 31, 2005 the Company issued 10,000 shares of common stock to an individual for legal consulting services performed.

The shares of common stock issued during the period were exempted from registration in reliance upon Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. Shares in the private placement were only offered to select accredited investors (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

EXHIBITS

No.	Description	Incorporated by Reference to a Previous SEC Filing by the Company (or Filed Herewith)
3.1	Third Amended and Restated Articles of Incorporation of BPZ Energy, Inc.	Exhibit 3.1 to Form SB-2/A filed on July 7, 2005 (SEC File No. 333-122816)

3.2	Amended and Restated Bylaws	Exhibit 3.2 to Form SB-2 filed on October 18, 1996 (SEC File Number 333-14497)

4.1	Form of Certificate of Common Stock of BPZ Energy, Inc.	Exhibit 4.1 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)

5.1	Opinion on Legality	Previously Filed as Exhibit 5.1 to Form SB-2 filed on July 27, 2005 (SEC File No. 333-126934)

10.1	Merger Agreement between Navidec, Inc. and BPZ Energy, Inc. dated July 8, 2004	Exhibit 10.1 to Form 8-K filed on July 13, 2004

10.2	Closing Agreement between Navidec, Inc. and BPZ Energy, Inc. dated September 8, 2004	Exhibit 10.1 to Form 8-K filed on September 14, 2004

10.3	License Contract from the Government of Peru for Block Z-1 dated November 30, 2001	Exhibit 10.5 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)

10.4	Amendment to License Contract from the Government of Peru for Block Z-1 dated February 3, 2005	Exhibit 10.5 to Form 10-KSB for the Year Ended December 31, 2004

10.5	License Contract from the Government of Peru for Block XIX dated December 12, 2003	Exhibit 10.6 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)

10.6	Technical Evaluation Agreement from the Government of Peru for Area VI dated December 12, 2003	Exhibit 10.7 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)

10.7	Stock Purchase Agreement dated July 19, 2005	Exhibit 10.1 to Form 8-K filed on July 22, 2005

16.1	Letter from Hein & Associates, LLP	Exhibit 16.1 to Form 8-K filed on November 18, 2004

21.1	Subsidiaries of the Small Business Issuer	Exhibit 21.1 to Form SB-2 filed on February 14, 2005 (SEC File No. 333-122816)

23.1	Consent of Accountant	Filed Herewith

23.2	Consent of Attorney	Included in Exhibit 5.1 (Previously Filed)

24.1	Power of Attorney	Previously Filed on the Signature Page to Form SB-2 filed on July 27, 2005 (SEC File No. 333-126934)

UNDERTAKINGS

The undersigned registrant hereby undertakes to:

1.                                       File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.                                       Include any prospectus required by section 10(a)(3) of the Securities Act;

b.                                      Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and not withstanding the foregoing, any increase or decrease in volume of securities offered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.                                       Include any additional or changed material information on the plan of distribution.

2.                                       For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.                                       File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.                                       Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has authorized this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned.

BPZ Energy, Inc.

/s/ MANUEL PABLO ZUNIGA-PFLUCKER
Manuel Pablo Zuniga-Pflucker
President, Chief Executive Officer and Director (Principal Executive Officer)
January 17, 2006

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ MANUEL PABLO ZUNIGA-PFLUCKER	/s/ RANDALL D. KEYS
Manuel Pablo Zuniga-Pflucker	Randall D. Keys
President, Chief Executive Officer and Director	Chief Financial Officer (Principal Accounting and Financial Officer)
January 17, 2006	January 17, 2006

*	*
Dr. Fernando Zuniga y Rivero	Gordon Gray
Director and Chairman of the Board	Director
January 17, 2006	January 17, 2006

*	*
Thomas Kelly	John J. Lendrum III
Director	Director
January 17, 2006	January 17, 2006

*	*
E. Barger Miller III	Dennis G. Strauch
Director	Director
January 17, 2006	January 17, 2006

* /s/ MANUEL PABLO ZUNIGA-PFLUCKER
Manuel Pablo Zuniga-Pflucker
Attorney-in-fact
January 17, 2006

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